Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                               __________________

             Delaware                 3829                     04-2209186
         (State or other        Primary Standard               (I.R.S.
         jurisdiction of           Industrial                  Employer
        incorporation or         Classification            Identification
          organization)           Code Number)                   No.)

                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

        Seth H. Hoogasian, Esquire             Joseph T. Ritchey, Esquire
        General Counsel                        Sirote & Permutt, P.C.
        Thermo Electron Corporation            2222 Arlington Ave. South
        81 Wyman Street                        Birmingham, Alabama  35205
        Waltham, Massachusetts  02254-9046

                             ______________________

             Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the
        following box.   [   ]

                             ______________________


                         CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
        Title of each                 Maximum     Maximum       Amount
        class of          Amount      Offering    Aggregate       of
        securities to      to be      Price Per   Offering     Registra-
        be registered    Registered   Share (1)   Price (1)    tion Fee
        -------------    ----------   ---------   ---------    --------

        Common Stock,    2,669,158     $6.387    $17,047,443   $5,879.00
        $1.00 par
        value per
        share

        ____________________

        (1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, based upon the book value as of September 30, 1994, the latest practicable date, of the securities to be canceled in the exchange.

                            _________________________

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PAGE

                           Thermo Electron Corporation
                                  Common Stock

                              Cross Reference Sheet
                    Between Items of Form S-4 and Prospectus


        Item                                       Location in Prospectus
        ----                                       ----------------------

        A.   Information About the Transaction

        1.   Forepart of the Registration
             Statement and Outside Front
             Cover Page of Prospectus..........      Outside Front Cover
                                                     Page; Cross
                                                     Reference Sheet

        2.   Inside Front and Outside Back
             Cover Pages of Prospectus.........      Inside Front Cover
                                                     Page; Table of
                                                     Contents; Available
                                                     Information

        3.   Risk Factors and Ratio of
             Earnings to Fixed Charges
             and Other Inormation.............       Summary

        4.   Terms of the Transaction.........       Summary; Special
                                                     Meeting; The
                                                     Merger; Comparison
                                                     of Rights of
                                                     Holders of Thermo
                                                     Common Stock and CRC
                                                     Common Stock;
                                                     Description of
                                                     Thermo's Capital
                                                     Stock; Certain
                                                     Federal Income Tax
                                                     Consequences

        5.   Pro Forma Financial
             Information.......................      Summary

        6.   Material Contacts with the
             Company Being Acquired............      The Merger;
                                                     Relationship and
                                                     Transactions between
                                                     Thermo and CRC

        7.   Additional Information Required
             for Reoffering by Persons Deemed
             to be Underwriters................      Not Applicable

        8.   Interests of Named Experts
PAGE
             and Counsel.......................      Experts; Legal
                                                     Opinions

        9.   Disclosure of Commission Position
             on Indemnification for Securities
             Act Liabilities...................      Not Applicable


        B.   Information About the Registrant

        10.  Information with Respect to S-3
             Registrants.......................      Available
                                                     Information;
                                                     Incorporation of
                                                     Certain Documents by
                                                     Reference; Summary;
                                                     Special Meeting; The
                                                     Merger; Comparison
                                                     of Rights of Holders
                                                     of Thermo Common
                                                     Stock and CRC Common
                                                     Stock; Description
                                                     of Thermo's Capital
                                                     Stock; Relationship
                                                     and Transactions
                                                     between Thermo and
                                                     CRC; Thermo and
                                                     CRC Managements;
                                                     Ownership of CRC
                                                     Common Stock and
                                                     Thermo Common Stock

        11.  Incorporation of Certain
             Information by Reference..........      Incorporation of
                                                     Certain Documents by
                                                     Reference

        12.  Information with Respect to S-2
             or S-3 Registrants................      Not Applicable

        13.  Incorporation of Certain
             Information by Reference..........      Not Applicable

        14.  Information with Respect to
             Registrants other than S-3
             or S-2 Registrants................      Not Applicable


        C.   Information about the Company Being Acquired
PAGE

        15.  Information with Respect to
             S-3 Companies.....................      Not Applicable

        16.  Information with Respect to
             S-2 or S-3 Companies..............      Not Applicable

        17.  Information with Respect to
             Companies Other than S-3 or S-2
             Companies.........................      Summary; Special
                                                     Meeting; The Merger;
                                                     Rights of Dissenting
                                                     Shareholders;
                                                     Comparison of Rights
                                                     of Holders of
                                                     Thermo Common Stock
                                                     and CRC Common
                                                     Stock; Relationship
                                                     and Transactions
                                                     between Thermo and
                                                     CRC; Management's
                                                     Discussion and
                                                     Analysis of
                                                     Financial Condition
                                                     and Results of
                                                     Operations of CRC;
                                                     Thermo and CRC
                                                     Managements;
                                                     Ownership of CRC
                                                     Common Stock and
                                                     Thermo Common Stock;
                                                     Certain
                                                     Relationships and
                                                     Related
                                                     Transactions; Index
                                                     to Financial
                                                     Statements

        D.   Voting and Management Information

        18.  Information if Proxies,
             Consents or Authorizations
             are to be Solicited...............      Summary; The
                                                     Meeting; The Merger;
                                                     Ownership of CRC
                                                     Common Stock and
                                                     Thermo Common Stock;
                                                     Approval of Amended
                                                     and Restated
                                                     Articles of
                                                     Incorporation;
                                                     Approval of the
                                                     Coleman Laboratories
                                                     Transaction; Other
                                                     Matters
PAGE

        19.  Information if Proxies,
             Consents or Authorizations
             are not to be Solicited or
             in an Exchange Offer..............      Not Applicable
PAGE

                                [CRC LETTERHEAD]



                                January __, 1995


        Dear Fellow Shareholders:

             Your are cordially invited to attend a Special Meeting of the Shareholders of Coleman Research Corporation ("CRC") to vote on the proposed acquisition of CRC by Thermo Electron Corporation ("Thermo") through the merger (the "Merger") of CRC with a wholly owned subsidiary of Thermo. Upon consummation of the Merger, you will receive in exchange for each share of CRC common stock that you own on the effective date of the Merger .1905695 shares of Thermo common stock. Based on the closing price of the Thermo common stock on the New York Stock Exchange on December 15, 1994, $43.00, the Merger is intended to provide $8.19 in value of Thermo common stock in exchange for each share of CRC common stock. However, the closing price of the Thermo common stock on the effective date of the Merger may be more or less than $43.00. Ten percent of the shares of Thermo common stock you would be entitled to receive in the Merger will be held in escrow to provide indemnification to Thermo against damages incurred as a result of any misrepresentations, breaches of warranties and breaches of covenants in connection with the Merger. See "THE MERGER -- Indemnification of Thermo; Escrow."

             At the Special Meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Merger. In addition, shareholders will be asked to approve the Amended and Restated Articles of Incorporation of CRC, which deletes a current provision in CRC's Articles of Incorporation, as amended, that limits stock ownership to employees of CRC, and to approve the assignment by CRC of its 49% interest in Coleman Laboratories, Ltd., a limited partnership ("Coleman L.P."), to entities related to Thomas J. Coleman or members of his family and the termination of CRC's relationship with Dr. Mohammed Katoot and MK Industries Inc. ("MKI") by assigning and selling to Coleman L.P. CRC's rights under certain agreements with Dr. Katoot and MKI and certain equipment currently used by MKI (the "Coleman Laboratories Transaction").

             The Special Meeting will be held at CRC's corporate offices located at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, on Thursday, February 23, 1995, beginning at 11:00 a.m. Eastern Standard Time.
PAGE

             Management believes the Merger and the related transactions are in the best interests of CRC and its shareholders and recommends that you vote FOR approval of these matters. For information concerning Management's reasons for making this recommendation, please read carefully the sections in the enclosed Proxy Statement/Prospectus entitled "THE MERGER," "APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION" and "APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION."

             It is very important that your shares be represented at the Special Meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will insure that your shares are represented at the Special Meeting.

                                           Yours very truly,


                                           James B. Morrison
                                           President
PAGE

                               __________________


                          COLEMAN RESEARCH CORPORATION

                             201 South Orange Avenue
                                   Suite 1300
                             Orlando, Florida, 32801

                                 (407) 244-3700

                               __________________


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 1995

                               __________________


        To the Holders of Common Stock of
        COLEMAN RESEARCH CORPORATION:

             NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of Coleman Research Corporation, a Florida corporation ("CRC"), will be held at the corporate offices of CRC, located at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, on Thursday, February 23, 1995, at 11:00 a.m. Eastern Standard Time for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:

             1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated January __, 1995 (the "Merger Agreement"), among CRC, Thermo Electron Corporation, a Delaware corporation ("Thermo"), and CRC Acquisition Corp. ("Acquisition Corp."), a Delaware corporation which is a wholly owned subsidiary of Thermo, providing, among other things, for the merger of Acquisition Corp. with and into CRC (the "Merger") pursuant to which each share of CRC's common stock, $.001 par value per share ("CRC Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected) will be converted into .1905695 shares of Thermo's common stock, $1.00 par value per share ("Thermo Common Stock"), and CRC will become a wholly owned subsidiary of Thermo, all as more fully described in the accompanying Proxy Statement/ Prospectus. A copy of the Merger Agreement (including the principal exhibits thereto) is attached as APPENDIX I to the accompanying Proxy Statement/Prospectus.
PAGE

             2. To approve the Amended and Restated Articles of Incorporation of CRC (the "Amended Articles"), which deletes a current provision in CRC's Articles of Incorporation, as amended, that limits stock ownership to employees of CRC. A copy of the Amended Articles is attached as APPENDIX II to the accompanying Proxy Statement/Prospectus.

             3. To approve the assignment by CRC of its 49% interest in Coleman Laboratories, Ltd., a limited partnership ("Coleman L.P."), to entities related to Thomas J. Coleman or members of his family and the termination of CRC's relationship with Dr. Mohammed Katoot and MK Industries Inc. ("MKI") by assigning and selling to Coleman L.P. CRC's rights under certain agreements with Dr. Katoot and MKI and certain equipment currently used by MKI (the "Coleman Laboratories Transaction").

             4. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

             The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, and any adjournments or postponements thereof, is January 25, 1995 (the "Record Date"). Only holders of record of shares of CRC Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. A list of CRC shareholders entitled to vote at the Special Meeting will be available, during normal business hours, at CRC's corporate offices, 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, for 10 days prior to the Special Meeting for examination by any CRC shareholder for purposes germane to the Special Meeting.

             Holders of CRC Common Stock have a right to dissent from the Merger, and if the Merger is consummated, to receive "fair value" for their shares in cash by complying with the provisions of Florida law, including Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act, the full text of which is attached as APPENDIX IV to the Proxy Statement/Prospectus accompanying this Notice of Special Meeting.

             Your vote is very important regardless of how many shares of CRC Common Stock you own. Regardless of whether you plan to attend the Special Meeting, you are requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. If you are present at the Special Meeting or any adjournments or postponements thereof, you may revoke your Proxy and vote personally on the matters properly brought before the Special Meeting.

                                      By Order of the Board of Directors
PAGE

                                      Harriett C. Coleman
                                      Secretary and Treasurer

        January __, 1995

                               __________________


                   PLEASE SIGN AND DATE THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                               __________________


              PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME


                               ------------------
PAGE

                 SUBJECT TO COMPLETION - DATED DECEMBER 30, 1994


             INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
        THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                           PROXY STATEMENT/PROSPECTUS
                               __________________

                                 PROXY STATEMENT

                          COLEMAN RESEARCH CORPORATION
                             201 South Orange Avenue
                                   Suite 1300
                              Orlando Florida 32801
                                 (407) 244-3700
                               __________________

                                   PROSPECTUS

                           THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                                 P. O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (617) 622-1000

                        2,669,158 Shares of Common Stock,
                                 $1.00 par value

                               __________________

             This Proxy Statement/Prospectus is being furnished to shareholders of Coleman Research Corporation, a Florida corporation ("CRC"), in connection with the proposed merger (the "Merger") of CRC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), which is a wholly owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo"), with and into CRC, pursuant to an Agreement and Plan of Merger by and among Thermo, Acquisition Corp. and CRC dated January __, 1995 (the "Merger Agreement").

             See "THE MERGER" for a description of the terms and conditions of the Merger.


                                        1
PAGE

             All information in this Proxy Statement/Prospectus
        concerning Thermo and Acquisition Corp. has been supplied by Thermo. All information contained in this Proxy Statement/ Prospectus concerning CRC has been supplied by CRC.
                               __________________


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               __________________

             This Proxy Statement/Prospectus were first furnished to
                shareholders of CRC on or about January __, 1995.






































                                        2
PAGE

                                TABLE OF CONTENTS
                                -----------------


        AVAILABLE INFORMATION                                        6

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE              7

        SUMMARY                                                      9

             The Special Meeting                                     9
             The Merger                                             10
             Rights of Dissenting Shareholders                      13
             Business of Thermo and Acquisition Corp.               13
             Business of CRC                                        13
             Market Prices                                          14
             Ownership of Securities                                14
             Resale of Thermo Common Stock
                  Received in the Merger; Affiliates                15
             Accounting Treatment; Regulatory Approvals             15
             Certain Federal Income Tax Consequences                16
             Selected Financial Data of Thermo                      17
             Selected Financial Data of CRC                         20
             Unaudited Pro Forma Combined Selected
                  Financial Data                                    22

        SPECIAL MEETING                                             25

             General                                                25
             Purposes; Recommendation of CRC Board of
                  Directors and Management                          25
             Record Date                                            26
             Votes Required                                         26
             Voting and Revocation of Proxies                       27
             Solicitation of Proxies                                27
             Dissenters' Rights                                     28


                               -- PROPOSAL ONE --

        THE MERGER                                                  28

             Background of the Merger and Related Matters           28
             Thermo's Reasons for the Merger                        30
             CRC's Reasons for the Merger                           31
             Structure and Terms of the Merger                      33
             Assumption of CRC Stock Options                        33
             Indemnification of Thermo; Escrow                      34
             Procedure for Exchange of Shares;
                  Fractional Shares                                 36
             Management and Operations of CRC
                  After the Merger                                  37
             Effective Date                                         37
                                        3
PAGE

             Conditions to Consummation of the Merger               37
             Conduct of CRC's Business Pending the Merger           39
             Noncompetition Agreement                               41
             Accounting Treatment                                   41
             Regulatory Approvals                                   41
             Resale of Thermo Common Stock Received
                  in the Merger; Affiliates                         42
             Termination, Amendments and Expenses                   42
             Certain Effects of the Merger                          43
             Interests of Certain Persons in the Merger             44
             Certain Employee Benefit Matters                       44

        RIGHTS OF DISSENTING SHAREHOLDERS                           46

        COMPARISON OF RIGHTS OF HOLDERS OF THERMO
             COMMON STOCK AND CRC COMMON STOCK                      48

        DESCRIPTION OF THERMO'S CAPITAL STOCK                       62

        RELATIONSHIP AND TRANSACTIONS BETWEEN
             THERMO AND CRC                                         63

        BUSINESS OF CRC                                             64

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF
             OPERATIONS OF CRC                                      66

        THERMO AND CRC MANAGEMENTS                                  69

             Executive Officers and Directors of CRC                69
             Thermo Executive Officers and Directors
                  and Executive Compensation                        70

        OWNERSHIP OF CRC COMMON STOCK AND THERMO
             COMMON STOCK                                           71

             Ownership of CRC Common Stock                          71
             Ownership of Thermo Common Stock                       73

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS              74

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES                     74

        EXPERTS                                                     76

        LEGAL OPINIONS                                              76


                                --PROPOSAL TWO --

        APPROVAL OF AMENDED AND RESTATED
             ARTICLES OF INCORPORATION                              76

                                        4
PAGE

                              -- PROPOSAL THREE --

        APPROVAL OF THE COLEMAN LABORATORIES
             TRANSACTION                                            77

        OTHER MATTERS                                               78

        PROPOSALS OF STOCKHOLDERS                                   78

        INDEX TO FINANCIAL STATEMENTS                               F-1


        APPENDIX I -  Merger Agreement

             Principal Exhibits to Merger Agreement

                  Exhibit B - Indemnification and Stock Escrow Agreement Exhibit C - Form of Affiliate Agreement
                  Exhibit E - Noncompetition Agreement between Thomas J.
                              Coleman and CRC

        APPENDIX II - Form of Amended and Restated Articles of
                      Incorporation of CRC

        APPENDIX III - Form of Assignment Agreement with respect to the
                       Coleman Laboratories Transaction

        APPENDIX IV - Sections 607.1301, 607.1302 and 607.1320 of the
                      Florida Business Corporation Act
























                                        5
PAGE

                              AVAILABLE INFORMATION

             Thermo is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Thermo with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, Thermo's Common Stock is listed on the New York Stock Exchange, and the reports, proxy statements and other information filed by Thermo with the Commission can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

             Thermo has filed with the Commission a Registration Statement of Form S-4 under the Securities Act of 1933, as amended, with respect to the Thermo Common Stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits filed as a part thereof for further information with respect to Thermo and the Thermo Common Stock offered hereby, and any statement herein concerning any exhibit is qualified in all respects by the provisions of such exhibit.

             No person is authorized to give any information or to make any representations, other than those contained in this Proxy Statement/Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied on as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which it relates in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Thermo, Acquisition Corp. or CRC since the date hereof.

             CRC is not subject to the informational requirements of the Exchange Act. Copies of CRC's Articles of Incorporation and By-Laws, each as amended, are available without charge, upon written or oral request, from Coleman Research Corporation, 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801,
        Attention: Secretary; telephone:  (407) 244-3700.  In order to

                                        6
PAGE
        ensure timely delivery of the documents requested, any such request should be made by February __, 1995.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

             This Proxy Statement/Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to Thermo, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046, Attention: Sandra L. Lambert, Esq., Secretary; telephone: (617) 622-1000. In order to ensure timely delivery of the documents requested, any such request should be made by February __, 1995.

             The following documents previously filed by Thermo with the Commission are incorporated in this Proxy Statement/Prospectus by reference:

             (1) Thermo's Annual Report on Form 10-K for the fiscal year ended January 1, 1994.

             (2) Thermo's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994.

             (3) Thermo's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1994.

             (4) Thermo's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1994.

             (5) Thermo's Registration Statement on Form 8-A, relating to Thermo's Common Stock, as amended.

             (6) Thermo's Registration Statement on Form 8-A, relating to Thermo's Preferred Stock Purchase Rights, as amended.

             All reports and other documents subsequently filed by Thermo pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting of Shareholders of CRC shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes
                                        7
PAGE
        such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement/Prospectus.

                               __________________


             This Proxy Statement, which is being furnished to the shareholders of CRC, also constitutes the Prospectus of Thermo for the issuance of Thermo Common Stock. Each person who controls or who is under common control with CRC at the time the Merger is submitted for a vote of the CRC shareholders may, in connection with any distribution of the Thermo Common Stock received in the Merger, be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, unless such stock is sold pursuant to paragraph (d) of Rule 145 promulgated under such Act, pursuant to an effective registration statement filed under such Act with respect to such sales or pursuant to another applicable exemption therefrom. This Proxy Statement/Prospectus does not cover any resales of the Thermo Common Stock received by such CRC shareholders upon consummation of the Merger, and no person is authorized to make any use of the Proxy Statment/Prospectus in connection with any such resale.
        See "THE MERGER -- Resale of Thermo Common Stock Received in the Merger; Affiliates."





























                                        8
PAGE

                                     SUMMARY

             The following is a summary of certain information contained in this Proxy Statement/Prospectus concerning the proposed merger (the "Merger") of CRC Acquisition Corp., a Delaware corporation ("Acquisition Corp.") which is a wholly owned subsidiary of Thermo Electron Corporation, a Delaware corporation ("Thermo"), with and into Coleman Research Corporation, a Florida corporation ("CRC"). Acquisition Corp. has been formed specifically for the purpose of carrying out the Merger. It is anticipated that the Merger will be consummated on or about February 23, 1995 (the "Effective Date"). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of this Proxy Statement/Prospectus, including the exhibits hereto. Each shareholder is, therefore, urged to read the entire Proxy Statement/Prospectus with care.

        The Special Meeting

             The Special Meeting. A Special Meeting of Shareholders of CRC will be held on Thursday, February 23, 1995, at 11:00 a.m. Eastern Standard Time at the corporate offices of Coleman Research Corporation, 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801 (the "Special Meeting"). Shareholders of record at the close of business on January 25, 1995 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. The date of the mailing of this Proxy Statement/ Prospectus to shareholders of CRC will be on or about January 25, 1995. At the close of business on the Record Date, there were outstanding and entitled to vote 13,074,427 shares of common stock, $.001 par value, of CRC (the "CRC Common Stock").

             The purpose of the Special Meeting is (i) to vote upon a proposal to approve an Agreement and Plan of Merger dated January __, 1995 (the "Merger Agreement"), entered into by and among Thermo, Acquisition Corp. and CRC, pursuant to which Acquisition Corp. will merge with and into CRC, and Thermo will become the owner of all the issued and outstanding shares of CRC Common Stock (see "THE MERGER"); (ii) to approve the Amended and Restated Articles of Incorporation of CRC (the "Amended Articles"), which deletes a current provision in CRC's Articles of Incorporation, as amended, that limits stock ownership to employees of CRC (see "APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION"); and (iii) to approve the assignment by CRC of its 49% interest in Coleman Laboratories, Ltd., a limited partnership ("Coleman L.P."), to entities related to Thomas J. Coleman or members of his family and the termination of CRC's relationship with Dr. Mohammed Katoot and MK Industries Inc. ("MKI") by assigning and selling to Coleman L.P. CRC's rights under certain agreements with Dr. Katoot and MKI and certain equipment currently used by MKI (the "Coleman Laboratories Transaction") (see "APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION"). The Merger Agreement (including the principal exhibits thereto), the Amended Articles and the Form of
                                        9
PAGE

        Assignment Agreement with respect to the Coleman Laboratories Transaction are attached to this Proxy Statement/Prospectus as APPENDIX I, APPENDIX II and APPENDIX III, respectively.

             Required Vote. Approval of both the Merger Agreement and the Amended Articles requires the affirmative vote of the holders of a majority of the outstanding shares of CRC Common Stock. Approval of the Coleman Laboratories Transaction requires the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting, excluding the shares beneficially owned by Thomas J. Coleman and members of his family. Certain CRC shareholders, who own an aggregate of 8,026,330 shares of CRC Common Stock, constituting approximately 61% of such shares outstanding, have agreed to vote all shares of CRC Common Stock held by them in favor of the Merger Agreement and the Amended Articles. Certain CRC shareholders, who own an aggregate of 2,456,533 shares of CRC Common Stock, constituting approximately 33% of the shares of CRC Common Stock outstanding (excluding shares beneficially owned by Thomas J. Coleman and members of his family), have agreed to vote all shares of CRC Common Stock held by them in favor of the Coleman Laboratories
        Transaction.   The approval of the Coleman Laboratories
        Transaction is a condition of Thermo's obligation to consummate the Merger. Accordingly, Thermo reserves the right to terminate the Merger Agreement and to decline to consummate the Merger in the event that the Coleman Laboratories Transaction is not approved by CRC shareholders. See "SPECIAL MEETING -- Votes Required" and "THE MERGER -- Interests of Certain Persons in the Merger."

        The Merger

             Effective Date. The Merger shall become effective upon the later of the date of filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the Delaware General Corporation Law and the date of filing of Articles of Merger with the Secretary of State of the State of Florida pursuant to Section 607.1107 of the Florida Business Corporation Act (the "Effective Date"). It is anticipated that the Effective Date will be on or about February 23, 1995.

             Exchange of Shares; Fractional Shares. Upon consummation of the Merger, each outstanding share of CRC Common Stock (other than shares held in CRC's treasury and shares with respect to which statutory dissenters' rights are perfected) will be converted into the right to receive .1905695 shares of Thermo common stock, $1.00 par value (the "Thermo Common Stock"), and Thermo will become the owner of all of the issued and outstanding shares of CRC Common Stock. No fractional shares of Thermo Common Stock will be issued in connection with the Merger. Any CRC shareholder otherwise entitled to a fractional share of Thermo Common Stock as a result of the Merger shall receive cash in lieu thereof, without interest, in an amount determined by
                                       10
PAGE
        multiplying such CRC shareholder's fractional interest by the closing price of Thermo Common Stock as reported on the New York Stock Exchange on the Effective Date. See "THE MERGER -- Procedure for Exchange of Shares; Fractional Shares."

             Based on the number of outstanding shares of CRC Common Stock as of the Record Date, and assuming that (i) no CRC shareholders exercise appraisal rights and (ii) no options to purchase CRC Common Stock are exercised prior to the Merger, approximately 2,491,588 shares of Thermo Common Stock will be issued to former CRC shareholders upon the consummation of the Merger. As a result, a total of approximately 53,349,065 shares of Thermo Common Stock will then be outstanding, of which approximately 2,491,588 shares, representing 4.67% of the total, will be held by former holders of CRC Common Stock.

             Assumption of CRC Stock Options. At or prior to the Effective Date, Thermo and CRC shall take all action necessary to cause the assumption by Thermo as of the Effective Date of the options to purchase CRC common stock outstanding as of the Effective Date (the "CRC Options"). Each of the CRC Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Thermo Common Stock as of the Effective Date. As of the Record Date, 931,786 shares of CRC Common Stock were subject to outstanding CRC Options, which would be equivalent to approximately 177,570 shares of Thermo Common Stock after conversion. See "THE MERGER -- Assumption of CRC Stock Options."

             Indemnification of Thermo; Escrow. Ten percent of the shares of Thermo Common Stock issued in the Merger, including shares to be issued to the CRC 401(k) Employee Stock Ownership Plan, will be delivered into escrow (the "Escrowed Shares") and held pursuant to the Indemnification and Stock Escrow Agreement attached as Exhibit B to the Merger Agreement (the "Escrow Agreement"). The Escrowed Shares will be reserved to provide indemnification to Thermo against damages incurred as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement, the Escrow Agreement and the other agreements executed in connection therewith, and to satisfy claims of Thermo arising as a result of the Merger Agreement, the Escrow Agreement and such other agreements. See
        Article 3 of the Merger Agreement and Section 4 of the Escrow Agreement for a description of the representations and warranties that are covered by the Escrow Agreement. In the event Thermo has an appropriate claim for indemnification, shares of Thermo Common Stock will be returned to Thermo in satisfaction of the claim. However, Thermo will be entitled to indemnification only if and when the total of all Indemnifiable Amounts exceeds $500,000, at which point Thermo will be entitled to indemnification for all Indemnifiable Amounts, and not just those in excess of $500,000. The Escrow Agreement requires the escrow agent to deliver to the shareholders the Escrowed Shares remaining in escrow one year after the Effective Date, except
                                       11
PAGE
        that if there is a claim by Thermo at or prior to such date, the Escrow Agent will retain Escrowed Shares in an amount sufficient to cover such claims until they are resolved. See "THE MERGER -- Indemnification of Thermo; Escrow."

             Conditions to the Merger. The consummation of the Merger is conditioned upon, among other things, (i) approval of the Merger and the adoption of the Merger Agreement by CRC Shareholders,
        (ii) the holders of not more than 3% of the shares of CRC Common Stock having demanded their right to an appraisal of their CRC Common Stock, and (iii) the representations and warranties of each party to the Merger Agreement being true and correct as of the Effective Date and the satisfaction of certain other conditions. The Merger Agreement may be terminated by the mutual consent of the Boards of Directors of Thermo and CRC. If the Merger is not consummated, CRC intends to operate in substantially the same manner as it has in the past. Any of the conditions to the Merger may be waived at any time prior to the Merger by the party or parties to the Merger Agreement benefiting from such conditions. However, no assurance can be given that any of such parties will determine to waive any unfulfilled conditions. See "THE MERGER -- Conditions to Consummation of the Merger."

             Certain Effects of the Merger. If the Merger is consummated, the holders of CRC Common Stock (other than holders of shares with respect to which dissenters' rights are perfected) will exchange their shares of stock for Thermo Common Stock. The rights of CRC shareholders, which are presently governed by Florida law and by the Articles of Incorporation and the By-laws of CRC, each as amended, will be governed by Delaware law and the Amended and Restated Certificate of Incorporation and By-laws of Thermo. Certain differences in the rights of CRC shareholders will arise as a result of this change in governing law as well as from distinctions between the Articles of Incorporation and By-laws of CRC, as amended, and the Amended and Restated Certificate of Incorporation and By-laws of Thermo. See "THE MERGER -- Certain Effects of the Merger" and "COMPARISON OF RIGHTS OF HOLDERS OF THERMO COMMON STOCK AND CRC COMMON STOCK."

             Interests of Certain Persons in the Merger. Upon consummation of the Merger, Mr. Thomas J. Coleman, the sole member of CRC's Board of Directors, will resign, and Thermo will name certain senior employees of Thermo and of CRC to CRC's Board. Thermo intends that certain of the existing officers of CRC will retain their offices after the Effective Date, but may also appoint additional officers of CRC. See "THE MERGER -- Interests of Certain Persons in the Merger," THERMO AND CRC MANAGEMENTS -- CRC Executive Officer and Director Compensation" and "APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION."

        Rights of Dissenting Shareholders


                                       12
PAGE

             Under Florida law, shareholders who have not voted for the Merger Agreement (collectively, "Dissenting Shareholders"), may, under varying circumstances, receive cash in the amount of the fair market value (as determined by agreement with CRC or by court) of their shares in lieu of the shares of Thermo Common Stock they would otherwise receive in the Merger. Such Dissenting Shareholders must (i) deliver to CRC, before the vote on the Merger Agreement is taken at the Special Meeting, written notice of such Dissenting Shareholders' intent to demand payment for their shares of CRC Common Stock and (ii) not vote such shares of CRC Common Stock in favor of the Merger Agreement. Dissenting Shareholders must also comply with the other requirements of Section 607.1320 of the Florida Business Corporation Act, the full text of which is attached to this Proxy Statement/Prospectus as APPENDIX IV. Any deviation from or failure to comply with all such requirements may result in the forfeiture of the rights of Dissenting Shareholders. See "RIGHTS OF DISSENTING SHAREHOLDERS."

        Business of Thermo and Acquisition Corp.

             Thermo and its subsidiaries develop, manufacture and market analytical and environmental-monitoring instruments, alternative-energy systems, industrial process equipment, biomedical products and various devices based on advanced technologies. Thermo and its subsidiaries also provide environmental engineering and analytical laboratory services.

             Acquisition Corp. was formed specifically for the purpose of effecting the transactions contemplated by the Merger Agreement. It is not anticipated that prior to the Merger, Acquisition Corp. will have any significant assets or liabilities other than its rights and obligations under the Merger Agreement, or that Acquisition Corp. will engage in any activities other than those incidental to its formation and the transactions contemplated by the Merger Agreement.

             The principal executive offices of Thermo and Acquisition Corp. are located at 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000). See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

        Business of CRC

             CRC was formed in October 1980 to provide systems integration, systems engineering and analytical services to both government and industry. From its inception, with a core expertise in systems engineering, simulation and modeling, and analysis, CRC has built a broad-based expertise in defense and environmental systems engineering disciplines and in other research areas such as pharmaceutical studies and information systems. CRC is headquartered in Orlando, Florida, and has technical operations in Orlando, Florida; the Washington DC area;
                                       13
PAGE

        Huntsville, Alabama; Idaho Falls, Idaho; and Charleston, South Carolina; as well as other locations throughout the United States.

             The principal executive offices of CRC are located at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801
        (telephone number: (407) 244-3700). See "BUSINESS OF CRC" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        Market Prices

             The high, low and closing prices of Thermo's Common Stock on the New York Stock Exchange Composite Transactions Tape on August 9, 1994, the date preceding the public announcement of the proposed Merger, were $41 1/4, $41 and $41 1/8, respectively.
        The high, low and closing prices of Thermo's Common Stock on the New York Stock Exchange Composite Transactions Tape on December 15, 1994 were $43.75, $42.625 and $43.00, respectively.
        Shareholders of CRC are urged to obtain current quotations for the Thermo Common Stock.

             The CRC Common Stock is not currently, and has never previously been, traded on any established public market. Price quotations for CRC Common Stock are, therefore, not available. CRC's Articles of Incorporation, as amended, require CRC to obtain an annual appraisal of the CRC Common Stock as of December 31 of each year. The appraised value of the CRC Common Stock is deemed to be effective as of July 1 of the subsequent year. The appraised values of the CRC Common Stock as of December 31, 1992 and December 31, 1993 were $3.00 and $5.11 per share, respectively ($15.74 and $26.81 on an equivalent per share basis assuming an exchange ratio of .1905695 shares of Thermo Common Stock for each share of CRC Common Stock).

             As of December 15, 1994, there were 6,242 record holders of Thermo Common Stock and 432 record holders of CRC Common Stock.

        Ownership of Securities

             At the Record Date, there were a total of 13,074,427 shares of CRC Common Stock outstanding. Accordingly, the Merger will be approved if 6,537,214 shares of CRC Common Stock are voted in favor of the Merger. As of the Record Date, CRC's sole director, CRC's executive officers, and their respective affiliates held, directly or indirectly, 8,026,330 shares of CRC Common Stock, or approximately 61% of the shares of CRC Common Stock outstanding as of such date. In addition, options to purchase 931,786 shares of CRC Common Stock were outstanding on the Record Date, the average exercise price of which was $2.32 per share. See "THE MERGER -- Interests of Certain Persons in the Merger" and "OWNERSHIP OF CRC COMMON STOCK AND THERMO COMMON STOCK."

             At the date hereof approximately 5.65% of the shares of outstanding Thermo Common Stock entitled to vote are held by
                                       14
PAGE
        directors and executive officers of Thermo and their affiliates. The vote of stockholders of Thermo is not required to approve the Merger Agreement or to consummate the Merger. See "THE MERGER -- Background of the Merger and Related Matters."

        Resale of Thermo Common Stock Received in the Merger; Affiliates

             Certain officers, directors and principal shareholders of CRC have agreed that, until such time as financial results covering at least thirty days of combined operations of CRC and Thermo have been published by Thermo, they will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of any shares of Thermo Common Stock received by them pursuant to the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. See "THE MERGER -- Resale of Thermo Common Stock Received in the Merger; Affiliates."

             The Registration Statement and this Proxy Statement/ Prospectus do not relate to or cover the resale after the Effective Date of shares of Thermo Common Stock issued to certain shareholders of CRC in the Merger who may be deemed to be "affiliates" of CRC and thus "underwriters" within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale. Such securities may not be publicly reoffered or resold by such persons except pursuant to an effective registration statement under the Securities Act or pursuant to another applicable exemption therefrom. For this purpose, the term "affiliate" means any person who, directly, or indirectly through one or more intermediaries, possesses the power to direct or cause the direction of the management and policies of CRC, whether through the ownership of CRC Common Stock, by contract, or otherwise.

        Accounting Treatment; Regulatory Approvals

             The Merger is expected to meet all of the conditions for pooling-of-interests accounting. It is a condition to the obligation of Thermo to consummate the Merger that Thermo shall have received an opinion from Thomas, Beck & Zurcher, P.A., CRC's independent accountants, to the effect that Thomas, Beck & Zurcher, P.A. is not aware of any fact concerning CRC that would preclude Thermo from accounting for the Merger as a pooling-of-interests.

             The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "Antitrust Improvements Act"), which provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice
                                       15
PAGE

        (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. Thermo and CRC have filed the required information and material with the Antitrust Division and the FTC and the applicable waiting period terminated on January __, 1995. Termination of the waiting period does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that such a challenge, if made, would not be successful; however, neither Thermo nor CRC believes that the Merger will violate the antitrust laws. Any such action taken or threatened prior to the consummation of the Merger could relieve Thermo or CRC of their respective obligations to consummate the Merger. See "THE MERGER."

             Except for the Antitrust Improvements Act filings, and filings with the Secretary of State of the States of Delaware and Florida, no federal or state regulatory approvals are required in order to consummate the Merger.

        Certain Federal Income Tax Consequences

             The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither CRC nor Thermo intend to request a ruling from the Internal Revenue Service with respect to the Merger. Assuming that the Merger is a tax-free reorganization, (i) no gain or loss will be recognized by Thermo or CRC and (ii) no gain or loss will be recognized by shareholders of CRC other than shareholders perfecting statutory dissenters' rights or in connection with the cash settlement of fractional shares. If the Merger fails to qualify as a reorganization under Section 368(a) of the Code, on the Effective Date each shareholder of CRC will recognize gain or loss on the exchange of his CRC Common Stock for Thermo Common Stock. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Holders of CRC Common Stock are urged to consult with their tax advisers to determine the particular tax consequences of the Merger to them.
















                                       16
PAGE

                                       Thermo Electron Corporation
                                      Selected Financial Information

     The selected financial information presented below as of and for the fiscal years ended December 30,
1989, December 29, 1990, December 28, 1991, January 2, 1993 and January 1, 1994 has been derived from
Thermo's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon. This information should be read in conjunction with Thermo's Consolidated Financial Statements and related notes incorporated by reference herein. The selected financial information for the nine-month periods ended October 2, 1993 and October 1, 1994 has not been audited but, in the opinion of Thermo, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the nine-month period ended October 1, 1994 are not necessarily indicative of results for the entire year.
                                                                                      Nine Months Ended
                                                 Fiscal Year                        ---------------------
                            ----------------------------------------------------     Oct. 2,      Oct. 1,
                                1989   1990(a)     1991(b)    1992(c)    1993(d)       1993       1994(f)
                            --------  -------- ----------- ----------  ---------   ---------  -----------
                                             (In thousands except per share amounts)
Statement of Income Data:
Revenues                    $622,989  $720,683 $  805,484  $  948,972  $1,249,718  $  911,592 $1,151,896
                            --------  -------- ----------  ----------  ----------  ---------- ----------
Costs and Expenses:
  Cost of products and
    services                 424,162   465,325    533,620     608,975     755,493     556,467    676,315
  Expenses for research
    and development and
    new lines of business     46,458    54,010     52,609      62,343      87,027      64,842     75,372
  Selling, general and
    administrative
    expenses                 130,041   163,034    177,304     209,392     283,590     204,667    273,683
  Costs associated with
    divisional and product
    restructuring              2,175     1,001      3,709           -       8,261       5,845        650
                            --------  -------- ----------  ----------  ----------  ---------- ----------
                             602,836   683,370    767,242     880,710   1,134,371     831,821  1,026,020
                            --------  -------- ----------  ----------  ----------  ---------- ----------
17PAGE

                                       Thermo Electron Corporation
                                Selected Financial Information (continued)
                                                                                      Nine Months Ended
                                            Fiscal Year                              --------------------
                           -----------------------------------------------------     Oct. 2,      Oct. 1,
                              1989     1990(a)   1991(b)     1992(c)     1993(d)        1993      1994(f)
                           -------     -------   -------   --------     --------     -------     --------
                                               (In thousands except per share amounts)

Gain on Issuance of Stock
  by Subsidiaries            16,785     20,337     27,367      30,212     39,863      25,179       21,284
Other Income (Expense), Net   3,331      2,219     13,564       3,496    (24,091)     (6,274)       1,285
                            -------    -------    -------    --------   --------     -------     --------
Income Before Income
  Taxes, Minority Interest
  and Change in Accounting
  Principle                  40,269     59,869     79,173     101,970    131,119      98,676      148,445
Provision for Income Taxes   10,420     17,759     24,850      27,474     33,400      29,900       50,956
Minority Interest Expense     3,315      7,144      7,269      13,902     21,086      14,799       23,054
                            -------    -------    -------    --------   --------     -------     --------
Income Before Change in
  Accounting Principle       26,534     34,966     47,054      60,594     76,633      53,977       74,435
Change in Accounting
  Principle, Net of Tax (e)       -          -          -       1,438          -           -            -
                            -------    -------    -------    --------   --------     -------     --------
Net Income                  $26,534    $34,966    $47,054    $ 59,156   $ 76,633     $53,977     $ 74,435
                            =======    =======    =======    ========   ========     =======     ========

Earnings per Share Before
  Change in Accounting
  Principle:
    Primary                 $   .86    $  1.09    $  1.31    $   1.51   $   1.75     $  1.27     $   1.53
                            =======    =======    =======    ========   ========     =======     ========
    Fully Diluted           $   .84    $  1.03    $  1.23    $   1.41   $   1.57     $  1.14     $   1.34
                            =======    =======    =======    ========   ========     =======     ========
Earnings Per Share:
    Primary                 $   .86    $  1.09    $  1.31    $   1.48   $   1.75     $  1.27     $   1.53
                            =======    =======    =======    ========   ========     =======     ========
    Fully Diluted           $   .84    $  1.03    $  1.23    $   1.38   $   1.57     $  1.14     $   1.34
                            =======    =======    =======    ========   ========     =======     ========
Weighted Average Shares:
    Primary                  30,859     32,017     35,836      40,049     43,779      42,487       48,677
                            =======    =======    =======    ========   ========     =======     ========
    Fully Diluted            35,425     36,992     41,711      47,163     55,520      54,283       64,007
                            =======    =======    =======    ========   ========     =======     ========
18PAGE

                                       Thermo Electron Corporation
                                Selected Financial Information (concluded)
                                                                                      Nine Months Ended
                                           Fiscal Year                              ---------------------
                          ------------------------------------------------------      Oct. 2,     Oct. 1,
                              1989     1990(a)     1991(b)     1992(c)    1993(d)        1993     1994(f)
                          --------    --------  ----------  ---------   ---------   ---------  ----------
                                              (In thousands except per share amounts)
Balance Sheet Data
  (at end of period):
Working Capital            $275,997   $241,440 $  463,465  $  503,364  $  828,297  $  795,508 $1,133,107
Total Assets                664,054    904,372  1,199,491   1,818,265   2,473,710   2,284,952  2,975,037
Net Assets Related to
  Construction Projects           -          -     29,379      23,814       9,391      28,870          -
Long-term Obligations       176,912    210,014    254,969     494,152     647,461     527,241  1,066,700
Common Stock of Subsid-
  iaries Subject to
  Redemption                 13,102      8,724      5,486       5,468      14,511      19,906     14,730
Shareholders' Investment    226,376    310,212    480,942     552,901     858,523     834,028    965,065

(a) Reflects the May 1990 acquisition of Finnigan Corporation.
(b) Reflects the issuance of $164.0 million principal amount of convertible debentures.
(c) Reflects the August 1992 acquisition of Nicolet Instrument Corporation and the issuance of $260.0 million principal amount of convertible debentures.
(d) Reflects the February 1993 acquisition of Spectra-Physics Analytical and the Company's 1993 public offering of common stock for net proceeds of $246.0 million.
(e) Reflects the adoption in fiscal 1992 of Statement of Financial Accounting Standards No. 106,
    "Accounting for Post-retirement Benefits Other Than Pensions."
(f) Reflects the March 1994 acquisition of several businesses within the EnviroTech Measurements &
    Controls group of Baker Hughes Incorporated and the issuance of $345.0 million principal amount of convertible debentures.
/TABLE> 19<PAGE

                                       Coleman Research Corporation
                                      Selected Financial Information

     The following selected consolidated financial data for the year ended December 31, 1993 has been derived from the CRC Consolidated Financial Statements, which have been audited by Thomas, Beck, &
Zurcher, P.A., independent public accountants as indicated in their report included elsewhere in this
Prospectus. The financial data for the four years ended December 31, 1992 has been derived from the unaudited CRC Consolidated Financial Statements, which have been reviewed by Thomas, Beck, & Zurcher,
P.A. This information should be read in conjunction with the CRC Consolidated Financial Statements and related notes included elsewhere in this Prospectus. The selected information for the four years ended
December 31, 1992 and for the nine-month periods ended September 30, 1993 and September 30, 1994 has not been audited but, in the opinion of CRC, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The result of operations for the nine-month period ended September 30, 1994 are not necessarily indicative of results for the entire year.
                                                    Fiscal Year                      Nine Months Ended
                                  -----------------------------------------------  ---------------------
                                                                                    Sept. 30,  Sept. 30,
                                     1989      1990      1991      1992      1993        1993       1994
                                 --------  --------  --------  --------  --------   ---------  ---------
                                                (In thousands except per share amounts)
Statement of Income Data:
Contract Revenues                $ 17,326  $ 23,851  $ 37,054  $ 50,256  $104,790   $  72,816  $ 107,361
                                 --------  --------  --------  --------  --------   ---------  ---------
Costs and Expenses:
  Cost of Contract Revenues        14,309    20,484    31,986    45,508    98,676      67,710     97,484
  Expenses for Independent
    Research and Development            -         6         -       213       484         354        638
  General and Administrative
    Expenses                        1,786     1,812     2,721     3,970     5,219       4,100      6,144
                                 --------  --------  --------  --------  --------   ---------  ---------
                                   16,095    22,302    34,707    49,691   104,379      72,164    104,266
                                 --------  --------  --------  --------  --------   ---------  ---------
Other Income (Expense)
  Interest income                     140       141       114       104        22           5          6
  Interest expense                    (58)      (86)      (64)      (26)      (93)        (73)      (207)
  Other income (expense), net         (87)      (46)      (10)      (38)        8         225        138
  Loss on uncollectible notes
    receivable                          -      (750)        -         -         -           -          -
                                 --------  --------  --------  --------  --------   ---------  ---------
                                       (5)     (741)       40        40       (63)        157        (63)
                                 --------  --------  --------  --------  --------   ---------  ---------
20PAGE

                                       Coleman Research Corporation
                                Selected Financial Information (concluded)

                                                      Fiscal Year                     Nine Months Ended
                                  -------------------------------------------------  -------------------
                                                                                     Sept. 30,  Sept. 30,
                                         1989        1990     1991     1992    1993       1993       1994
                                  -----------  ----------  -------  ------- -------  ---------  ---------
                                                      (In thousands except per share amounts)

Income Before Income Taxes and
  Cumulative Effect of Change
  in Accounting Principle               1,226         808    2,387      605     348        809      3,032
Provision for Income Taxes                454         316      915      275     186        353      1,227
                                  -----------  ----------  -------  ------- -------  ---------  ---------
Income Before Cumulative Effect
  of Change in Change in Account-
  ing Principle                           772         492    1,472      330     162        456      1,805
Cumulative Effect of Change in
  Accounting Principle (a)                  -           -        -        -      73          -          -
                                  -----------  ----------  -------  ------- -------  ---------  ---------

Net Income                        $       772  $      492  $ 1,472  $   330 $   235  $     456  $   1,805
                                  ===========  ==========  =======  ======= =======  =========  =========
Earnings per Share Before
  Cumulative Effect of Change
  in Accounting Principle         $       .07  $      .06  $   .16  $   .03 $   .01  $     .04  $     .14
                                  ===========  ==========  =======  ======= =======  =========  =========
Earnings per Share                $       .07  $      .06  $   .16  $   .03 $   .02  $     .04  $     .14
                                  ===========  ==========  =======  ======= =======  =========  =========
Weighted Average Shares                11,256       7,974    9,269   10,959  12,024     11,876     13,123
                                  ===========  ==========  =======  ======= =======  =========  =========

Balance Sheet Data
  (at end of period):
Working Capital                   $     1,625  $    2,615  $ 4,934  $ 4,588 $ 3,666  $   4,625  $   4,834
Total Assets                            7,303       9,860   16,394   23,971  39,392     32,797     43,415
Long-term Obligations                      90         416       98        -     131          -        113
Shareholder's Investment                2,860       3,901    8,596   10,925  15,197     13,211     16,912

(a) Reflects the adoption of Statement of Financial Accounting Standard No. 109, "Accounting for Income
    Taxes"
/TABLE> 21<PAGE

                          Unaudited Pro Forma Combined Selected Financial Data


     The following table presents selected pro forma combined financial information for Thermo and
CRC and selected per share data for Thermo Common Stock and CRC Common Stock on a historical and pro forma combined basis and for CRC Common Stock on a pro forma equivalent basis giving effect to the acquisition of 100% of the CRC shares by Thermo on a pooling-of-interests accounting basis. The information is derived from the consolidated historical financial statements of Thermo and CRC, including the related notes thereto, appearing elsewhere and incorporated by reference herein. The pro forma statement of income data for each period gives effect to the acquisition as if it had occurred at the beginning of such period, and the pro forma balance sheet data gives effect to the acquisition as if it had occurred on the balance sheet date. The pro forma combined information has been prepared on the assumption that the acquisition will be accounted for on a pooling-of-interests basis.
     Equivalent per share data for CRC Common Stock has been calculated based on the pro forma combined data for Thermo Common Stock multiplied by .1905695, which is the number of Thermo shares into which each share of CRC Common Stock would be exchanged pursuant to the Merger, excluding any affect from the assumption of CRC stock options.
     These data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the CRC acquisition been consummated prior to the periods indicated.
                                                                                         Nine Months
                                                           Fiscal Year                      Ended
                                               ------------------------------------     ------------
                                                   1991          1992          1993     Oct. 1, 1994
                                               --------      --------    ----------     ------------
                                                      (In thousands except per share amounts)
  Pro Forma Combined:

  Statement of Income Data:
    Revenues                                   $  842,538    $  999,228  $1,354,508       $1,259,257
    Net income before cumulative effect of
      change in accounting principle               48,526        60,924      76,795           76,240

  Balance Sheet Data (at end of
    period):
      Working capital                          $  468,399    $  507,952  $  831,963       $1,137,941
      Total assets                              1,215,885     1,842,236   2,513,102        3,018,452
      Long-term obligations                       255,067       494,152     647,592        1,066,813
      Shareholders' investment                    489,538       563,826     873,720          981,977
22PAGE

                    Unaudited Pro Forma Combined Selected Financial Data (continued)
                                                                                         Nine Months
                                                          Fiscal Year                       Ended
                                              ------------------------------------      ------------
                                                  1991          1992           1993     Oct. 1, 1994
                                              --------      --------     ----------     ------------
                                                    (In thousands except per share amounts)
  Per Share Data:

  Thermo Electron (Historical)
    Book value per common share                                          $    17.92      $    18.98
    Cash dividends declared per share                -             -              -               -
    Earnings per share before cumulative
      effect of change in accounting
      principle:
        Primary                               $   1.31      $   1.51     $     1.75      $     1.53
        Fully diluted                         $   1.23      $   1.41     $     1.57      $     1.34

  Coleman (Historical)
    Book value per common share                                          $     1.19      $     1.30
    Cash dividends declared per share                -             -              -               -
    Earnings per share before cumulative
      effect of change in accounting
      principle                               $    .16      $    .03     $      .01      $      .14

  Thermo Pro Forma Combined
    Book value per common share (1)                                      $    17.33      $    18.41
    Cash dividends declared per share                -             -              -               -
    Earnings per share before cumulative
      effect of change in accounting
      principle (2):
        Primary                               $   1.27      $   1.43     $     1.66      $     1.49
        Fully diluted                         $   1.19      $   1.35     $     1.50      $     1.32

  CRC Pro Forma Equivalent
    Book value per common share                                          $     3.30      $     3.51
    Cash dividends declared per share                -             -              -               -
    Earnings per share before cumulative
      effect of change in accounting
      principle:
        Primary                               $    .24      $    .27     $      .32      $      .28
        Fully diluted                         $    .23      $    .26     $      .29      $      .25
23PAGE

                    Unaudited Pro Forma Combined Selected Financial Data (concluded)

(1)  The pro forma combined book values per share of Thermo Common Stock are based upon the historical total common equity for Thermo and CRC, divided by total pro forma common shares of the combined entity. The pro forma equivalent book values per share of CRC Common Stock represent the pro forma combined amounts multiplied by .1905695, which is the number of shares of Thermo Common Stock into which each share of CRC Common Stock would be exchanged pursuant to the Merger.
(2)  The pro forma combined earnings per share before cumulative effect of change in accounting principle is based upon the combined historical income before cumulative effect of change in accounting principle for Thermo and CRC divided by the average pro forma common shares of the combined entity. The pro forma equivalent earnings per share before cumulative effect of change in accounting principle of CRC Common Stock represents the pro forma combined amounts multiplied by .1905695, which is the number of shares of Thermo Common Stock into which each share of CRC Common Stock would be exchanged pursuant to the Merger.









                                 SPECIAL MEETING

        General

             This Proxy Statement/Prospectus is being furnished to holders of CRC Common Stock in connection with the solicitation of proxies by the Board of Directors of CRC for use at the CRC Special Meeting, which will be held at CRC's corporate offices located at 201 South Orange Avenue, Suite 1300, Orlando, Florida
         32801, on  Thursday, February 23, 1995, beginning at 11:00 a.m.
        Eastern Standard Time, and at any adjournments or postponements thereof. This Proxy Statement/Prospectus is accompanied by a form of proxy for use at the Special Meeting.

             This Proxy Statement/Prospectus also constitutes the Prospectus of Thermo with respect to the shares of Thermo Common Stock to be issued pursuant to the Merger, which Prospectus is part of a Registration Statement on Form S-4 filed by Thermo with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

             No vote by the stockholders of Thermo is required to consummate the Merger.

        Purposes; Recommendation of the CRC Board of Directors and
        Management

             The purposes of the Special Meeting are (i) to consider and vote upon a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, (ii) to approve the Amended Articles of CRC, which deletes a current provision in CRC's Articles of Incorporation, as amended, that limits stock ownership to employees of CRC, (iii) to approve the assignment by CRC of its 49% interest in Coleman Laboratories, Ltd., a limited partnership ("Coleman L.P."), to entities related to Thomas J. Coleman or members of his family and the termination of CRC's relationship with Dr. Mohammed Katoot and MK Industries Inc. ("MKI") by assigning and selling to Coleman L.P. CRC's rights under certain agreements with Dr. Katoot and MKI and certain equipment currently used by MKI (the "Coleman Laboratories Transaction"), and (iv) to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The Board of Directors of CRC is not presently aware of any such other business. See "THE MERGER," "APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION" and "APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION."

             The management of CRC, including Thomas J. Coleman, the sole member of CRC's Board of Directors, have approved the Merger Agreement and the transactions contemplated thereby and believe the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of CRC and its shareholders. THE MANAGEMENT AND BOARD OF DIRECTORS OF CRC
                                       25
PAGE

        RECOMMEND THAT CRC SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS
        CONTEMPLATED THEREBY, INCLUDING WITHOUT LIMITATION THE APPROVAL OF THE AMENDED ARTICLES AND THE APPROVAL OF THE COLEMAN
        LABORATORIES TRANSACTION.

        Record Date

             Only holders of record of CRC Common Stock as of the close of business on January 25, 1995 are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the close of business on January 25, 1995, 13,074,427 shares of CRC Common Stock were outstanding. Each share of CRC Common Stock is entitled to one vote upon each matter properly submitted at the Special Meeting.

        Votes Required

             Under Florida law and pursuant to CRC's Articles of Incorporation and the CRC By-laws, each as amended, the affirmative vote of the holders of at least a majority of the outstanding shares of CRC Common Stock is required to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the approval of the Amended Articles. Approval of the Coleman Laboratories Transaction requires the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting, excluding the shares beneficially owned by Thomas J. Coleman and members of his family.

             The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger Agreement or the approvals of the Amended Articles or the Coleman Laboratories Transaction. Because the votes on the Merger Agreement, the Amended Articles and the Coleman Laboratories Transaction require the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of CRC Common Stock, abstentions will have the same effect as a negative vote on these proposals.

             As of the Record Date, the sole director and the executive officers of CRC, together with their affiliates, beneficially owned an aggregate of 8,026,330 shares of CRC Common Stock, constituting approximately 61% of the then outstanding CRC Common Stock. Each of the directors and executive officers of CRC have agreed with Thermo to vote their shares of CRC Common Stock in favor of the proposals to adopt and approve the Merger Agreement and to approve the Amended Articles, ensuring the adoption and approval of the Merger Agreement and the Amended Articles by the CRC shareholders without regard to the votes of any other CRC
                                       26
PAGE
        shareholders. Approval of the Coleman Laboratories Transaction will require the affirmative vote of the holders of 1,295,783 shares of CRC Common Stock in addition to the shares of CRC Common Stock held directly or indirectly by the executive officers of CRC. The approval of the Coleman Laboratories Transaction is a condition of Thermo's obligation to consummate the Merger. Accordingly, Thermo reserves the right to terminate the Merger Agreement and to decline to consummate the Merger in the event that the Coleman Laboratories Transaction is not approved by the CRC shareholders.

        Voting and Revocation of Proxies

             Shares of CRC Common Stock that are entitled to vote and are represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares of CRC Common Stock represented by such proxy will be voted FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the proposals to approve the Amended Articles and the Coleman Laboratories Transaction. The Board of Directors of CRC is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment.

             Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of CRC a written notice of revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the Secretary of CRC, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Coleman Research Corporation, 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, Attention: Secretary, and must be received before the taking of the vote at the Special Meeting.

        Solicitation of Proxies

             Thermo will bear the costs incurred in preparing this Proxy Statement/Prospectus (and the related Registration Statement) and the form of proxy, except that CRC will bear the costs of mailing proxy materials to CRC shareholders in connection with the Special Meeting. In addition to solicitation by mail, directors, officers and employees of CRC, who will not be specifically compensated for such services, may solicit proxies from CRC
                                       27
PAGE
        shareholders personally or by telephone, telecopy, telegram or other means of communication.

        Dissenters' Rights

             Shareholders of CRC who do not vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (collectively, "Dissenting Shareholders") have certain rights to demand payment for the "fair value" of their shares of CRC Common Stock if they timely provide a written notice of dissent prior to the Special Meeting and strictly comply with all other applicable requirements under Florida law. Failure to take any of the steps required on a timely basis will result in the loss of dissenters' rights. Merely voting against or failing to vote for the Merger Agreement will not perfect a Dissenting Shareholder's dissenter's rights. The amount obtainable upon the valid exercise of dissenters' rights cannot be predicted. The procedures to be followed by Dissenting Shareholders are summarized in "RIGHTS OF DISSENTING SHAREHOLDERS," and a copy of the applicable provisions of the Florida Business Corporation Act are attached as APPENDIX IV to this Proxy Statement/Prospectus and incorporated herein by this reference.

             CRC SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.


                               -- PROPOSAL ONE --

                                   THE MERGER

        Background of the Merger and Related Matters

             Thermo and CRC have worked together on several projects over the past five years. Beginning in 1990, CRC was a subcontractor to Thermo's Thermedics Inc. subsidiary ("Thermedics") in the development of a hand-held mine detection system for the U.S. Department of Defense. Under this contract, the two companies were to combine CRC's ground-penetrating radar with Thermedics' chemical detection technology into a single system.

             Beginning in 1993, Thermedics became a subcontractor to CRC in the development of a robotically controlled vehicle to perform chemical analysis of potentially contaminated facilities for the U.S. Department of Energy.

             In August 1994, CRC and Thermo, as members of a team led by Lockheed Corporation, were chosen by the U.S. Department of Energy to manage the Idaho National Engineering Laboratories ("INEL") in Idaho Falls. A central feature of the contract was a plan for Thermo's Thermo Technology Ventures Inc. subsidiary ("TTV") to identify potential opportunities to spin out companies to commercialize technologies originated in INEL.
                                       28
PAGE

             Over the past several years, CRC's senior management had been engaged in internal discussions with respect to CRC's future direction. During this period, CRC had considered and then rejected proposals from several companies to acquire CRC. In preparing the Lockheed bid, Messrs. Martin R. Adams and Buddy G. Beck, each a Corporate Vice President of CRC, became aware of Thermo's capability to commercialize technologies. In late 1993, Messrs. Robert C. Howard, Executive Vice President of Thermo, Marshall J. Armstrong, Vice President of Thermo, and Thomas F. Widmer, President of TTV, met with Messrs. Adams and Beck to discuss opportunities for Thermo to commercialize CRC's technologies.

             In January 1994, Messrs. Thomas J. Coleman, CRC's principal stockholder and sole director, James B. Morrison, CRC's President, and Richard H. Levine, CRC's Chief Financial Officer, along with Messrs. Adams and Beck, met in Thermo's executive offices with Dr. George N. Hatsopoulos, President and Chief Executive Officer of Thermo, Dr. John P. Appleton, a Vice President of Thermo and the President and Chief Executive Officer of Thermo's Thermo Process Systems Inc. subsidiary, Mr. Theo Melas-Kyriazi, then-Treasurer of Thermo, and Messrs. Howard and Armstrong, to continue discussions with respect to the potential for Thermo to commercialize CRC technology and to tour one of the facilities of Thermo's Thermo Power Corporation subsidiary.

             Several days subsequent to this meeting, after interim discussions between Mr. Beck and Mr. Howard, Mr. Morrison and Mr. Howard discussed the possibility of merging CRC into Thermo. The two men had general discussions regarding both the structure of such a transaction and the range of purchase prices at which an acquisition would be acceptable to both companies. They agreed that a tax-free exchange of stock would be preferable to a cash transaction, and considered various methods of determining the number of shares of Thermo Common Stock to be issued pursuant to the proposed transaction.

             On March 8, 1994, Messrs. Coleman, Morrison, Adams and Beck met with Mr. Howard in Washington, D.C. to continue their preliminary discussions with respect to the transaction, the purchase price, continuity of CRC management and the two companies' operating philosophies. Based on these satisfactory discussions, a series of meetings was initiated in which CRC would present to Thermo an overview of all of its programs and technologies.

             On March 28, 1994, Messrs. Howard, Armstrong and Widmer, together with Mr. Paul F. Kelleher, Thermo's Chief Accounting Officer, met in CRC's executive offices to begin the review of CRC's technologies and to consider how the two companies might be integrated. In May 1994, Mr. Armstrong again traveled to CRC's executive offices to continue these discussions.

                                       29
PAGE

             In May, 1994, Messrs. Coleman and Morrison attended the 1994 Annual Meeting of Thermo Shareholders in Hilton Head, South Carolina. At this meeting, Messrs. Coleman and Morrison received presentations on Thermo and its public and private subsidiaries and met additional members of Thermo's management.

             On August 8, 1994, Mr. Howard and Mr. Morrison had a telephone conversation in which Mr. Howard indicated that Thermo was interested in purchasing CRC in a tax-free exchange of stock that would qualify as a pooling-of-interests for accounting purposes in which 2,656,000 shares of Thermo Common Stock would be issued to the shareholders and optionholders of CRC. On August 10, 1994, Thermo issued a press release announcing that it had signed a letter of intent to acquire CRC.

             Numerous telephone conversations and meetings among counsel for Thermo and CRC and among representatives of Thermo and CRC subsequently ensued. During the months of September through December 1994, Thermo and CRC negotiated the terms of the Merger Agreement and related agreements. Simultaneously, Thermo completed its business review of CRC. On November 18, 1994, Thermo agreed to increase to 2,669,158 the number of shares of Thermo Common Stock to be issued to shareholders and optionholders of CRC. The Merger Agreement was executed on January __, 1995. The Board of Directors of Thermo approved the acquisition by Thermo of CRC on January __, 1995. A vote of the stockholders of Thermo is not required to adopt the Merger Agreement.

        Thermo's Reasons for the Merger

             Thermo's purpose for engaging in the transactions contemplated by the Merger Agreement is to acquire CRC. Thermo believes that the acquisition of CRC will provide Thermo with an established, well-recognized provider of systems integration, systems engineering, and analytical services to both government and industry. At the same time, Thermo hopes both to identify opportunities to commercialize CRC's existing technologies and to combine its research and development activities with those of CRC with a goal of creating new technologies. The structure of the Merger was established to achieve the business objectives of Thermo, in light of relevant financial, legal, tax and other considerations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

        CRC's Reasons for the Merger

             The management of CRC, including Thomas J. Coleman, the sole member of the Board of Directors of CRC, believe that the terms of the Merger are fair to, and in the best interests of, CRC and its shareholders and unanimously approve the Merger Agreement and the transactions contemplated thereby. CRC believes that a number of significant strategic benefits will accrue from the Merger. CRC, through funding received from the government and through internal research, has developed a number of technologies
                                       30
PAGE
        that it believes have potential commercial applications. Thermo has demonstrated a long-term record of commercializing technologies. CRC's management believes that CRC's technology base, coupled with Thermo's access to capital and expertise in technology commercialization, will be of significant benefit to CRC and its employees. There can be no assurances, however, that the shareholders of CRC will realize all of the benefits expected from the Merger.

             In evaluating the Merger, the Board of Directors and management of CRC considered and evaluated, among other things,
        (i) the consideration offered by Thermo for the outstanding shares and options to purchase shares of CRC Common Stock; (ii) information concerning the results of operations, performance, financial condition and prospects of Thermo; (iii) the technology and customer base of Thermo's business, (iv) the prospects for future growth in value of Thermo's Common Stock; (v) current economic, industry and market conditions affecting both CRC and Thermo; (vi) the terms of the Merger Agreement; (vii) the tax-free nature of the Merger; (viii) CRC's graduation from its present, preferred "small business" status for certain government business; and (ix) the potential impact of the Merger on CRC's employees and customers. Based on all of these matters, and such other matters as CRC deemed relevant, the Board of Directors and management of CRC unanimously support the Merger Agreement and recommend that the holders of CRC Common Stock vote for its approval and adoption.

             Diversification. In 1991 CRC's management focused on the need to pursue its strategy to broaden CRC's business beyond its traditional core defense businesses. This diversification strategy was developed in response to uncertainties regarding future levels of U.S. Government defense budgets and other possible reductions by customers in CRC's traditional core businesses. CRC has historically served the government marketplace and, within that, primarily the Department of Defense. In recent years, CRC has made major thrusts into diversification into the energy and environmental, information technology, and health systems fields. Thermo, through its public and non-public subsidiaries, has a world-wide business base in the energy, environmental, and health systems marketplaces. This business area and market synergy is expected to result in growth opportunities for CRC. Thermo's size, contacts and name recognition in the international marketplace is expected to help CRC to expand outside of its historical U.S. Government business and to further CRC's strategy of continued diversification.

             Commercialization. As a result of years of contract research and development funding from the federal government, CRC currently possesses a number of technologies with commercial potential. These technologies include, among others, information and data systems technology, earth penetrating radar, coherent laser radar, launch systems, data fusion workstation, power plant
                                       31
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





        control, synthetic environment training, and communication and tracking systems. To achieve the full potential value of these technologies for CRC's shareholders would require significant amounts of future capital for commercialization and production. CRC's structure as a privately-held services company is unlikely to permit the adequate funding of these technologies. Thermo's demonstrated ability to raise capital is expected to be a significant benefit in the continued development of these projects.

             Working Relationships. Through the relationships described above, CRC has become well acquainted with Thermo, its subsidiaries, its management, its products, and its business strategy. See "BACKGROUND OF THE MERGER AND RELATED MATTERS."

             Compatibility. CRC has been approached by a number of firms since its founding about potentially acquiring CRC. The offers that resulted from these discussions were not considered to represent the fair value of CRC and/or the acquiring corporation was not viewed as a good fit for the capabilities, markets, employees and culture of CRC. CRC's management believes that the proposed Merger overcomes all of the shortcomings of previous offers. In the opinion of CRC's management, the Merger with Thermo will provide CRC's shareholders and employees with a fair value for their CRC Common Stock, and CRC will become an important part of a growing, well-respected corporation, providing expanded opportunities for the growth and development of CRC's employees.

             Graduation from "Small Business" Status. CRC believes that it continued growth at present levels, even absent a merger, would result in CRC graduating from its principal "small business" size category in early 1995. CRC's "small business" status has given it a preferred status with respect to bidding on certain types of government business. Therefore, CRC believes that the Merger with Thermo will accelerate the expected change in CRC's status by only a few months. CRC's management has been planning for this graduation for more than a year. It is CRC's management's view that no longer being a "small business" as a part of Thermo is a stronger position for CRC than no longer being a "small business" as a stand-alone corporation.

             Shareholder Value. CRC shareholders will receive a significant premium over the current evaluated price of the CRC Common Stock. Thermo's Common Stock, which is traded on the New York Stock Exchange, will provide greater liquidity to CRC's shareholders than may be possible with CRC Common Stock. The CRC Common Stock is not currently, and has never previously been, traded on any established public market.

             Summary. The Board of Directors and management of CRC has concluded, in light of the above factors and such other factors as they have considered appropriate, that the terms of the Merger Agreement are fair to, and that the Merger is in the best
                                       32
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





        interests of, CRC and its shareholders. Thomas J. Coleman, the sole director of CRC, and members of his family own beneficially approximately 43% of the CRC Common Stock. For information concerning the interests of certain members of CRC management in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger."

        Structure and Terms of the Merger

             If the Merger is consummated, the outstanding shares of Acquisition Corp. will be converted into new shares of CRC Common Stock (which will be held by Thermo) and all of the previously outstanding shares of CRC Common Stock (other than any such shares held in the treasury of CRC and shares with respect to which dissenters' rights are perfected) will be converted into shares of Thermo Common Stock. As a result of the Merger, CRC will become a wholly owned subsidiary of Thermo, and each person who previously held shares of CRC Common Stock (other than those who perfect statutory dissenters' rights) will receive, upon the surrender of their stock certificates to a designated agent of Thermo, .1905695 shares of Thermo Common Stock for each share of CRC Common Stock held. A copy of the Merger Agreement is attached as APPENDIX I to this Proxy Statement/Prospectus and is incorporated herein by this reference.

             Based on the number of outstanding shares of CRC Common Stock as of the Record Date, and assuming that (i) no CRC shareholders exercise appraisal rights and (ii) no options to purchase CRC Common Stock are exercised prior to the Merger, approximately 2,491,588 shares of Thermo Common Stock will be issued to former CRC shareholders upon the consummation of the Merger. As a result, a total of approximately 53,349,065 shares of Thermo Common Stock will then be outstanding, of which approximately 2,491,588 shares, representing approximately 4.67% of the total, will be held by former holders of CRC Common Stock.

        Assumption of CRC Stock Options

             At or prior to the Effective Date, Thermo and CRC shall take all action necessary to cause the assumption by Thermo as of the Effective Date of the options to purchase CRC common stock outstanding as of the Effective Date (the "CRC Options"). Each of the CRC Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Thermo Common Stock (the "Thermo Options") as of the Effective Date. The number of shares of Thermo Common Stock that each record holder of an option agreement which represents CRC Options (the "Optionholders") shall be entitled to receive upon the exercise of such option shall be a number of whole shares determined by multiplying the number of shares of CRC Common Stock subject to such option, determined immediately before the Effective Date, by .1905695. The option price of each share of Thermo Common Stock subject to an assumed CRC Option shall be the amount (rounded up to the nearest whole cent) obtained by
                                       33
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





        dividing the exercise price per share of CRC Common Stock at which such option is exercisable immediately before the Effective Date by .1905695. The assumption and substitution of CRC Options shall not give the Optionholders additional benefits which they did not have immediately prior to the Effective Date, result in any acceleration of any vesting schedule for any CRC Option, other than as provided for under the CRC Nonqualified Stock Option Plan, or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Thermo Common Stock shall be issued upon exercise of any former option for CRC Common Stock, and the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes. As of the Record Date, 931,786 shares of CRC Common Stock were subject to outstanding CRC Options, which would be equivalent to approximately 177,570 shares of Thermo Common Stock after conversion.

        Indemnification of Thermo; Escrow

             Upon consummation of the Merger, 10% of the shares of Thermo Common Stock issued in the Merger, including shares to be issued to the CRC 401(k) Employee Stock Ownership Plan (the "KSOP"), will be delivered into escrow (the "Escrowed Shares") and held pursuant to the Indemnification and Stock Escrow Agreement attached as Exhibit B to the Merger Agreement (the "Escrow Agreement"). The Escrowed Shares will be reserved to provide indemnification to Thermo against costs, liabilities or damages incurred, paid by or imposed upon Thermo, Acquisition Corp. or CRC after the Effective Date as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement, the Escrow Agreement and the other agreements executed in connection therewith. See Article 3 of the Merger Agreement and Section 4 of the Escrow Agreement for a description of the representations and warranties that are covered by the Escrow Agreement.

             In the event Thermo has an appropriate claim for indemnification, shares of Thermo Common Stock held in the escrow account will be returned to Thermo in satisfaction of the claim. The amount of indemnification to which Thermo would be entitled with respect to an indemnifiable claim (the "Indemnifiable Amount") shall be determined and computed by reference to the actual economic loss to Thermo, Acquisition and/or CRC (and not just by reference to any effect on the value of the shares of
        CRC) and shall be deemed to include all losses, liabilities, expenses or costs incurred by Thermo and/or Acquisition, including reasonable attorney's fees. For purposes of determining the number of shares of Thermo Common Stock which would be returned to Thermo in satisfaction of a claim, each share will be valued at the closing price of Thermo Common Stock on the New York Stock Exchange on the last trading date immediately preceding the Effective Date. Thus, for purposes of
                                       34
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





        satisfying the indemnification requirements of the Escrow Agreement, the former CRC shareholders would not have the benefit of any increase, nor the risk of any decrease, in the market price of shares of Thermo Common Stock after the Effective Date. Thermo will be entitled to indemnification only if and when the total of all Indemnifiable Amounts exceeds $500,000, at which point Thermo will be entitled to indemnification for all Indemnifiable Amounts, and not just those in excess of $500,000.

             If a claim is made, the escrow agent will deliver to Thermo an amount of shares with a total value equal to the Indemnifiable Amount within 20 days of the demand unless written objection to such demand is received by the escrow agent and Thermo from the Shareholder Representative (as defined below). If the Shareholder Representative objects to Thermo's claim, the dispute may be submitted to a court of competent jurisdiction if not previously settled.

             The Escrow Agreement requires the escrow agent to deliver to the shareholders the Escrowed Shares remaining in escrow one year after the Effective Date, except that if there is a claim by Thermo at or prior to such date, the Escrow Agent will retain Escrowed Shares in an amount sufficient to cover such claims until they are resolved. Although CRC is not aware of any claims threatened or asserted that it expects to give rise to a right of indemnification under the Escrow Agreement, it should be understood that claims may arise in amounts which would result in all of the Escrowed Shares being either distributed to Thermo or sold by the Shareholder Representative pursuant to the Escrow Agreement, in which event none of the Escrowed Shares would be distributed to the shareholders at the end of the escrow period.

             Shares held in escrow will be registered in the name of the Escrow Agent, and the shareholder will be entitled to instruct the Escrow Agent how to vote his shares with respect to matters placed before the Thermo shareholders. CRC shareholders will be entitled to directly receive cash dividends, if any, paid or declared out of earned surplus on the Escrowed Shares during the escrow period; however, any additional shares of Thermo Common Stock or other property that are distributed with respect to the Escrowed Shares during the escrow period will be held pursuant to the Escrow Agreement to satisfy any indemnification claims.

             In the event that a KSOP participant becomes entitled to a distribution of benefits from the KSOP, the portion of his KSOP account represented by Escrowed Shares will be re-registered in the name of the participant. In the alternative, if a participant's account balance is transferred directly to a qualified plan in accordance with Internal Revenue Code Section 401(a) or to an individual retirement account in accordance with Internal Revenue Code Section 408, the Escrow Agent will issue a certificate to such individual retirement account rollover or direct transferred account, evidencing the participant's interest in such shares. Although physical possession of the shares will
                                       35
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





        remain with the Escrow Agent, the Escrow Agent will issue a certificate to the participant evidencing the fact that the Escrow Agent is holding the shares in the name of the participant. Additionally, the Escrow Agreement may be amended to permit a release of the Escrowed Shares to any KSOP participant who is about to receive a complete distribution from the KSOP, provided that the participant substitutes in the escrow fund an equal number of shares of Thermo Common Stock. Counsel to Thermo has advised that the existence of the Escrow Agreement will not be a factor in determining the tax treatment of a complete distribution to a KSOP participant of the entire balance to his credit in the KSOP. Thus, a participant who would have been entitled to lump sum distribution treatment under Internal Revenue Code Section 402(e)(4)(A) but for the existence of the Escrow Agreement will be entitled to such lump sum distribution treatment.

             Thomas J. Coleman has agreed to serve as representative of the CRC shareholders for purposes of the Escrow Agreement (the "Shareholder Representative"). Any action taken by the Shareholder Representative with respect to the settlement of a claim against the Escrowed Shares will be binding on all CRC shareholders. The Shareholder Representative will have the right to sell shares of Thermo Common Stock held in escrow in order to obtain funds to pay any expenses incurred or anticipated to be incurred in connection with his services.

        Procedure for Exchange of Share; Fractional Shares

             Promptly following the consummation of the Merger, The First National Bank of Boston, acting in the capacity of exchange agent (the "Exchange Agent") will mail to each former shareholder of CRC a form of letter of transmittal, together with instructions for the exchange of such holder's certificates representing CRC Common Stock for certificates representing shares of Thermo Common Stock. Upon surrender to the Exchange Agent of one or more certificates for CRC Common Stock together with a properly completed letter of transmittal, the Exchange Agent will issue and mail to the former CRC shareholder a certificate representing a number of shares of Thermo Common Stock that is equal to 90% of the number of shares of Thermo Common Stock into which such shares of CRC Common Stock have been converted pursuant to the Merger, and, where applicable, a check for the amount representing any fractional share determined in the manner described in the following paragraph. Under the Merger Agreement, a certificate representing the remaining 10% percent of the shares of Thermo Common Stock into which a CRC shareholder's shares of CRC Common Stock have been converted will be delivered into escrow and thereafter delivered to the shareholder or returned to Thermo in accordance with the terms of the Escrow Agreement. See "THE MERGER -- Indemnification of Thermo; Escrow."


                                       36
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





             Neither certificates nor scrip for fractional shares of Thermo Common Stock shall be issued to CRC shareholders and no CRC shareholder shall be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each CRC Shareholder who otherwise would have been entitled to receive a fraction of a share of Thermo Common Stock shall receive cash in lieu thereof, without interest, in an amount determined by multiplying such Shareholder's fractional interest by the closing price of Thermo Common Stock as reported on the New York Stock Exchange on the Effective Date. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Date by surrender of certificates of CRC Common Stock for shares of Thermo Common Stock shall be repaid to Acquisition Corp., subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

             CRC SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

        Management and Operations of CRC After the Merger

             It is contemplated that after the Merger, CRC will continue to operate as a separate entity and that Thermo does not presently intend to change the domicile, name or operations of CRC. Thermo has advised CRC, however, that James B. Morrison, Richard H. Levine, Martin R. Adams, Buddy G. Beck and Robert V. Wells will be named as directors of CRC and that Marshall J. Armstrong, a Vice President of Thermo, will be named as Chairman of the Board of CRC. Thermo currently intends that the existing officers of CRC will retain their offices after the Effective Date, but may appoint additional officers of CRC from time to time. See "THERMO AND CRC MANAGEMENTS -- Executive Officers and Directors of CRC."

        Effective Date

             The Merger shall become effective upon the later of the date of filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the Delaware General Corporation Law and the date of filing of Articles of Merger with the Secretary of State of the State of Florida pursuant to Section 607.1107 of the Florida Business Corporation Act (the "Effective Date"). It is currently expected that the Effective Date will be on or about February 23, 1995.

        Conditions to Consummation of the Merger

             The respective obligations of Thermo, Acquisition Corp. and CRC under the Merger Agreement are subject to a number of conditions specified in the Merger Agreement. Unless all such conditions to the obligations have been satisfied or waived by the party to the Merger Agreement benefiting from such
                                       37
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





        conditions, such party is not required to consummate the Merger and the transactions contemplated in connection therewith.

             The conditions to the obligations of CRC include the following: (i) the representations and warranties of Thermo and Acquisition Corp. contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Date,
        (ii) Thermo and Acquisition Corp. shall have performed in all material respects their respective agreements contained in the Merger Agreement, (iii) all necessary consents, permits or approvals necessary to consummate the Merger by any governmental authority having jurisdiction over CRC or any other person in any contractual or other relationship with CRC shall have been granted, (iv) the CRC shareholders shall have approved the Merger and the execution, delivery and performance of the Merger Agreement in accordance with the applicable laws of the State of Florida, (v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall be effective and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, (vi) the New York Stock Exchange shall have approved the shares of Thermo Common Stock to be issued in the Merger for listing, subject to official notice of issuance, (vii) no legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement shall be pending or threatened, (viii) Thermo, CRC and the CRC Shareholders shall have received an opinion of Sirote & Permutt, P.C., in form and substance reasonably satisfactory to CRC to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax-free reorganization with the meaning of Section 368(a) of the Code, (ix) CRC shall have received an opinion of Seth H. Hoogasian, Esq., General Counsel of Thermo, dated the Effective Date and in the form attached to the Merger Agreement as Exhibit L, and (x) compliance with the filing and waiting period requirements of the Antitrust Improvements Act.

             The conditions to the obligations of Thermo and Acquisition Corp. include the following: (i) CRC's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Date, (ii) CRC shall have performed in all material respects all of its agreements contained in the Merger Agreement, (iii) all necessary consents, permits or approvals necessary to consummate the Merger by any governmental authority having jurisdiction over CRC, Thermo or Acquisition Corp. or any other person in any contractual or other relationship with CRC, Thermo or Acquisition Corp. shall have been granted, (iv) CRC shall have filed its Amended Articles with the Secretary of State of the State of Delaware, (v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall be effective and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall
                                       38
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





        have been initiated or threatened by the Commission, (vi) the New York Stock Exchange shall have approved the shares of Thermo Common Stock to be issued in the Merger for listing, subject to official notice of issuance, (vii) the holders of not more than 3% of the shares of CRC Common Stock shall have demanded and perfected their right to an appraisal of their CRC Common Stock,
        (viii) Thermo shall have received from Thomas, Beck & Zurcher, P.A. an opinion to the effect that Thomas, Beck & Zurcher, P.A. is not aware of any fact concerning CRC that would preclude Thermo from accounting for the Merger and the other transactions contemplated by the Merger Agreement as a "pooling-of-interests" for accounting purposes, (ix) Thermo shall have received an opinion of Sirote & Permutt, P.C., counsel for CRC and the CRC shareholders, dated the Effective Date and in the form attached to the Merger Agreement as Exhibit J, together with such other opinions of counsel as Thermo may reasonably require, (x) Thermo, CRC and the CRC Shareholders shall have received an opinion of Sirote & Permutt, P.C., in form and substance reasonably satisfactory to CRC to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax-free reorganization with the meaning of Section 368(a) of the Code, (xi) all the terms, covenants and conditions of the Affiliate Agreements to be complied with and performed by CRC and the CRC Shareholders on or before the Effective Date shall have been fully complied with and performed in all material respects,
        (xii) no legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement shall be pending or threatened, (xiii) compliance with the filing and waiting period requirements of the Antitrust Improvements Act, and (xiv) the Coleman Laboratories Transaction shall have been approved by CRC shareholders.

        Conduct of CRC's Business Pending the Merger

             CRC has agreed to carry on its business prior to the Effective Date in substantially the same manner as prior to the date of the Merger Agreement. CRC has further agreed, prior to the Effective Date to (i) maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and take all steps reasonably necessary to maintain its intangibles, (ii) maintain insurance upon its properties and insurance in respect of the kinds of risks currently insured against, in accordance with its current practice, (iii) pay its taxes as they become due, (iv) promptly advise Thermo in writing of any material adverse change in CRC's condition (financial or otherwise), assets, liabilities, earnings, business or prospects, (v) duly comply in all material respects with all laws, rules and regulations applicable to CRC and to the conduct of its business, (vi) except as required by law or by agreements existing on the date of the Merger Agreement, preserve and maintain and prevent the disclosure or publication of any proprietary information or trade secrets

                                       39
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





        belonging to CRC, and (vii) promptly advise Thermo of any written objection to the Merger from a shareholder of CRC.

             Subject to certain exceptions, CRC has also agreed that prior to the Effective Date, it will not engage in certain types of transactions without the prior written consent of Thermo, including, among other transactions, (i) making any changes in its management or granting any increase in compensation or bonus to any member of management or, except in the ordinary course of business consistent with past practice, entering into or altering or amending any employment or consulting contract or similar agreement, (ii) entering into any transaction or contract with any of its shareholders, officers, management, directors or employees or their family members, (iii) creating, incurring, assuming, guaranteeing, or otherwise becoming liable with respect to any indebtedness other than in the ordinary course of business, (iv) except as contemplated herein, amending its Articles of Incorporation or By-Laws, (v) disposing of or encumbering any of its properties and assets other than in the ordinary course of business, (vi) merging or consolidating with any other corporation, or acquiring any stock, or, except in the ordinary course of business, any business, property or assets of any other person, firm, association, corporation or other business organization, (vii) issuing any shares of capital stock except pursuant to existing stock option agreements, or entering into any commitment or agreement, or granting any option, warrant or right, calling for the issuance of any shares of stock, or creating or issuing any securities convertible into any such shares or convertible into securities in turn so convertible,
        (viii) declaring any dividends on or in respect of shares of capital stock; or redeeming, repurchasing or otherwise acquiring any shares of stock, except pursuant to existing agreements or commitments and as required by the KSOP, (ix) entering into, assuming or canceling any material contract, agreement, obligation, lease, license or commitment except for those in the ordinary course of business, or doing any act or omitting to do any act which would cause a material breach of or default under any contract, commitment or obligation, (x) amending, terminating or waiving any material right, (xi) making or committing to make any capital expenditure, capital addition or capital improvement involving an amount in excess of $100,000 except for capital leases, (xii) taking any action that would constitute or result in a breach of any representation or warranty in the Merger Agreement, either as of the date made or on the Effective Date,
        (xiii) taking any action directly or indirectly that would prevent Thermo from accounting for the Merger and other transactions contemplated by the Merger Agreement as a pooling-of-interests for accounting purposes, (xiv) taking any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code, or (xv) taking any action that constitutes an offer, offer to sell, offer for sale, or sale of Thermo Common Stock except for the distribution of a preliminary or final form of this Proxy Statement/Prospectus and related proxy materials.
                                       40
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






        Noncompetition Agreement

             In satisfaction of a condition to Thermo's obligation to consummate the Merger, Thomas J. Coleman will enter into a noncompetition agreement, effective upon consummation of the Merger, providing that for a period of three years after the Effective Date, Mr. Coleman will not, directly or indirectly, engage in any activity in the United States relating to the development, marketing or sale of any product or service which competes with any product or service currently sold by CRC, currently under development by CRC, or which CRC may offer or develop in the future. Subject to certain limitations, Mr. Coleman may establish or participate in a systems engineering business that, in the opinion of CRC, is not in conflict with the best interests of CRC during the term of the noncompetition agreement. The noncompetition agreement further provides that for a period of three years after the Effective Date, Mr. Coleman will not, directly or indirectly, hire, solicit, interfere with or endeavor to entice away any officer or employee of CRC or in any matter encourage any officer or employee of CRC to leave its employ; except that he may solicit Harriett C. Coleman, Michael Coleman, Benjamin Patz and Cynthia Patz to leave the employ of CRC.

        Accounting Treatment

             The Merger is expected to meet all of the conditions for pooling-of-interests accounting. It is a condition to the obligation of Thermo to consummate the Merger that Thermo shall have received an opinion from Thomas, Beck & Zurcher, P.A., CRC's independent accountants, to the effect that Thomas, Beck & Zurcher, P.A. is not aware of any fact concerning CRC that would preclude Thermo from accounting for the merger as a pooling-of-interests.

        Regulatory Approvals

             The Merger is subject to the requirements of the Antitrust Improvements Act and the regulations thereunder (the "Antitrust Improvements Act"), which provide that certain acquisition transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. Thermo and CRC have filed the required information and material with the Antitrust Division and the FTC and the applicable waiting period terminated on January __, 1995. Termination of the waiting period does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds. There can be no assurance that such a challenge, if made, would not be successful; however, neither Thermo nor CRC believes that the Merger will violate the
                                       41
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





        antitrust laws. Any such action taken or threatened prior to the consummation of the Merger could relieve Thermo or CRC of their respective obligations to consummate the Merger.

        Resale of Thermo Common Stock Received in the Merger; Affiliates

             Certain officers, directors and principal shareholders of CRC have entered into an agreement with CRC and with Thermo, in the form attached as Exhibit C to the Merger Agreement, pursuant to which they have agreed that, until such time as financial results covering at least thirty days of combined operations of CRC and Thermo have been published by Thermo, they will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of any shares of Thermo Common Stock received by them pursuant to the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Legends restricting the transfer of such shares of Thermo Common Stock will be placed on all certificates representing such shares. The purpose of this restrictions is to comply with conditions necessary for the Merger to be treated as a "pooling-of-interests" for accounting and financial reporting purposes.

             The shares of Thermo Common Stock to be issued in the Merger to the CRC shareholders pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by persons who are not deemed to be "affiliates," as that term is defined in the Securities Act, of Thermo or of CRC. Certain officers, directors and principal shareholders of CRC may be deemed to be affiliates of CRC and thus "underwriters" within the meaning of Rule 145 under the Securities Act. Such persons will not be able to resell the Thermo Common Stock received by them in the Merger except pursuant to an effective registration statement under the Securities Act or pursuant to another applicable exemption therefrom. All persons who may be deemed to be affiliates should carefully consider the limitations imposed by Rules 144 and 145 under the Securities Act prior to effecting resales of the Thermo Common Stock. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

        Termination, Amendments and Expenses

             The Merger Agreement may be terminated and the Merger contemplated thereby abandoned at any time prior to the consummation of the Merger by the mutual consent of Thermo and CRC. The Merger Agreement may be terminated by Thermo or CRC acting alone if any of the conditions precedent to their obligations to consummate the Merger have not been met or waived. The Merger Agreement may also be terminated by Thermo or CRC acting alone, (i) in the event any litigation, either administrative or judicial, shall be pending or threatened against Thermo or CRC which presents a reasonable probability, supported by an opinion of counsel of the party electing to
                                       42
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





        terminate, that the Merger Agreement may be enjoined or (ii) if through no fault of any party to the Merger Agreement, the Merger has not been consummated by the close of business on February 28, 1995.

             In the event that the Merger is terminated in accordance with the terms of the Merger Agreement, each party will be responsible for the costs incurred by it in connection with the transactions contemplated by the Merger Agreement.

        Certain Effects of the Merger

             Upon consummation of the Merger the present holders of CRC Common Stock (other than holders of shares with respect to which statutory dissenters' rights are perfected) will receive an equity interest in a large diversified company of which CRC will be a small part. Thermo will continue to be subject to the periodic reporting requirements of the Exchange Act and, under current regulations promulgated thereunder, will continue to furnish information to the Commission so long as any securities of Thermo are listed on a national securities exchange or held of record by at least 300 holders. See "AVAILABLE INFORMATION" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." It is a condition to CRC's and Thermo's obligations under the Merger Agreement that the shares of Thermo Common Stock to be issued in connection with the Merger be listed on the New York Common Stock Exchange, or approved for listing on the New York Common Stock Exchange subject to official notice of issuance. See "THE MERGER -- Conditions to Consummation of the Merger."

             The CRC Common Stock is not presently, and will not be after the Merger, listed or traded in any established market.

             It is expected that, following the Merger, the business and operations of CRC will be continued by Thermo in substantially the same manner as it has been operating. However, Thermo will continue to evaluate CRC's business and operations following the Merger and will make such changes as are deemed appropriate.

             If the Merger is consummated, the holders of CRC Common stock (other than holders of shares with respect to which statutory dissenters' rights are perfected) will exchange their shares of CRC Common Stock for Thermo Common Stock. The rights of CRC shareholders, which are presently governed by Florida law and by the Articles of Incorporation and By-laws of CRC, will be governed by Delaware law and the Amended and Restated Certificate of Incorporation and By-laws of Thermo. Certain differences in the rights of CRC shareholders will arise as a result of this change in governing law as well as from distinctions between the Articles of Incorporation and By-laws of CRC and the Amended and Restated Certificate of Incorporation and By-laws of Thermo. See "THE MERGER -- Certain Effects of the Merger" and "COMPARISON OF RIGHTS OF HOLDERS OF THERMO COMMON STOCK AND CRC COMMON STOCK."

                                       43
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





        Interests of Certain Persons in the Merger

             Shareholders should be aware that certain officers and directors of CRC have interests, described below, which may present them with potential conflicts of interest in connection with the transaction. Management of CRC, including Thomas J. Coleman, the sole member of the Board of Directors of CRC, is aware of the conflicts described below and considered them in addition to the other matters described under "BACKGROUND OF THE MERGER AND RELATED MATTERS -- CRC'S Reasons for the Merger."

             Upon consummation of the Merger, Mr. Thomas J. Coleman, the sole member of CRC's Board of Directors, will resign, and Thermo intends to name James B. Morrison, Richard H. Levine, Martin R. Adams, Buddy G. Beck and Robert V. Wells to CRC's Board and Marshall J. Armstrong, a Vice President of Thermo, as Chairman of the Board. Thermo currently intends that the existing officers of CRC will retain their offices after the Effective Date, but may appoint additional officers of CRC from time to time.

             Certain members of CRC's management, including Messrs. Morrison, Levine, Adams, Beck and Wells, have written employment or compensation agreements with CRC. These agreements will remain in force through their expiration but will not be renewed; thereafter, each member of CRC's management will serve CRC as an employee-at-will. Thermo does not presently intend to change the base cash compensation of CRC's management. However, Thermo does intend to amend CRC's management bonus program to award bonuses to CRC's management and to certain other key employees that are related to CRC's net income rather than to CRC's revenue.
        Certain members of CRC's management, including Messrs. Morrison, Levine, Adams, Beck and Wells, have the contractual right to receive grants of options to purchase additional shares of CRC Common Stock. As a result of the Merger, these rights will be converted into the right to receive grants of options to purchase an economically equivalent number of shares of Thermo Common Stock. As of the date of this Proxy Statement/Prospectus, whether the changes described above will have the effect of enhancing or reducing the overall compensation of CRC's management cannot be determined. See "THERMO AND CRC MANAGEMENTS -- Executive Officers and Directors of CRC."

             It is not anticipated that the directors of CRC will receive separate compensation for serving in such capacities.

             See "APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION."

        Certain Employee Benefits Matters

             Shares of CRC Common Stock held by the KSOP on the Effective Date will be automatically converted into shares of Thermo Common Stock. See "THE MERGER -- Structure and Terms of the Merger" and "-- Indemnification of Thermo; Escrow." Thermo currently intends to maintain the KSOP through December 31, 1996. Continuation of
                                       44
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





        the plan after that date, however, will depend on the results of statutory discrimination tests that must be made at that time. Thermo intends to amend both the 401(k) feature of the KSOP (the "401(k) Plan") and the employee stock ownership feature of the KSOP (the "ESOP") shortly after the consummation of the Merger.

             As amended, the 401(k) Plan would provide an additional option to reallocate up to 20% of a participant's account balance as of the Effective Date in a fund that would purchase shares of Thermo Common Stock (the "Thermo Stock Fund") and to invest up to 20% of a participant's future contributions in the Thermo Stock Fund. Subject to the restrictions on resale by certain officers, directors and principal shareholders of CRC (see "THE MERGER -- Resale of Thermo Common Stock Received in the Merger; Affiliates"), a participant in the 401(k) Plan may direct the trustee of the plan to sell shares of Thermo Common Stock held in such participant's 401(k) Plan account as a result of the Merger on a quarterly basis and the proceeds of such sales may be reinvested in accordance with the participant's then-current investment election.

             As amended, the ESOP would provide that participants may continue to direct the investment of that portion of their account balances existing on the Effective Date and over which they have investment discretion in accordance with the current terms of the ESOP. However, any contributions to the ESOP after the Effective Date will be made in shares of Thermo Common Stock and participants generally will not be permitted to direct the investment of such contributions or to sell shares of Thermo Common Stock in such participants' accounts as a result of the Merger. Employees who have achieved age 55 and who have participated in the ESOP for at least 10 years may, however, direct the investment of their ESOP balances in accordance with statutory requirements to allow diversification of retirement plan holdings.

             Thermo also currently intends to maintain the CRC Money Purchase Plan through December 31, 1996. Again, continuation of this plan after that date will depend on the results of statutory discrimination tests that must be made at that time. Thermo intends to amend the plan shortly after the consummation of the Merger to provide (i) an additional option to invest up to 10% of a participant's balances as of the Effective Date and future employer contributions in the Thermo Stock Fund and (ii) for investment elections to be made quarterly and separately from elections made with respect to the KSOP.

             Thermo currently intends to maintain all material CRC employee benefit plans or programs (including CRC's annual bonus program, tuition reimbursement program and non-interest-bearing loan program for the purchase of personal computers by employees) without significant modification after the Effective Date, except as described above and except that CRC's contract stock options and CRC's annual stock option bonus program would be amended as
                                       45
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





        described on Schedule 4.7 to the Merger Agreement. However, Thermo has reserved the right to modify or terminate any such benefit plans or programs, including those described above, at any time or from time to time after the Effective Date.

             All otherwise eligible CRC employees will be entitled to participate in any employee stock purchase plan adopted from time to time by Thermo, in accordance with the terms thereof. Except as may be otherwise required by applicable law, Thermo will give CRC employees credit for service with CRC when such employees become eligible for participation in any of Thermo's benefit plans which have vesting or length of service requirements.


                        RIGHTS OF DISSENTING SHAREHOLDERS

             The rights of holders of shares of CRC Common Stock who object to the Merger are governed by Section 607.1320 of the Florida Law ("Section 607.1320"). The following summary of applicable provisions of Section 607.1320 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 607.1320, which is set forth as APPENDIX IV.

             If the Merger is consummated, any CRC shareholder complying with the steps set forth in the provisions of Section 607.1320 is entitled to have the "fair value" of his or her shares of CRC Common Stock at the Effective Date (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him or her as a dissenting shareholder under the Florida Law in lieu of receiving shares of Thermo Common Stock.

             In order for any holder of CRC Common Stock to perfect his or her right to appraisal, such shareholder must satisfy each of the following conditions:

                  (i) Such shareholder must deliver to CRC before the vote on the Merger Agreement is taken at the Special Meeting written notice of such shareholder's intent to demand payment for such holder's shares of CRC Common Stock; and

                  (ii) such shareholder must not vote such shares of CRC
             Common Stock in favor of the Merger Agreement. NEITHER VOTING AGAINST, WHETHER IN PERSON OR BY PROXY, THE MERGER AGREEMENT NOR FAILING TO VOTE IN FAVOR OF THE MERGER AGREEMENT WILL CONSTITUTE THE REQUISITE NOTICE OF INTENT TO DEMAND PAYMENT. Failure to vote on the Merger Agreement will not constitute a waiver of dissenters' rights, provided that a written notice is properly and timely filed.

             A SHAREHOLDER WHO ELECTS TO EXERCISE DISSENTER RIGHTS SHOULD MAIL OR DELIVER HIS WRITTEN NOTICE TO COLEMAN RESEARCH

                                       46
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





        CORPORATION, 201 SOUTH ORANGE AVENUE, SUITE 1300, ORLANDO, FLORIDA 32801, ATTENTION: SECRETARY.

             If the Merger Agreement is adopted and approved by the shareholders of CRC at the Special Meeting, then CRC is required, within ten days after the date of the Special Meeting, to provide written notice of such adoption and approval to each CRC shareholder who timely and properly filed a notice of intent to demand payment for such holder's shares of CRC Common Stock. Within 20 days after CRC gives such notice, any CRC shareholder who elects to exercise dissenters' rights must file with CRC a notice of such election, which notice must include such holder's name and address, the number and classes of shares as to which such holder dissents, and a demand for payment of the fair market value of such holder's shares of CRC Common Stock. A CRC shareholder who fails to file such an election with such 20-day period will have waived such holder's dissenter's rights, and will thereafter only have the right to receive shares of Thermo Common Stock (and cash in lieu of fractional shares) under the terms of the Merger Agreement. Any CRC shareholder who elects to dissent will be required to deposit with CRC the certificates representing the shares of CRC Common Stock as to which such holder dissents simultaneously with the filing of the election to dissent.

             Within ten days after the expiration of the period in which shareholders may file their notices of election to dissent, or within ten days after the Merger is effected, whichever is later, CRC will make a written offer to each dissenting shareholder who followed the procedures set forth in Section 607.1320 to pay an amount CRC estimates to be the fair value for such shares. If the shareholder accepts the offer within 30 days of its making, payment will be made within 90 days after the making of the offer or the Effective Date, whichever is later.

             If CRC fails to make such an offer within the 30-day period, or if it makes such an offer and any shareholder fails to accept it within 30 days of its making, then CRC must, within 30 days after receipt of written notice of election to dissent from any dissenting shareholder given within 60 days after the Effective Date, file an action in any court of competent jurisdiction requesting that the fair value of such shares be determined. If CRC fails to institute such a proceeding, any dissenting shareholder may do so in the name of CRC. All dissenting shareholders, other than those who have agreed with CRC as to the fair value of their shares, will be made party to such proceeding, and all such parties will be entitled to judgment against CRC for the amount of the fair value of their shares of CRC Common Stock.

             CRC shareholders considering seeking appraisal should bear in mind that the fair value of their shares determined under
        Section 607.1320 could be more than, the same as or less than the value of the consideration they would receive pursuant to the
                                       47
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





        Merger if they did not seek appraisal of their shares and that a significant period of time could elapse before the court determines such fair value. The cost of the appraisal proceeding may be charged against CRC or may be determined by the court and taxed against the parties as the court deems equitable under the circumstances.

             Any CRC shareholder who has duly demanded appraisal in compliance with Section 607.1320 will not, after the Effective Date, be entitled to vote, for any purpose, the shares of CRC Common Stock subject to such demand or to receive payment of dividends or other distributions payable to shareholders of record at a date prior to the Effective Date.



                    COMPARISON OF RIGHTS OF HOLDERS OF THERMO
                        COMMON STOCK AND CRC COMMON STOCK

             The rights of the CRC shareholders are governed by the laws of the State of Florida, including the Florida Business Corporation Act (the "Florida Law"), and by CRC's Articles of Incorporation, as amended (the "CRC Articles"), and CRC's By-Laws, as amended (the "CRC By-Laws"). Upon consummation of the Merger, the CRC shareholders will become stockholders of Thermo and their rights as stockholders and the internal affairs of Thermo will be governed by the laws of the State of Delaware, including the General Corporation Law of the State of Delaware (the "Delaware Law"), and by Thermo's Amended and Restated Certificate of Incorporation (the "Thermo Certificate"), and Thermo's By-Laws (the "Thermo By-Laws"), which differ in certain material respects from Florida Law, the CRC Articles and the CRC By-Laws. The following is a summary of certain differences between the rights of CRC shareholders compared with those of Thermo stockholders.

             The following summary does not purport to be a complete description of the rights of shareholders of CRC or the rights of stockholders of Thermo or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the governing law, to the Thermo Certificate and By-Laws and to the CRC Articles and By-Laws, to which shareholders are referred.
        For more information regarding reviewing or obtaining a copy of either company's charter documents or by-laws, see "AVAILABLE INFORMATION."

        Amendment of Charter and By-Laws

             Section 242 of the Delaware Law provides that stockholders may amend their corporation's certificate of incorporation if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment.
        The Delaware Law also provides that after a corporation has
                                       48
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





        received any payment for its stock, the power to adopt, amend or repeal by-laws resides with the stockholders entitled to vote. A corporation may, however, grant to its board of directors in its certificate of incorporation concurrent power to adopt, amend or repeal by-laws.

             Under Florida Law, shareholders may amend their articles of incorporation if the amendment is approved by (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenter rights; and (ii) the votes required for voting groups and multiple voting groups by every other voting group entitled to vote on the amendment. In addition, a corporation's board of directors may amend or repeal the corporation's by-laws unless the articles of incorporation or by-laws provide otherwise.

             Thermo. Thermo's Certificate expressly provides that the board of directors is authorized to adopt, repeal, alter, amend or rescind Thermo's By-Laws.

             CRC. CRC's Articles empower the board of directors to adopt, alter, amend or repeal CRC's By-Laws.

        Certain Actions Requiring Supermajority Votes

             Both Delaware Law and Florida Law set certain minimum voting requirements for selected corporate actions that may be changed by appropriate provisions contained in a corporation's certificate of incorporation and/or by-laws.

             Thermo. Under Thermo's Certificate, the votes of the holders of 66-2/3% of the shares of stock then entitled to vote for the election of directors of the Corporation ("Voting Stock") are required for the following actions: (i) the merger of Thermo into another corporation or other business entity, (ii) the merger of another corporation or other business entity into Thermo, (iii) the consolidation of Thermo with another corporation or other business entity, (iv) the sale, exchange, lease or other transfer all or substantially all of Thermo's assets to any other person, (v) dissolution, (vi) amendments to Thermo's Certificate and (vii) amendments to Thermo's By-laws or ratification of the amendment thereof by Thermo's Board of Directors.

             Thermo's Certificate further provides that, in the event that any corporation or other business entity, together with all affiliates thereof, owns beneficially, directly or indirectly, 25% or more of the outstanding Thermo Common Stock (a "Related Entity"), the vote of the holders of 85% of all shares of the Voting Stock exclusive of all shares the Voting Stock held by Related Entities shall be required for any of the following actions: (i) the merger of Thermo into a Related Entity, (ii) the merger of a Related Entity into Thermo, (iii) the consolidation of Thermo with a Related Entity, (iv) the sale, exchange, lease
                                       49
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





        or other transfer all or substantially all of Thermo's assets to a Related Entity, (v) the acquisition of an interest in a Related Entity through the issuance of Thermo's stock, the exchange of Thermo's assets or otherwise, (vi) the entering into of any agreement to take any of the actions contemplated by the preceding clauses (i) through (v), (vii) the further amendment of Thermo's Certificate relating to the actions contemplated by the preceding clauses (i) through (vi) or amendment of Thermo's By-Laws or the ratification of the amendment thereof by Thermo's Board of Directors in such regard. For these purposes, Thermo's Certificate defines an "affiliate" of any entity as any person which controls, is controlled by or is under common control with that entity, and any officer or director of that entity or any other affiliate thereof and any person which owns beneficially, directly or indirectly, 10% or more of any class of equity securities of that entity or any other affiliate thereof.

             Thermo's Certificate also contains a requirement that if any person acquires by tender offer more than 50% of the outstanding Thermo Common Stock and Thermo's Board of Directors does not recommend that the tender offer be accepted, each remaining Thermo stockholder will have the right to have his shares redeemed by Thermo at a price generally equal to the tender offer price.

             CRC. Neither the CRC Articles nor the CRC By-Laws require the vote of the holders of more than a majority of the CRC Common Stock to approve any corporate action.

        Board of Directors

             Under both Delaware Law and Florida Law, a corporation's board of directors must consist of one or more individuals, with the number fixed by (or in the manner provided in) the corporation's by-laws or its certificate of incorporation or articles, respectively.

             Thermo. Under Thermo's By-Laws, Thermo's Board shall consist of between eight and twelve directors. Thermo's By-Laws state that the directors will be divided into three classes, as nearly as equal in number as possible, with each class of director being elected to serve for three years. Currently, Thermo's Board has set the number of directors at ten. The provisions for classification of the Board, which are designed to provide continuity and longer-term participation on the Board, would prevent stockholders holding a majority of shares of Thermo Common Stock outstanding from electing a majority of the directors of Thermo at any one annual meeting of stockholders. Such provisions may discourage or render more difficult certain transactions, whether or not beneficial to public stockholders, and could discourage certain types of tactics which involve an actual or threatened change of control of Thermo because at least two annual meetings of stockholders could be required to replace a majority of the Board.
                                       50
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






             CRC. The CRC By-Laws state that the Board shall consist of one director and that such director shall serve a term of one year.

        Removal of Directors

             Delaware Law permits any director or the entire board of directors to be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote. Directors of a corporation with a classified board of directors, however, such as Thermo, can be removed only for cause unless the certificate of incorporation provides otherwise.

             Under Florida Law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide otherwise. However, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

             Thermo. Neither Thermo's Certificate nor its By-Laws specifically address the requirements for the removal of directors generally. Therefore, a Thermo director may be removed by stockholders only for cause. Any vacancy on the board resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present. Any other vacancy on the board may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

             CRC. CRC's By-Laws provide that any director may be removed from office, either with or without cause, at any time. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office or by the CRC shareholders.

        Special Meeting of the Stockholders

             Under both Delaware Law and Florida Law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate or articles of incorporation or by-laws. Additionally, under Delaware Law, if an annual meeting is not held within 30 days of the date designated for such a meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

             Under Florida Law, holders of at least 10%, unless a greater percentage not to exceed 50% is required by the articles of incorporation, of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who
                                       51
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





        sign, date, and deliver to the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held may call a special meeting. Additionally, the circuit court of the county where a corporation's principal office is located may order (i) an annual meeting on application of any shareholder entitled to vote in an annual meeting if an annual meeting has not been held within any 13-month period; or
        (ii) a special meeting on application of a shareholder who signed a demand for a special meeting if (a) notice of the special meeting was not given within 60 days after the date the demand was delivered to the corporation's secretary; or (b) the special meeting was not held in accordance with the notice.

             Thermo. Pursuant to Thermo's By-Laws, special meetings of the stockholders may be called by the President and shall be called by the President, Secretary or an Assistant Secretary when directed to do so by the Board.

             CRC. Under CRC's By-Laws, special meetings of the shareholders may be called by the Chairman of the Board, the Board of Directors, the Chief Executive Officer, the President or on call signed by one or more shareholders holding an aggregate of not less than 10% of the outstanding shares entitled to vote at the meeting.

        Actions by Stockholders Without a Meeting

             Unless a corporation's certificate of incorporation or articles provide otherwise, Delaware Law and Florida Law allow any action required to be taken, or which may be taken, at an annual or special meeting of stockholders to be taken without prior notice and without a vote so long as the written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is delivered to the corporation.

             Thermo. Neither Thermo's Certificate nor its By-Laws address the issue relating to actions by shareholders without a meeting. However, the rules of the New York Stock Exchange, on which the Thermo Common Stock is listed for trading, generally prohibit listed corporations from taking actions by written consent.

             CRC. The CRC By-Laws provide that any action required or permitted to be taken by the shareholders may be taken without a meeting if such action is approved by the minimum number of votes that would be necessary to authorize or take the action at a meeting at which such shareholders were present and voted. In order to be effective, such action must be evidenced by one or more written consents describing the action, dated and signed by the shareholders, and delivered to CRC within 60 days of the earliest consent. Shareholders who did not consent to the action

                                       52
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        taken must receive notice of such action within 10 days after the receipt of the written consent.

        Cumulative Voting

             Under Delaware Law, cumulative voting in the election of directors is available only if specifically provided for in a corporation's certificate of incorporation. Under Florida Law, the articles of incorporation of a corporation may provide for cumulative voting in the election of directors. Neither Thermo's Certificate nor CRC's Articles provide for cumulative voting.

        Vote Required for Certain Mergers and Consolidations

             Delaware Law insofar as it relates to mergers and other corporate reorganizations does not differ substantially from Florida Law. Both Florida Law and Delaware Law provide for a shareholder vote (except as indicated below) of both the acquiring and acquired corporation to approve mergers. In addition, while both Florida Law and Delaware Law require a shareholder vote of the selling corporation for the sale by a corporation of all or substantially all of its assets, Florida Law requires such a vote only if the sale is not in the regular course of business. Both Florida Law and Delaware Law provide for a shareholder vote to approve the dissolution of a corporation. Yet, Florida Law requires the affirmative vote of a majority of the outstanding shares of both the acquiring and acquired corporation in share-for-share exchanges while Delaware Law does not provide this right.

             Both Florida Law and Delaware Law do not require a shareholder vote of the surviving corporation in a merger provided certain conditions are satisfied. Florida Law requires that after the merger (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger (except for amendments authorized absent shareholder approval); and (ii) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger. Delaware Law does not require a shareholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.

             Both Florida Law and Delaware Law do not require a
        shareholder vote for certain "short-form mergers" between a parent company and its subsidiary. Florida Law provides that the subsidiary be 80% owned by the parent while Delaware Law requires that the subsidiary be 90% owned by the parent.
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        Class Vote for Certain Reorganizations

             Generally, neither Florida Law nor Delaware Law require class voting. However, Florida Law provides that class or series voting as a separate voting group is required (i) on a plan of merger if the plan contains a provision which, if contained in a proposed amendment to the articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment; or (ii) on a plan of share exchange if the shares of such class or series of shares are to be converted or exchanged under such plan or if the plan contains any provisions which, if contained in a proposed amendment to articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment. Delaware Law requires class voting where the transaction involves an amendment to the certificate of incorporation which would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

        Dissenter Rights

             Under both Florida Law and Delaware Law, a dissenting shareholder of a corporation participating in certain transactions, under varying circumstances, may receive cash in the amount of the fair value of his or her shares (as determined by a court) in lieu of the consideration otherwise receivable in any such transaction. Unless the articles of incorporation provide otherwise, under both Florida Law and Delaware Law, dissenter rights are not available with respect to a plan of merger or share exchange or a proposed sale or exchange of property to holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were (i) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by not fewer than 2,000 shareholders. In addition, under Delaware Law, dissenter rights are not available for any shares of stock of the constituent corporation surviving a merger if the merger did not require shareholder approval of the surviving corporation.

             Florida Law also provides dissenter rights in connection with (i) sales of substantially all of a corporation's assets,
        (ii) amendments to the articles of incorporation that may adversely affect certain rights of preferences of shareholders and (ii) control-share acquisitions. Delaware Law does not provide dissenter rights with respect to any sale of assets, reclassification of stock or amendment to the certificate of incorporation.
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        Anti-Takeover Statutes

             Thermo. Thermo is subject to Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), which regulates large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest in Thermo if such acquisition is not approved by Thermo's Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" includes sales, or other dispositions to the Interested Stockholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

             The three-year moratorium imposed on Business Combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an Interested Stockholder the Board of Directors approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder; (b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or
        (c) on or after the date such person becomes an Interested Stockholder, the Board approves the Business Combination and it is also approved at a stockholder meeting by holders of 66-2/3% of the voting stock not owned by the Interested Stockholder.

             Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Thermo's Certificate does not contain such a provision. Thermo could, at its option,
                                       55
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        exclude itself from the coverage of Section 203 by amending its
        Certificate or By-laws at any time to exempt itself from coverage; but a By-Law or charter amendment may not become effective for a period of 12 months after the amendment is adopted. The restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

             Section 203 is currently under challenge in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court of Delaware has consistently upheld Section 203, the Delaware Supreme Court has not yet considered the issue. Thermo believes that, so long as the enforceability of Section 203 is upheld, Section 203 will encourage any potential acquirer to negotiate with Thermo's Board of Directors prior to effecting any takeover attempt. Section 203 also should have the effect of limiting the ability of a potential acquirer to make a two-tiered bid in which all of Thermo's stockholders would not be treated equally. Section 203 should also discourage certain potential acquirers unwilling to comply with its provisions. Shareholders should note that the application of Section 203 to Thermo will confer upon the Board the power to reject a proposed Business Combination, even though a potential acquirer may be offering a substantial premium for Thermo's shares over the then-current market price.

             CRC. Section 607.0901 of Florida Law contains a provision generally similar to Section 203. Section 607.0901 provides that, in addition to any affirmative vote required by Florida Law or the articles of incorporation, an affiliated transaction must be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder (which is defined generally under Florida Law as a person with 10% or more of a corporation's outstanding voting shares). The voting requirement does not apply if (i) the affiliated transaction has been approved by a majority of the disinterested directors; (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (iii) the interested shareholder has been the beneficial owner of at least 80 percent of the corporation's outstanding voting shares for at least five years preceding the announcement date; (iv) the interested shareholder is the beneficial owner of at least 90 percent of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940; or (vi) in the affiliated transaction, consideration is paid to the holders
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        of each class or series of voting shares pursuant to stringent valuation standards.

             Additionally, this section does not apply (i) to any corporation whose articles of incorporation, either as originally adopted or as amended prior to January 1, 1989, contain a provision expressly electing not to be governed by this section;
        (ii) to any corporation which adopts an amendment of its articles of incorporation or by-laws, approved by affirmative vote of the holders, other than interested shareholders, of a majority of the outstanding voting shares of the corporation expressly electing not to be governed by this section (although the amendment is not valid for 18 months); or (iii) to any affiliated transaction of the corporation with an interested shareholder of the corporation which became an interested shareholder inadvertently, if such interested shareholder, as soon as practicable, divests itself of a sufficient amount of the voting shares of the corporation so that it no longer is the beneficial owner of 10 percent or more of the outstanding shares of the corporation and would not at any time within the five-year period preceding the announcement date with respect to such affiliated transaction have been an interested shareholder but for such inadvertent acquisition.
































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        Stockholder Rights Agreement

             Thermo has declared a dividend of one right to purchase 1/1,000 of a share of Series A
        Junior Participating Preferred Stock for each outstanding share of Thermo Common Stock, pursuant to the provisions of a Rights Agreement. These rights, commonly referred to as a "poison pill," may have certain anti-takeover effects. See "DESCRIPTION OF THERMO'S CAPITAL STOCK -- Preferred Share Purchase Rights; Series A Junior Participating Preferred Stock." CRC does not have a comparable shareholder rights agreement.

        Preemptive Rights

             Thermo. Delaware Law generally permits a Delaware corporation to provide its stockholders with the preemptive right to subscribe to capital stock or securities convertible into stock in its certificate of incorporation. The Thermo
        Certificate does not provide for preemptive rights.

             CRC. Florida Law generally provides that shareholders of a Florida corporation do not have a preemptive right to acquire unissued shares, except to the extent provided in the articles of incorporation. The CRC Articles do not provide for preemptive rights.

        Dividends

             Thermo. Delaware Law provides that a corporation, unless otherwise restricted by its certificate of incorporation, may declare and pay dividends out of surplus, or if no surplus exists, out of net profit for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having preference upon the distribution of assets). Additionally, Delaware Law provides that, in general, a corporation may redeem or repurchase its shares only out of surplus.

             CRC. Florida Law provides that a corporation, unless otherwise restricted by its articles of incorporation, may authorize distributions unless after giving the distribution effect (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.


                                       58
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        Limitation on Director's Liability; Indemnification

             In general, Delaware Law contains more extensive indemnification provisions than does Florida Law. Under Delaware Law, the corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director under a broad range of circumstances. Thermo's Certificate includes a provision which eliminates the directors' liability for monetary damages for a breach of the directors' duty of care to Thermo or its stockholders (the "Delaware Duty of Care Provision"). As a result of the Delaware Duty of Care Provision, no director of Thermo will be liable for monetary damages for negligence or gross negligence occurring after the Merger. Each director will remain personally liable to Thermo for failure to act in good faith or to comply with his or her duty of loyalty to Thermo. The directors will continue to be subject to equitable remedies, although such remedies in some circumstances may not be available as a practical matter. In addition, under Delaware Law, each director will remain liable for engaging in a transaction from which such director derives an improper personal benefit or for engaging in intentional misconduct or a knowing violation of law. Moreover, the Delaware Duty of Care Provision also will not limit directors' liability for violations of the federal securities laws. With regard to directors who are also officers of Thermo, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers.

             Florida Law contains a provision similar to the Delaware Duty of Care Provision. Under Section 607.0831 of Florida Law, directors are not personally liable to monetary damages to the corporation or any other person, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of or failure to perform those duties constitutes: (a) a violation of the criminal law (unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful);
        (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the director would be liable for authorizing an unlawful distribution; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

             Delaware Law authorizes the corporation to indemnify any person or party to any threatened, pending or completed action,
                                       59
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        suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation at a like position of another corporation (the "Indemnitee") against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (or, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful). Florida Law contains a similar provision which authorizes the corporation to indemnify such person against liability incurred in connection with such action if he or she acted with the same requisite conduct.

             Delaware Law also authorizes the corporation to indemnify such person in connection with any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted with the requisite conduct. Florida Law authorizes the corporation to indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding. However, under Florida Law, to the extent an Indemnitee is successful on the merits or otherwise in defense of any proceeding (whether or not by or in the right of the corporation), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

             Under both Florida Law and Delaware Law, the corporation must provide for indemnification on a case by case basis after a determination that the Indemnitee met the applicable standard of conduct. Similarly, both laws provide that the determination is made in the first instance by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding. However, under Florida Law, if such a quorum is not obtainable, or, even if obtainable if the board of directors (including directors who are parties) so directs, the determination must be made by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding, by independent legal counsel or finally by the shareholders. Under Delaware Law, if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, the determination must be made by independent legal counsel in a written opinion or by the stockholders.

             Furthermore, both Florida Law and Delaware Law provide that a corporation may make other or further indemnification or
                                       60
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        advancement of expenses of any of its directors, officers, employees or agents under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise both as to action in an official capacity and as to action in another capacity while holding such office. Thermo has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo's Certificate takes advantage of the permissive Delaware indemnification laws and provides that: (i) Thermo is required to indemnify its officers and directors to the full extent permitted by law; and (ii) expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Thermo in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Thermo.

             CRC's Articles provide that the Board of Directors may indemnify current or former directors, officers, employees or agents of CRC, and any person serving, or who has served, at the request of CRC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Florida.

        Loans to Officers and Employees

             Both Florida Law and Delaware Law provide that a corporation may make loans to, or guarantee the obligations of, or otherwise assist, its officers and other employees and those of its subsidiaries when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. However, while Florida Law authorizes the corporation to make a loan to, or guarantee the obligations of, or otherwise assist a director as well, Delaware Law applies only to those directors who also are officers or employees of the corporation or subsidiary.

        Voting By Ballot

             Under Delaware Law, each shareholder has the right to require a vote by written ballot for the election of directors at a shareholder meeting unless otherwise restricted as provided in the certificate of incorporation.

             There is no similar voting provision in the Florida Law.

        Inspection of  Shareholder Lists

             Florida Law provides that a shareholder may inspect the shareholders' list if (i) his demand is made in good faith and for a proper purpose; (ii) he describes with reasonable
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        particularity his purpose; and (iii) the shareholders' list is directly connected with his purpose. Additionally, Florida Law provides to any shareholder an absolute right of inspection of the shareholders' list for a ten-day period preceding a shareholder meeting. Delaware Law provides to any shareholder of record the right to inspect the shareholder list of the corporation for any purpose germane to the meeting for a ten-day period preceding a shareholder meeting.


                      DESCRIPTION OF THERMO'S CAPITAL STOCK

             The authorized capital stock of Thermo consists of 175,000,000 shares of common stock, $1.00 par value per share (the "Thermo Common Stock"), 10,000 shares of Preferred Stock, $100.00 par value per share (the "Thermo Preferred Stock"), and 40,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock").

        Common Stock

             Holders of Thermo Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. The holders of Thermo Common Stock have no preemptive rights or rights to convert their Thermo Common Stock into any other securities. The Thermo Common Stock is not subject to redemption. Upon any liquidation, distribution or sale of assets, dissolution or winding up of Thermo, the holders of Thermo Common Stock are entitled to share pro rata in the assets of Thermo available for distribution after provision for the payment of creditors and subject to the preferential rights of any then outstanding Thermo Preferred Stock. The outstanding shares of Thermo Common Stock are fully paid and nonassessable. There are no restrictions on transferability contained in Thermo's Certificate or Thermo's By-Laws. Subject to preferences that may be applicable to any outstanding shares of Thermo Preferred Stock, holders of Thermo Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Thermo Common Stock is listed on the New York Stock Exchange.

             As of December 15, 1994, there were outstanding 50,857,477 shares of Thermo Common Stock. Additional information concerning the rights of holders of Thermo Common Stock, including information with respect to the division of the Thermo Board of Directors into three classes, is set forth under "COMPARISON OF RIGHTS OF HOLDERS OF THERMO COMMON STOCK AND CRC COMMON STOCK."

        Preferred Stock

             The Board of Directors of Thermo may, without further action of Thermo's stockholders, issue up to 10,000 shares of Thermo Preferred Stock, in one or more classes and one or more series and fix the number of shares constituting any such class or
                                       62
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        series.  The Board may similarly fix the rights and preferences of any class or series of Thermo Preferred Stock, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), maturity dates, redemption prices and liquidation preferences. The rights of the holders Thermo Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Thermo Preferred Stock that may be issued in the future.
        Issuance of Thermo Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Thermo.

        Preferred Share Purchase Rights; Series A Junior Participating Preferred Stock

             On May 4, 1988, Thermo's Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Thermo Common Stock to stockholders of record at the close of business on May 26, 1988. The Board of Directors of Thermo has previously designated 40,000 shares of Preferred Stock for issuance upon the exercise of such Rights. The description and terms of the Rights and the Series A Preferred Stock are set forth under Item 1 to Thermo's Registration Statement on Form 8-A, declared effective by the Commission on June 25, 1988, as amended, and in a Rights Agreement between Thermo and The First National Bank of Boston, as Rights Agent. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "COMPARISON OF RIGHTS OF HOLDERS OF THERMO COMMON STOCK AND CRC COMMON STOCK."


                      RELATIONSHIP AND TRANSACTIONS BETWEEN
                                 THERMO AND CRC

             CRC and one of Thermo's subsidiaries, Thermedics Inc., have worked together since 1990. CRC was a subcontractor to Thermedics in the development of a hand-held mine detection system for the U.S. Government, CRC providing the ground-penetrating radar and Thermedics providing the chemical detection systems. Thermedics is currently a subcontractor to CRC in the development of a robotically controlled vehicle to allow remote chemical analysis of potentially contaminated facilities for the U.S. Department of Energy. CRC and another Thermo subsidiary, Thermo Technology Ventures Inc., are teammates in support of Lockheed in the execution of the management and operations contract at Idaho National Engineering Laboratories.







                                       63
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                                 BUSINESS OF CRC

             CRC was formed in October 1980 to provide systems integration, systems engineering, and analytical services to both government and industry. CRC currently has approximately 1,200 employees. CRC, headquartered in Orlando, Florida, has technical operations in Orlando, Florida; the Washington DC area; Huntsville, Alabama; Idaho Falls, Idaho; Charleston, South Carolina; and other locations throughout the United States.

             From its inception, with a core expertise in systems engineering, simulation and modeling, and analysis, CRC has built a broad-based expertise in defense and environmental systems engineering disciplines and in a growing number of other research areas. CRC is currently providing, under a $218 million contract with the U.S. Army Space and Strategic Defense Command ("SSDC"), the assembly, integration and launch of 75 Department of Defense
        (DOD) payloads into suborbital flight. These payloads are intended to serve as targets for Theater Missile Defense flight experiments. Under this contract, CRC is responsible for the development and analysis of precision guidance and control systems, missile and ground support equipment design and integration, simulation, ground testing, flight testing, and launch services (the "TMD Targets Project").

             CRC has developed a hand-held mine detection system for the detection of a wide variety of non-metallic anti-personnel and anti-vehicular mines. This system is currently completing the prototype stage and extensive testing is expected to begin in the near future. CRC has also integrated the electronics for a cellular telephone with a Global Positioning System (GPS) satellite receiver and a microprocessor to develop a mobile position locating device for the real-time tracking of vehicles.

             CRC performs Systems Engineering and Technical Assistance
        (SETA) contracts for DOD and other government agencies. CRC's SETA contracts include those with the SSDC in Huntsville, Alabama to support the Theater High Altitude Area Defense (THAAD) Theater Missile Defense System (the "THAAD SETA Project"); the Naval Training Systems Center in Orlando, Florida to support Army and Navy training systems; and the Ballistic Missile Defense Organization (BMDO) in Washington DC to support strategic defense analysis.

             CRC provides systems engineering and systems integration support to the United States intelligence community. CRC is actively involved in the design of signals collection architectures, as well as the development of mission management and message dissemination systems. CRC is also developing signals identification analysis techniques for applications on workstations and super computers.

             CRC has a strong, multi-disciplinary capability in information technology, including local area and wide area
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        network and data base requirements analysis, design, and
        implementation. CRC is developing virtual prototype environments for the "virtual" integration of large, complex systems in a laboratory environment. CRC has significant involvement in Distributed Interactive Simulation technologies, whereby remote disparate elements can be linked in a real-time environment for enhanced training and strategy development. CRC's simulation and modeling expertise covers virtually all contemporary software languages, including a significant capability in Ada. In addition, CRC performs software engineering and analysis for the Drone Formation Control System at White Sands Missile range, controlling multiple aircraft and ground target commanded drones autonomously.

             Coleman Energy and Environmental Systems (CEES) was formed in 1991 as a division of CRC to provide scientific engineering and management support for energy and environmental programs. Many innovative technical and management ideas successfully used by CRC to support other clients have proven directly applicable to energy and environmental problems. Technologies developed by CRC include an eye-safe Coherent Laser Radar 3-D mapper and precision measurement system; a robotically operated Facility Characterization System with both optical and chemical sensors; Data Fusion, whereby complex dissimilar data generating systems can be combined to provide 3-D subsurface imaging; and improved ground penetrating radar for greater exploration depths and sophisticated 3-D subsurface imaging.

             In support of the Office of Environmental Restoration and Waste Management at the Headquarters of the Department of Energy
        (DOE), CRC provides engineering and technical analysis, administrative and financial management support services, quality assurance and assessment support services, task force support and education, training and logistical support for outreach activities (the "EM-10 Project").

             In October 1994, CRC, as a member of the Lockheed team, won a five-year cost plus award fee contract with a present value of approximately $100,000,000 to support the management and operations of the Idaho National Engineering Laboratory near Idaho Falls, Idaho (the "INEL Project"). Under this contract, CRC will provide centralized training to augment and develop technical training programs for the conduct of operations, compliance training, criticality training, environmental safety and health training, and other training skills. In addition, CRC will provide data base design architecture definition and other related data base support.

             To continue its diversification, in early 1993, CRC initiated a Health Systems Engineering Operation to bring its successful systems engineering methodology and technology developments to the health systems area. CRC recently won a contract with the State of South Carolina to provide facilities management to the Center for Computing and Information Technology
                                       65
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        at the Medical University of South Carolina.  CRC will provide services in the areas of health care systems, academic and research computing, University financial systems, University business systems, infrastructure systems, customer service teams, enterprises support services, and financial analysis systems. As part of this effort, CRC will evaluate technologies developed for federal government applications for their applicability to health care and medical information systems. CRC is also supporting the Medical University of South Carolina in a number of other high technology initiatives and is conducting investigative and therapeutic clinical trials for pharmaceutical manufacturers.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF CRC

        General

             CRC was formed in October 1980 to provide systems integration, systems engineering, and analytical services to both government and industry.

             CRC's revenues are derived primarily from contract services provided by it to the U.S. Department of Defense and the U.S. Department of Energy. These services are generally provided either under cost-reimbursement contracts, which provide for the reimbursement of direct costs and allowable indirect costs, plus a fee or profit component, or under firm fixed-price contracts, which provide a fixed price for stipulated systems or services to be provided by CRC. Cost-reimbursement contracts are typically billable monthly or bi-monthly while fixed-price contracts generally provide for progress payments based on the attainment of specified milestones.

             CRC's recent growth can be primarily attributed to its success in attracting larger contracts than in the past and to certain acquisitions made by CRC in its efforts to diversify the areas in which it provides services.

             In October of 1992, the TMD Targets Program was awarded to CRC as a four-year cost plus fixed fee procurement with the U.S. Army Space and Strategic Defense Command in Huntsville, Alabama with a present value of approximately $197,000,000, including all options. In January 1993, the EM-10 Program was awarded to CRC as a five-year cost plus fixed fee level of effort procurement with the Department of Energy Headquarters in Washington D.C. with a present value of approximately $53,000,000, including all options. In December 1992, the THAAD SETA Program was awarded to CRC as a five-year cost plus award fee task assignment program with the U.S. Army Space and Strategic Defense Command in Huntsville, Alabama with a present value of approximately $57,000,000, including all options.


                                       66
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





             CRC's acquisitions include the acquisition in 1990 of two businesses providing military sciences and software and controls, in 1992 and 1993 of two businesses providing environmental services and in 1992 of a business providing intelligence and information technology services.

        Revenues

             Contract revenues for the 9-month period ended September 30, 1994 increased 47% to $107,361,000 from $72,816,000 for the same period in the prior year. The increase for the 9-month period resulted primarily from the maturing of the EM-10, TMD Targets and THAAD SETA Programs awarded to CRC during late 1992 and early 1993.

             Contract revenues increased to $104,790,000 in 1993 from $50,256,000 in 1992, a 109% increase. Contract revenues increased to $50,256,000 in 1992, a 36% increase over 1991 contract revenues of $37,054,000. The increase in contract revenues for 1993 from 1992 was primarily due to initial revenues from new contracts awarded to CRC from October of 1992 through January of 1993. The increase in contract revenues in 1992 from 1991 was primarily due to the continued growth of ongoing business, the acquisition of an intelligence and information technology services business in 1992 and CRC's initial entry into the Department of Energy Headquarters support and the awards of the TMD Targets Program in October 1992.

        Costs and Expenses

             Cost of contract revenues as a percentage of contract revenues during the 9-month period ended September 30, 1994 decreased to 90.8 % from 93.0 % for the same period in the prior year. This decrease was the result of higher than normal start-up expenses incurred during the 1993 period in connection with new contracts.

             The cost of contract revenues as a percentage of contract revenues increased to 94.2% in 1993 from 90.6% in 1992 and from 86.3% in 1991. These increases were the result of CRC's trend towards larger contract awards than in the past with smaller profit margins being available in the larger contracts, as compared to smaller contracts, due to competitive conditions.

             Selling, general and administrative expenses as a percentage of contract revenues during the 9-month period ended September 30, 1994 increased to 5.7% from 5.6% for the same period in the prior year, primarily due to increased personnel costs incurred to enable CRC to bid on larger contracts in the first nine months of 1994.

             Selling, general and administrative expenses as a percentage of contract revenues decreased to 5.0% in 1993 from 7.9% in 1992 and from 7.3% in 1991. The decrease from 1992 to 1993 was
                                       67
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        primarily due to the fact that CRC increased its total contract base during 1993 without incurring comparable increases in selling, general and administrative expenses. The increase from 1991 to 1992 was primarily due to heavy proposal activity which occurred during 1992.

        Interest

             Interest expense during the 9-month period ended September 30, 1994 increased to $207,000 from $73,000 compared to the same period in the prior year, primarily due to increased borrowing by CRC under its bank line of credit, necessitated by cash flow requirements due to continued expansion and slower than normal payments by the government during the period. This increase in interest expense was slightly offset as a result of the implementation in mid-1994 of electronic funds transfers under CRC government contracts, which improved CRC's cash receipts and lowered its borrowing requirements during the 1994 period.

             Interest expense increased to $93,000 in 1993 from $26,000 in 1992 as a result of increased borrowing incurred in 1993 under CRC's line of credit incurred to fund growth. Interest expense decreased to $26,000 in 1992 from $65,000 in 1991 as a result of lower borrowing levels under CRC's line of credit.

        Provision for Income Taxes

             CRC is taxed as a professional service corporation at the highest prevailing corporate tax rate. CRC's effective tax rate was 40% for the 9-month period ended September 30, 1994 and 44% for the nine-month period ended September 30, 1993, 32.4% for 1993, 45.5% for 1992, and 38.3% for 1991. The increases in CRC's tax rate from 1991 to 1993 were primarily due to changes in Internal Revenue Service regulations.


        Liquidity and Capital Resources

             CRC's primary sources of liquidity are provided by operations and a $10,500,000 revolving credit loan agreement. At September 30, 1994, December 31, 1993, and December 31, 1992, the borrowings outstanding under such agreement were $3,233,000, $5,375,000, and $1,000,000, respectively. Capital expenditures were $3,531,000 for the 9-month period ended September 30, 1994, $5,794,000 in 1993, and $3,360,000 in 1992. Expenditures for
        rental of facilities and equipment were $3,538,000 for the 9-month period ended September 30, 1994.

             Although accounts receivable increased to $26,456,000 at December 31, 1993, from $15,911,000 at December 31, 1992, this increase has not impaired CRC's cash flow. CRC continues to actively monitor receivables with emphasis placed on collection activities and the negotiation of more favorable payment terms, and has seen an improvement in collections in 1994 as a result of
                                       68
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        the implementation in 1994 of electronic fund transfers under CRC government contracts.

             CRC's cash flows from operations plus its borrowing capacity are expected to provide sufficient funds for its operations and planned capital expenditures.


                           THERMO AND CRC MANAGEMENTS

        Executive Officers and Directors of CRC

             After the Merger, the executive officers and directors of CRC are expected to be as follows:

                  Marshall J. Armstrong         Chairman of the Board and
                                                Director
                  James B. Morrison             President and Director
                  Richard H. Levine             Corporate Vice President,
                                                Chief  Financial Officer
                                                and Director
                  Martin R. Adams               Corporate Vice President
                                                and Director
                  Buddy G. Beck                 Corporate Vice President
                                                and Director
                  Robert V. Wells               Corporate Vice President
                                                and Director
                  Glenn K. Otis                 Corporate Vice President

             Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The term of office of each officer is one year or until a successor is chosen and qualified. There are no family relationships among any of the executive officers or directors.

             Marshall J. Armstrong, 59, has been a Director and Chairman of the Board of Thermo's publicly traded Thermo Power Corporation subsidiary since December 1990. Mr. Armstrong was appointed Chief Executive Officer of Thermo Power Corporation in April 1991, and was appointed President in November 1992. He has been a Vice President of Thermo since 1986. Mr. Armstrong is also a Director of Thermo Instrument Systems Inc., a publicly traded subsidiary of Thermo.

             James B. Morrison, 45, has been President of CRC since 1988. From 1982 to 1988, Mr. Morrison served as Corporate Vice President/General Manager of CRC's Huntsville, Alabama Division. As Corporate Vice President/General Manager, his responsibilities included new business development; program, technical, and administrative management; and staffing. Mr. Morrison spent the first ten years of his career with Martin Marietta Aerospace in both technical and management positions.


                                       69
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             Martin R. Adams, 58, has been Corporate Vice President of
        CRC and President of the CRC Energy and Environmental Systems ("CEES") division since June 1991. Mr. Adams is responsible for developing and managing CEES, which provides a wide range of technical and support services to government and industry. From 1982 through June 1991, Mr. Adams was responsible to the President/Chief Operating Officer of BDM International for the management and development of the company's energy, environmental and civil systems business sectors. Prior to BDM, Mr. Adams was the Deputy Assistant Secretary for Oil, Gas and Shale Programs and Deputy Director for Solar, Geothermal, Storage, and Electrical Energy Systems with the U.S. Department of Energy.

             Buddy G. Beck, 58, has been Corporate Vice President of CRC since 1990 and has served as Chief Operating Officer of the CEES division since 1991. Mr. Beck has more than 34 years of experience in the management and development of high technology programs in the aerospace, energy and environmental fields. From 1984 through 1989, Mr. Beck founded and managed Atlantic Systems Research and Engineering, a Washington-based business providing research and engineering services to the U.S. government and private industry acquired by CRC in April 1990. Mr. Beck has held high level positions in the U.S. government in the Department of Defense and the White House National Security Council Staff. Mr. Beck has served as a Fellow of The Brookings Institution, Washington, D.C., since 1981.

             Richard H. Levine, 43, has served as Corporate Vice President, Business Operations since 1988 and Chief Financial Officer of CRC since 1993. Mr. Levine has many years experience in Department of Defense and Department of Energy contracts and finance, dealing with all branches of the Armed Forces, as well as private industry. Mr. Levine is responsible for all contractual and financial activities at CRC. Prior to joining CRC, Mr. Levine held contracts, finance, and accounting positions for both small and large Department of Defense contractors.

             Glenn K. Otis, 65, has been Corporate Vice President of CRC since 1990. Mr. Otis is involved with strategic planning and new business development. Mr. Otis was Senior Vice President at Atlantic Systems Research and Engineering from 1989 until its acquisition by CRC in 1990. At Atlantic Systems Research and Engineering, Mr. Otis was responsible for business development. Prior to his retirement from the U.S. Army in July, 1988, Mr. Otis was the Commander of U.S. Army forces in Europe and the Commander of NATO's Central Army Group for more than five years.

             Robert V. Wells, 38, has been Corporate Vice President of CRC, and has served as General Manager of CRC's Huntsville Group, since 1988. Mr. Wells' responsibilities include new business development; program, technical, and administrative management; staffing; and technical contribution to key Group contracts. Mr. Wells has extensive experience in missile system configuration

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        design; performance and simulation analysis; missile component performance/design analysis; and program and Group management.

        Thermo Executive Officers and Directors and Executive
        Compensation

             For information concerning the directors and executive officers of Thermo and the compensation of the directors and executive officers of Thermo, see "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


              OWNERSHIP OF CRC COMMON STOCK AND THERMO COMMON STOCK

        Ownership of CRC Common Stock

             The following table sets forth, as of December 1, 1994, the beneficial ownership of CRC Common Stock (including, on a pro forma basis, the beneficial ownership of shares of Thermo Common Stock into which such shares of CRC Common Stock are convertible upon consummation of the Merger) by (i) all persons known to CRC to own beneficially five percent or more of the outstanding CRC Common Stock, (ii) the sole director or CRC, (iii) each of the executive officers of CRC and (iv) the sole director and all executive officers of CRC together as a group. The address of each such persons is 201 South Orange Ave., Suite 1300, Orlando, Florida 32801. The pro forma number of shares of Thermo Common Stock assumes an exchange ratio of .1905695 shares of Thermo Common Stock for each share of CRC Common Stock.

                                      Ownership       Pro Forma Ownership
                                           of                  of
                                   CRC Common Stock   Thermo Common Stock
                                   ----------------   -------------------

                                   Number                Number
                                     of      Percen-       of    Percen-
             Name and              Shares    tage of     Shares  tage of
             Address of            Benefi-     Out-      Benefi-   Out-
             Beneficial            cially    Standing    cially  Standing
             Owner (1)             Owned      Shares     Owned    Shares
             ---------             -----      ------     -----    ------

        Thomas J. Coleman (2)    5,569,797    42.60%    1,061,433   1.98%

        Michael A. Coleman (3)   1,214,671     9.23%      231,479     *

        Cynthia C. Patz (4)      1,131,543     8.65%      215,637     *

        Harriett C. Coleman (5)  5,569,797    42.60%    1,061,433   1.98%

        James B. Morrison (6)    1,065,537     8.15%      203,058     *




                                       71
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        Buddy G. Beck (7)          726,525     5.56%      138,453     *

        Martin Adams (8)            27,124      *           5,169     *

        Richard H. Levine (9)      216,646     1.66%       41,286     *

        Glenn K. Otis (10)         125,678      *          23,950     *

        Robert V. Wells (11)       310,022     2.37%       59,080     *

        Sole Director and All
        Executive Officers
        together as a group
        (7 persons) (12)         8,041,329    61.50%    1,532,432   2.86%


        *    Less than 1%.
        __________

        (1) Shares of CRC Common Stock beneficially owned include shares owned by the indicated person, by that person's spouse, by that person and his spouse and by that person and his spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this table, all share ownership involves sole voting and investment power.

        (2) Shares of CRC Common Stock beneficially owned by Mr. Coleman include 3,706,308 shares beneficially owned by certain members of Mr. Coleman's family (see footnotes 3, 4 and 5, below) and 81,779 shares allocated through December 1, 1994 to the account maintained for Mr. Coleman pursuant to CRC's KSOP.

        (3) Shares of CRC Common Stock beneficially owned by Mr. Coleman include 28,000 shares held in trust for Mr. Coleman's minor children, 1,700 shares that Mr. Coleman has the right to acquire within 60 days after December 1, 1994 through the exercise of stock options, and 34,631 shares allocated through December 1, 1994 to the account maintained for Mr. Coleman pursuant to CRC's KSOP.

        (4) Shares of CRC Common Stock beneficially owned by Mrs. Patz include 18,000 shares held in trust for Mrs. Patz's minor children, 1,000 shares that Mrs. Patz has the right to acquire within 60 days after December 1, 1994 through the exercise of stock options, and 17,363 shares allocated through December 1, 1994 to the account maintained for Mrs. Patz pursuant to CRC's KSOP.

        (5) Shares of CRC Common Stock beneficially owned by Mrs. Coleman include 5,259,986 shares beneficially owned by certain members of Mrs. Coleman's family (see footnotes 2, 3 and 4, above) and 14,101 shares allocated through December

                                       72
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





             1, 1994 to the account maintained for Mrs. Coleman pursuant to CRC's KSOP.

        (6)  Shares of CRC Common Stock beneficially owned by Mr.
             Morrison include 73,057 shares allocated through December 1, 1994 to the account maintained for Mr. Morrison pursuant to CRC's KSOP.

        (7) Shares of CRC Common Stock beneficially owned by Mr. Beck include 29,104 shares beneficially owned by certain members of Mr. Beck's family and 102,102 shares allocated through December 1, 1994 to the account maintained for Mr. Beck pursuant to CRC's KSOP.

        (8) Shares of CRC Common Stock beneficially owned by Mr. Adams include 17,124 shares allocated through December 1, 1994 to the account maintained for Mr. Adams pursuant to CRC's KSOP.

        (9) Shares of CRC Common Stock beneficially owned by Mr. Levine include 46,187 shares allocated through December 1, 1994 to the account maintained for Mr. Levine pursuant to CRC's KSOP.

        (10) Shares of CRC Common Stock beneficially owned by Mr. Otis include 15,000 shares that Mr. Otis has the right to acquire within 60 days after December 1, 1994 through the exercise of stock options and 19,728 shares allocated through December 1, 1994 to the account maintained for Mr. Otis pursuant to CRC's KSOP.

        (11) Shares of CRC Common Stock beneficially owned by Mr. Wells include 25,542 shares allocated through December 1, 1994 to the account maintained for Mr. Wells pursuant to CRC's KSOP.

        (12) Shares of CRC Common Stock beneficially owned by the sold Directors and all executive officers together as a group include 15,000 shares that the members of such group have the right to acquire within 60 days after December 1, 1994 through the exercise of stock options, and 431,614 shares allocated through December 1, 1994 to accounts maintained for the members of such group pursuant to CRC's KSOP.

        Ownership of Thermo Common Stock

             After giving effect to the Merger, assuming full participation in the Merger by all CRC shareholders and the prior exercise of all outstanding options to purchase CRC Common Stock, there will be approximately 53,526,635 shares of Thermo Common Stock outstanding. After giving effect to the Merger, CRC shareholders would own in the aggregate approximately 4.99% of the issued and outstanding shares of Thermo Common Stock.

             For information concerning the ownership of Thermo Common Stock, including Thermo Common Stock owned by directors and
                                       73
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        executive officers of Thermo, see "AVAILABLE INFORMATION" and
        "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             CRC leases an office building in Orlando, Florida (the "CRC Lakehurst Facility"), from Thomas J. Coleman. The lease has a term of 18 years ending March 31, 2003, and provides for renegotiation of the rental rate every three years. The lease was last renegotiated in 1991 and currently provides for monthly rental payments of approximately $31,500. CRC will continue to lease space in the CRC Lakehurst Facility upon consummation of the Merger.

             CRC leases office and laboratory space in Orlando, Florida (the "Coleman Laboratories Facility"), from Coleman Family Properties, Ltd., and entity owned directly or indirectly by Thomas J. Coleman and members of his family. The lease has a term of five years ending December 31, 1999, and requires the lessor to pay all real property taxes and insurance. The monthly rental payment effective January 1, 1995 will be approximately $46,400.

             CRC leases office space in Huntsville, Alabama (the "CRC Huntsville Facility"), from Research Properties Partnership, a general partnership of which James B. Morrison, Thomas J. Coleman, Michael A. Coleman, Cynthia C. Patz and Robert V. Wells and partners. The lease has a term of 18 years ending on April 1, 2008, and provides for monthly rental payments equal to the greater of the partnership's mortgage payments or the amount allowed by the Defense Contract Audit Agency.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

             The following is a summary of the principal federal income tax consequences of the Merger and is based upon the applicable provisions of the Code, regulations thereunder, and published rulings and court decisions. Neither CRC nor Thermo intend to seek a ruling from the Internal Revenue Service with regard to the tax consequences of the Merger.

             CRC and Thermo have received an opinion from Sirote & Permutt, P.C., counsel for CRC, that under present law, and based upon the representations contained in the representation letter provided to such counsel by CRC, the Merger and the conversion of each share of CRC Common Stock into Thermo Common Stock should have the following consequences for federal income tax purposes:

                  1. The Merger will qualify as a "reorganization" as defined in Code Sections 368(a)(1)(A) and 368(a)(2)(E).


                                       74
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                  2.   No gain or loss will be recognized by CRC as a
             result of the Merger.

                  3. No gain or loss will be recognized by CRC shareholders who exchange all of their CRC Common Stock solely for Thermo Common Stock in the Merger. Shareholders who exercise dissenters' rights will recognize gain or loss upon the receipt of cash for their shares measured by the difference between the cash received and the basis of their stock, provided they own no shares of Thermo Common Stock.

                  4. The aggregate basis of the Thermo Common Stock received by a CRC shareholder will be the same as the aggregate basis of such shareholder in the CRC Common Stock converted in the Merger.

                  5. The holding period of the Thermo Common Stock received by a CRC shareholder will include the period during which such shareholder held the CRC Common Stock converted in the Merger, provided that such stock was held as a capital asset on the Effective Date.

                  6. A CRC shareholder who receives a cash payment in lieu of a fractional share of Thermo Common Stock will be treated as if such fractional share were distributed in the Merger and then redeemed by Thermo, and should recognize capital gain or loss measured by the difference between the amount of cash received and the shareholder's basis in the fractional share (which will be a pro rata portion of the shareholder's basis in the Thermo Common Stock received in the Merger), provided that such shareholder's CRC Common Stock is held as a capital asset on the Effective Date.

                  7. No gain or loss for federal income tax purposes will be recognized by the holder of an option to purchase shares of CRC Common Stock solely as a result of the conversion of such options into options to purchase Thermo Common Stock.

             In order for the Merger to qualify as a tax-free reorganization, the CRC shareholders must have the requisite "continuity of interest" through ownership of the Thermo Common Stock. It is the ruling position of the Internal Revenue Service that the "continuity of interest" requirement is satisfied if there is a continuing interest through stock ownership in the acquiring corporation on the part of the former shareholders of the acquired corporation, without any plan or intention by the former shareholders of the acquired corporation to sell, exchange or otherwise dispose of stock of the acquiring corporation, that is equal in value, as of the effective date of the reorganization, to at least 50% of the value of all the formerly outstanding stock of the acquired corporation as of the same date. Sirote & Permutt, P.C., has concluded as part of their opinion, based upon the representations referred to above, that
                                       75
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        the "continuity of interest" requirement will be satisfied in connection with the Merger. There can be no assurance, however, that the former shareholders of CRC will not, pursuant to a present plan or intention, sell or otherwise dispose of the Thermo Common Stock in a sufficient amount to violate this requirement. However, the holders of a majority of such shares have represented that they have no such present plan or intention.

             Holders of CRC Common Stock are urged to consult with their tax advisers as to the effect under state, local and foreign income and other tax laws of the Merger.


                                     EXPERTS

             The consolidated financial statements and schedules of Thermo incorporated by reference in this Registration Statement have been examined by Arthur Andersen L.L.P., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

             The financial statements and schedules of CRC included in this Proxy Statement/Prospectus and the Registration Statement have been audited by Thomas, Beck & Zurcher, P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.


                                 LEGAL OPINIONS

             The validity of the Thermo Common Stock to be issued pursuant to the Merger will be passed upon for Thermo by Seth H. Hoogasian, Esq., General Counsel to Thermo. Mr. Hoogasian owns or has the right to acquire through the exercise of stock options shares of Thermo Common Stock and shares of the common stock of certain of Thermo's subsidiaries the fair market value of which exceeds $50,000. In addition, Sirote & Permutt, P.C., has rendered the tax opinion described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."


                               -- PROPOSAL TWO --

           APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

             CRC's current Articles of Incorporation, as amended, restrict ownership of the outstanding securities of CRC to employees of CRC. In order to facilitate the Merger, CRC's Board
                                       76
PAGE
        of Directors proposes to adopt the Amended Articles, which delete the provisions restricting ownership of the securities of CRC to employees and which restate the Article of Incorporation by incorporating all previous amendments still in effect. The Amended Articles are attached to this Proxy Statement/Prospectus as APPENDIX II.

             THE MANAGEMENT AND BOARD OF DIRECTORS OF CRC RECOMMEND THAT CRC SHAREHOLDERS VOTE IN FAVOR OF THE AMENDED ARTICLES.


                              -- PROPOSAL THREE --

                APPROVAL OF THE COLEMAN LABORATORIES TRANSACTION

             On January 6, 1992, CRC entered into an agreement (the "Katoot Agreement") with Mohammad Walid Katoot and MK Industries, Inc. ("MKI"), a corporation controlled by Mr. Katoot. The Katoot Agreement involved the development and exploitation of an approach to synthesizing a new class of materials having certain unique properties.

             On November 29, 1993, CRC became the sole limited partner of Coleman Laboratories, Ltd., a limited partnership ("Coleman L.P."), by acquiring a 49% interest in Coleman L.P. The general partner of Coleman L.P. is Coleman Laboratories, Inc., a corporation owned and controlled by Thomas J. Coleman and members of Mr. Coleman's immediate family. On May 26, 1994, CRC and Coleman L.P. entered into a licensing agreement that gave CRC exclusive exploitation rights to material when and if developed by Dr. Katoot or MKI (the "1994 License Agreement").

             To satisfy a condition to the consummation of the Merger, CRC proposes (i) to transfer its 49% interest in Coleman L.P. to entities related to Thomas J. Coleman or his children and (ii) to terminate its relationship with Dr. Katoot and MKI by assigning and selling to Coleman L.P. for $10.00 (a) its rights under the Katoot Agreement; (b) the 1994 License Agreement; (c) the business of CRC related to the Katoot Agreement; and (d) certain equipment currently used by MKI (collectively, the "Coleman Laboratories Transaction"). CRC has received no revenue from its interest in the Katoot Agreement, the 1994 Licensing Agreement or Coleman L.P. and does not expect to receive revenues in the immediate future from these interests if the Coleman Laboratories Transaction does not occur. Coleman L.P. will indemnify and hold CRC harmless from its obligations under the Katoot Agreement. If approved by the CRC Shareholders, the Coleman Laboratories Transaction will occur immediately prior to the Merger.

             The Form of Assignment Agreement with respect to the Coleman Laboratories Transaction, together with all relevant exhibits, are attached to this Proxy Statement/Prospectus as APPENDIX III.


                                       77
PAGE

             Under Florida law, approval of the Coleman Laboratories Transaction requires the affirmative vote of the holders of a majority of the shares entitled to vote at the Special Meeting, excluding the share beneficially owned by Thomas J. Coleman and members of his family. THE CRC MANAGEMENT AND BOARD OF DIRECTORS RECOMMEND THAT CRC SHAREHOLDERS VOTE IN FAVOR OF THE COLEMAN LABORATORIES TRANSACTION.


                                  OTHER MATTERS

             CRC is not aware of any other matters to be presented at the Special Meeting of Shareholders other than as specified in the notice of such meeting and this Proxy Statement/Prospectus.


                            PROPOSALS OF STOCKHOLDERS

             The deadline for the submission of proposals of stockholders of Thermo for inclusion in the proxy statement and form of proxy relating to the 1995 annual meeting of stockholders was December 15, 1994. Accordingly, under applicable Commission regulations, shareholders of CRC who become stockholders of Thermo solely as a result of the Merger will not be able to submit proposals for inclusion in the proxy statement and form of proxy relating to that meeting.




























                                       78
PAGE

                          INDEX TO FINANCIAL STATEMENTS

                          COLEMAN RESEARCH CORPORATION
                                 AND SUBSIDIARY


        Report of Independent Certified Public Accountants          F-2

        Consolidated Balance Sheets at December 31, 1993
        and December, 1992                                          F-3

        Consolidated Statements of Earnings for the Years
        Ended December 31, 1993, December, 31, 1992
        (unaudited) and December 31, 1991 (unaudited)               F-5

        Consolidated Statements of Changes in Stockholders'
        Equity for the Years Ended December 31, 1993,
        December, 31, 1992 (unaudited) and December 31,
        1991 (unaudited)                                            F-6

        Consolidated Statements of Cash Flows for the
        Years Ended December 31, 1993, December, 31,
        1992 (unaudited) and December 31, 1991 (unaudited)          F-9

        Notes to Consolidated Financial Statements                  F-12

        Unaudited Consolidated Balance Sheets at September
        30, 1994 and September 30, 1993                             F-21

        Unaudited Consolidated Statements of Earnings
        for the Nine Months ended September 30, 1994 and
        September 30, 1993                                          F-23

        Unaudited Consolidated Statements of Cash Flows
        for the Nine Months ended September 30, 1994 and
        September 30, 1993                                          F-24


















                                       F-1




















PAGE

Board of Directors
Coleman Research Corporation and Subsidiary
Orlando, Florida

                          INDEPENDENT AUDITORS' REPORT

       We have audited the accompanying consolidated balance sheets of Coleman Research Corporation and Subsidiary as of December 31, 1993 and 1992, and the related consolidated statement of earnings, stockholders' equity, and consolidated cash flows for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of Coleman Research Corporation and Subsidiary as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

       Because we were not engaged to audit the consolidated statements of earnings, changes in stockholders' equity and cash flows for the year ended December 31, 1992, we did not extend our auditing procedures to enable us to express an opinion on the consolidated results of operations and cash flows. Accordingly, we do not express an opinion on them.

       The 1991 consolidated financial statements were reviewed by us and our report thereon dated April 1, 1992, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

       As discussed in Note N, the 1993 and 1992 financial statements have been restated and reissued to reflect subsequent events.



October 24, 1994                        Thomas, Beck, & Zurcher, P.A.

PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1993 and 1992


                                     ASSETS

                                                   1993           1992
                                                   ----           ----
CURRENT ASSETS:
 Cash and cash equivalents                     $   245,176    $   410,505
 Accounts receivable                            26,456,048     15,910,719
 Notes receivable                                  326,503        481,991
 Advances and employee receivables                  27,331         16,431
 Accrued interest                                    1,013         64,524
 Prepaid rent                                       66,612        111,928
 Prepaid income taxes                              128,078        468,396
 Prepaid expenses                                   90,507         36,063
                                               -----------    -----------
    Total current assets                        27,341,268     17,500,557
                                               -----------    -----------

PROPERTY AND EQUIPMENT - AT COST:
 Furniture and fixtures                          1,506,988        767,623
 Equipment, computers and software              10,159,712      5,584,977
 Computer equipment on operating lease             313,385        313,385
 Leasehold improvements                            688,117        139,244
                                               -----------    -----------
    Total                                       12,668,202      6,805,229

 Less:  Accumulated depreciation                (4,711,386)    (3,092,795)
                                               -----------    -----------
    Net property and equipment                   7,956,816      3,712,434

 Equipment under capital lease agreements,
  net of accumulated amortization of
  $14,996 in 1993 and $-0- in 1992                 192,398           -
                                               -----------    -----------
    Total property and equipment                 8,149,214      3,712,434
                                               -----------    -----------

OTHER ASSETS:
 Investment in non-marketable equity
  security                                          10,000           -
 Notes receivable                                1,681,299        365,631
 Lease deposits                                    222,256         75,749
 Agreements not to compete, net of
  accumulated amortization of $334,167
  in 1993 and $233,611 in 1992                     175,833        136,389
 Goodwill, net of accumulated amortization
  of $128,948 in 1993 and $80,429 in 1992        1,811,822      1,860,341
 Construction in progress                             -           320,348
                                               -----------    -----------
    Total other assets                           3,901,210      2,758,458
                                               -----------    -----------
TOTAL ASSETS                                   $39,391,692    $23,971,449
                                               ===========    ===========

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements



                                        F-3 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (Continued)
                           December 31, 1993 and 1992


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    1993          1992
                                                    ----          ----
CURRENT LIABILITIES:
 Accounts payable                              $ 5,109,684    $ 1,327,087
 Billings in excess of costs and estimated
  gross profit on contracts                      2,114,234        730,700
 Notes payable                                   5,375,225      1,000,000
 Obligations under capital lease
  agreements                                        52,441           -
 Payroll taxes payable                             108,589        319,465
 Accrued expenses                                7,524,181      6,013,173
 Deferred income taxes                           3,390,745      3,522,861
                                               -----------    -----------
    Total current liabilities                   23,675,099     12,913,286
                                               -----------    -----------

LONG-TERM LIABILITIES:
 Obligations under capital lease
  agreements, excluding current maturities         130,954           -
 Accrued rent                                       38,087         28,613
 Deferred income taxes                             350,990        104,662
                                               -----------    -----------
    Total liabilities                           24,195,130     13,046,561
                                               -----------    -----------

STOCKHOLDERS' EQUITY:
 Common stock, $.001 par value,
  50,000,000 authorized; 13,075,868 and
  11,334,940 issued                                 13,076         11,335
 Additional paid-in capital, in excess
  of par value                                  10,107,969      5,934,899
 Retained earnings                               5,547,441      5,312,213
                                               -----------    -----------
                                                15,668,486     11,258,447

 Treasury stock at cost, 258,921 and
  214,360 shares                                  (471,924)      (333,559)
                                               -----------    -----------
    Total stockholders' equity                  15,196,562     10,924,888
                                               -----------    -----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $39,391,692    $23,971,449
                                               ===========    ===========

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements


                                        F-4
 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF EARNINGS
              For the Years Ended December 31, 1993, 1992 and 1991

                                                     (Unaudited)  (Unaudited)
                                          1993          1992          1991
                                          ----          ----          ----
CONTRACT REVENUES                    $104,789,592    $50,255,818   $37,053,629
                                     ------------    -----------   -----------

CONTRACT COSTS                         98,676,295     45,508,008    31,985,842
RESEARCH AND DEVELOPMENT EXPENSES         483,551        212,726         -
SELLING, GENERAL & ADMINISTRATIVE
  EXPENSES                              5,219,007      3,970,442     2,720,813
                                     ------------    -----------   -----------
TOTAL OPERATING EXPENSES             $104,378,853    $49,691,176   $34,706,655
                                     ------------    -----------   -----------

EARNINGS FROM OPERATIONS                  410,739        564,642     2,346,974

OTHER INCOME (EXPENSE):
 Other income (expense)                     5,889         (5,110)       (6,343)
 Net gain (loss) on disposition of
  equipment                                 2,409        (33,067)       (3,637)
 Interest income                           21,766        104,083       114,107
 Interest expense                         (92,850)       (25,883)      (64,565)
                                     ------------    -----------   -----------
    Total other income (expense)          (62,786)        40,023        39,562
                                     ------------    -----------   -----------
EARNINGS BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                    347,953        604,665     2,386,536
INCOME TAXES:
 Current                                     -              -         (181,795)
 Deferred                                 185,579        275,003     1,096,647
                                     ------------    -----------   -----------
    Total income tax expense              185,579        275,003       914,852
                                     ------------    -----------   -----------
EARNINGS BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE       162,374        329,662     1,471,684
CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE FOR INCOME
  TAXES (NOTE A)                           72,854          -             -
                                     ------------    -----------   -----------
NET EARNINGS                         $    235,228    $   329,662   $ 1,471,684
                                     ============    ===========   ===========

EARNINGS PER SHARE BEFORE
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE:
    Primary                          $        .01    $       .03   $       .16
    Fully diluted                    $        .01    $       .03   $       .16

EARNINGS PER SHARE:
    Primary                          $        .02    $       .03   $       .16
    Fully diluted                    $        .02    $       .03   $       .16

WEIGHTED AVERAGE SHARES:
    Primary                            12,024,099     10,959,168     9,269,229
    Fully diluted                      12,024,099     10,959,168     9,269,229

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements
                                        F-5

 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      For the Year Ended December 31, 1993


                                  Additional
                                    Paid-in
                      Common      Capital in
                 Stock, $.001 Par  Excess of    Retained         Treasury
                      Value        Par Value    Earnings          Stock
                      -----        ---------    --------          -----

                    Shares  Amount                          Shares      Amount
                    ------  ------                          ------      ------
Balance at
 December 31,
 1992           11,334,940 $11,335 $ 5,934,899 $5,312,213  214,360   $(333,559)

Net earnings         -         -         -        235,228     -          -

Acquisition
 of Plexus
 Environmental
 Services, Inc.      6,000       6      40,807       -        -          -

Issuance of
 shares          1,734,928   1,735   4,132,263       -        -          -

Purchases of
 company common
 stock                   -     -         -           -      44,561    (138,365)
                ---------- -------  ----------  ---------  -------   ---------
Balance at
 December 31,
 1993           13,075,868 $13,076 $10,107,969 $5,547,441  258,921   $(471,924)
                ========== ======= =========== ==========  =======   =========














The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Unaudited)
                      For the Year Ended December 31, 1992


                                  Additional
                                    Paid-in
                      Common      Capital in
                 Stock, $.001 Par  Excess of    Retained         Treasury
                      Value        Par Value    Earnings          Stock
                      -----        ---------    --------          -----

                    Shares  Amount                          Shares      Amount
                    ------  ------                          ------      ------
Balance at
 December 31,
 1991           10,415,440 $10,415  $3,901,701 $4,982,551  199,640   $(298,627)

Net earnings         -        -          -        329,662     -           -

Issuance of
 shares            837,000     837   1,836,106       -        -           -

Issuance  of
 shares incident
 to purchase of
 company            82,500      83     197,092       -        -           -

Purchases of
 company common
 stock                   -       -        -          -      14,720     (34,932)
                ---------- -------  ---------- ----------  -------   ---------
Balance at
 December 31,
 1992           11,334,940 $11,335  $5,934,899 $5,312,213  214,360   $(333,559)
                ========== =======  ========== ==========  =======   =========










The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements




                                        F-7
 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Unaudited)
                      For the Year Ended December 31, 1991


                                  Additional
                                    Paid-in
                      Common      Capital in
                 Stock, $.001 Par  Excess of    Retained         Treasury
                      Value        Par Value    Earnings          Stock
                      -----        ---------    --------          -----

                    Shares  Amount                          Shares      Amount
                    ------  ------                          ------      ------
Balance at
 December 31,
 1990            8,589,470  $8,589 $  663,781  $3,510,867  188,900   $(282,274)

Net earnings             -       -        -     1,471,684      -          -

Issuance of
 shares
 incident to
 purchase of
 company           758,310     758  1,383,866       -          -          -

Issuance of
 shares          1,067,660   1,068  1,854,054       -          -          -

Purchases of
 company common
 stock                -       -          -          -       10,740     (16,353)
                ----------  ------ ----------  ----------  -------   ---------
Balance at
 December 31,
 1991           10,415,440 $10,415 $3,901,701  $4,982,551  199,640   $(298,627)
                ========== ======= ==========  ==========  =======   =========











The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements





                                       F-8
 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1993, 1992 and 1991


                                                      (Unaudited)  (Unaudited)
                                          1993           1992         1991
                                          ----           ----         ----
Cash flows from operating activities:
 Cash received from customers         $95,662,973    $46,713,320   $34,222,446
 Cash paid to suppliers and
  employees                           (96,813,035)   (44,179,651)  (33,190,947)
 (Increase) decrease in employee
  advances                                (10,900)        26,654       (11,802)
 Interest received                         85,277         88,616        86,212
 Interest paid                            (83,738)       (26,065)      (66,648)
 Income tax refund received               340,318        181,795       124,428
 Income taxes paid                           -          (132,000)     (190,298)
 (Increase) decrease in lease
  deposits                               (146,507)         5,910         2,537
                                      -----------    -----------   -----------
    Net cash provided from (used in)
     operating activities                (965,612)     2,678,579       975,928

Cash flows from investing activities:
 Proceeds from sale of property and
  equipment                                 2,409             15           571
 Acquisition of property and
  equipment                            (5,794,057)    (3,360,431)     (653,283)
 Cash paid in exchange for notes
  receivable                           (1,886,467)      (625,586)     (377,687)
 Principal repayments on notes
  receivable                              726,287        432,671       217,021
 Cash paid on acquisition of business        -          (210,906)   (1,201,392)
 Cash paid on acquisition of
  agreements not to compete              (140,000)       (90,000)      (80,000)
 Stockholder repayments                      -               -          11,250
                                      -----------    -----------   -----------
    Net cash used in investing
     activities                        (7,091,828)    (3,854,237)   (2,083,520)

Cash flows from financing activities:
 Issuance of common stock               3,471,855        989,175     1,538,669
 Proceeds from notes payable and
  obligations under capital lease
  agreements                           19,027,670      1,000,000          -
 Principal payments on notes payable  (14,450,980)      (501,712)     (600,392)
 Principal payments on capital lease
  obligations                             (18,069)       (12,652)      (24,704)
 Acquisition of treasury stock           (138,365)       (34,932)      (16,353)
                                      -----------    -----------      --------
    Net cash provided from
     financing activities               7,892,111      1,439,879       897,220
                                      -----------    -----------     ---------
Net increase (decrease) in cash          (165,329)       264,221      (210,372)
Cash at January 1                         410,505        146,284       356,656
                                      -----------    -----------   -----------
Cash at December 31                   $   245,176    $   410,505   $   146,284
                                      ===========    ===========   ===========

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements
                                       F-9
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
              For the Years Ended December 31, 1993, 1992 and 1991


                                                     (Unaudited)  (Unaudited)
                                           1993          1992        1991
                                           ----          ----        ----
RECONCILIATION OF NET EARNINGS TO NET
 CASH PROVIDED (USED) BY OPERATING
 ACTIVITIES:
 Net earnings                          $  235,228     $  329,662    $1,471,684
                                       ----------     ----------    ----------
 Adjustments to reconcile net
  earnings to net cash provided
  (used) by operating activities:
    Depreciation and amortization       1,836,129      1,055,055       677,526
    (Gain) loss on disposition of
     property and equipment                (2,409)        33,067         3,637
    Compensatory stock option plan
     expense                              662,143        847,768       316,453
 Changes in assets and liabilities:
    (Increase) decrease in accounts
      receivable                      (10,516,042)    (4,223,791)   (2,771,897)
    (Increase) decrease in advances
      and employee receivables            (10,900)        26,564       (11,802)
    (Increase) decrease in accrued
      interest                             63,511        (15,467)      (27,895)
    (Increase) decrease in refundable
      income taxes                              -        181,795        21,852
    (Increase) decrease in prepaid rent    45,316        (99,369)        2,483
    (Increase) decrease in prepaid
      income taxes                        340,318       (132,000)     (190,299)
    (Increase) decrease in prepaid
      expenses                            (50,186)        97,384        25,442
    (Increase) decrease in lease
      deposits                           (146,507)         5,910         2,537
    Increase (decrease) in accounts
      payable                           3,771,922      1,045,839      (388,187)
    Increase (decrease) in billings
      in excess of costs and estimated
      gross profit on contracts         1,383,534        681,293       (59,286)
    Increase (decrease) in payroll
      taxes payable                      (210,876)       319,109       (45,431)
    Increase (decrease) in accrued
      expenses                          1,511,008      2,247,676       966,965
    Increase (decrease) in accrued rent     9,474          3,081       (35,283)
    Increase (decrease) in deferred
      income taxes                        112,725        275,003     1,017,429
                                       ----------     ----------    ----------
    Total adjustments                  (1,200,840)     2,348,917      (495,756)
                                       ----------     ----------    ----------
Net cash provided by (used in)
 operating activities                  $ (965,612)    $2,678,579    $  975,928
                                       ==========     ==========    ==========

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

                                       F-10
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
              For the Years Ended December 31, 1993, 1992 and 1991


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company acquired all assets and liabilities of Plexus Environmental Services, Inc. ("Plexus") during 1993, by exchanging its stock for all outstanding shares of Plexus. Details regarding this acquisition are as follows:

              Fair value of assets acquired         $ 52,112

              Liabilities assumed                   $(11,299)

              Fair value of Coleman Research
               Corporation shares exchanged         $(40,813)

In addition, the Company acquired all assets and liabilities of Blackhawk Geosciences, Inc. ("Blackhawk") during 1992, by exchanging its stock and cash for all outstanding shares of Blackhawk. Details regarding this acquisition are as follows:

               Fair value of assets acquired       $ 599,445

               Liabilities assumed                 $(191,364)

               Cash paid                           $(210,906)

               Fair value of Coleman Research
                Corporation shares exchanged       $(197,175)


During 1991, the Company acquired all assets and liabilities of Digital Signal Corporation, by exchanging its stock and cash for all shares of Digital Signal Corporation. Details regarding this acquisition are as follows:

              Fair value of assets acquired      $ 3,561,897

              Liabilities assumed                $  (895,881)

              Cash paid                          $(1,281,392)

              Fair value of Coleman Research
               Corporation shares exchanged      $(1,384,624)




The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements


                                       F-11
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL: The Company is a contractor providing systems integration, software, prototype development, analytical services and scientific and engineering technical assistance for the United States Government and private industries. Work is performed generally under fixed price and cost plus fixed fee contracts.

CONSOLIDATION: The consolidated financial statements include the accounts of Coleman Research Corporation and its wholly-owned subsidiary, Coleman Technologies, Inc. All significant intercompany transactions and accounts have been eliminated in consolidation.

ACCOUNTING CHANGES: The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Under the deferred method, deferred taxes were recognized using the tax rate applicable to the year of the calculation and were not adjusted for subsequent changes in tax rates. The company elected to adopt SFAS No. 109 in 1993 and has reported the cumulative effect of the change in the method of accounting for income taxes as of the beginning of the 1993 fiscal year in the consolidated statement of earnings.

Effective January 1, 1992, the Company adopted the straight line method of depreciating its property and equipment acquired in 1992 and thereafter. The purpose of this change is to better allocate the cost of these assets against the revenues they produce. This change is being accounted for prospectively. If the Company continued using the declining balance method of depreciating property and equipment, depreciation expense would have increased by $158,406 in 1992.

REVENUE RECOGNITION: Revenues under cost-reimbursement contracts are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The estimated sales value of performance under fixed price contracts in process is recognized under the percentage of completion method of accounting whereunder the estimated sales value is determined on the basis of physical completion to date (the total contract amount multiplied by percent of performance to date less sales value recognized in the previous periods). Costs, including general and administrative expenses, are expensed as incurred. In the event of cost overruns on contracts, the estimated loss on the contract is recognized in full at the time the loss can be reasonably determined.

Contract costs include all direct labor, materials and subcontract costs and all overhead costs related to contract performance, such as indirect labor, rent, insurance, supplies, utilities, travel, depreciation and amortization. General and administrative expenses consists of expenses not related to contract performance.


                                      F-12
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Costs under U.S. Government contracts are subject to audit by the appropriate U.S. Government agency. Management believes that cost disallowances, if any, arising from audits of costs charged to government contracts through December 31, 1993 would not have a material effect on the financial position of the Company.

EARNINGS PER SHARE: Primary and fully diluted earnings per share have been computed based on the weighted average number of common shares outstanding during the year, which includes all common stock equivalents.

STOCK SPLITS: All share and per share information has been restated to reflect a ten-for-one stock split occurring November 10, 1992.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation is computed using the straight-line and declining balance methods for financial and income tax reporting purposes over the estimated useful lives of the assets as follows:
      Furniture and fixtures                          5-7 years
      Equipment, computers and software               2-5 years
      Computer equipment on operating lease             5 years
      Leasehold improvements                         5-40 years

Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repair are charged to income as incurred. Upon sale or retirement of items of equipment, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in earnings of the period of disposition.

Depreciation expense totaled $1,672,058, $903,475 and $545,393 for the years ended December 31, 1993, 1992 and 1991 respectively.

LEASE AGREEMENTS: As lessee, annual rentals pertaining to leases which convey merely the right to use property are charged to current operations. Leases which are in substance installment purchases of property are recorded as purchases with the asset and related obligation recorded in the balance sheet.

As lessor, the Company has entered into an agreement to lease computer equipment costing $313,385 which is accounted for under the operating method, which recognizes income ratably over the life of the lease (See Notes C and D).

INVESTMENT IN NONMARKETABLE EQUITY SECURITY: As a result of acquiring all assets and liabilities of Plexus Environmental Services, Inc. during 1993, the company took title to 590 shares (.39%) of common stock of Terra RRG, an insurance company. The carryover cost basis of the stock is $10,000. The shares are not traded publicly, but have a book value of $26,361 at December 31, 1993.

INCOME TAXES: Income taxes are accrued concurrently with the recognition of income for financial reporting purposes. Deferred income taxes represent the tax effect of timing differences arising from the Company's election for income tax reporting to recognize income and expenses under the cash basis method, expensing equipment used in operations pursuant to Section 179 of the Internal


                                       F-13
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Revenue Code and utilizing the Accelerated Cost Recovery System (ACRS) and Modified Accelerated Cost Recovery System (MACRS) of depreciation for income tax reporting.

With the enactment of the Revenue Reconciliation Act of 1993, the Company is required to pay federal income taxes at the maximum tax rate of 35% (34% in 1992 and 1991) as a result of being classified as a personal service corporation.

VACATION PAY: In accordance with Statement of Financial Accounting Standards Number 43 - Accounting for Compensated Absences, the Company accrues a liability for vacation expense based upon the amount of vacation pay which has vested to qualifying employees as of the balance sheet date.

PENSION AND 401(k) EMPLOYEE STOCK OWNERSHIP (KSOP) PLANS: The Company has defined contribution pension and KSOP plans which are qualified plans under the applicable income tax laws. Contributions for the KSOP plan are determined annually by management while pension plan contributions are determined by formula. Total pension and KSOP plan expense for the years ended December 31, 1993, 1992 and 1991 amounted to $3,184,222, $2,224,295 and $1,797,334 respectively.

Effective January 1, 1991, the Company amended the defined contribution profit sharing plan to become a 401(k) Employee Stock Ownership Plan (KSOP). As amended, the plan allows contributions to be in the form of cash or qualifying employer securities.

ACCRUED EXPENSES: Accrued expenses consisted of the following at December 31:

                                                 1993           1992
                                                 ----           ----

           Accrued payroll and bonuses       $2,576,717      $2,879,923
           Accrued vacation pay               1,620,198       1,311,627
           Accrued pension and KSOP
            plan contributions                3,159,085       1,724,295
           Accrued expenses - other             168,181          97,328
                                             ----------      ----------
           Accrued expenses as presented     $7,524,181      $6,013,173
                                             ==========      ==========

CASH FLOWS PRESENTATION: For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.










                                       F-14
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS



NOTE B - ACCOUNTS RECEIVABLE:

The following schedule provides a breakdown of accounts receivable from long-term contracts and programs, in which the Company acts as either the prime contractor or a subcontractor:

                                               1993            1992
                                               ----            ----
      U.S. GOVERNMENT:
       Amounts billed                       $19,551,113     $11,133,684
       Recoverable costs and accrued
        profit on progress completed -
        not billed                            8,370,980       4,946,664

       Less allowance for doubtful
        accounts                             (1,466,045)       (169,629)
                                            -----------     -----------
           Accounts receivable, net         $26,456,048     $15,910,719
                                            ===========     ===========

Recoverable costs and accrued profit not billed comprise principally amounts of reimbursable costs and revenues recognized on contracts for which billings had not been presented to the contract owners because the amounts were not billable at the balance sheet date. As of September 30, 1994, $5,054,721 of the unbilled amounts receivable from customers at December 31, 1993 had been billed. The remaining unbilled balances consisted principally of contract cost and fee retentions, the final payment of which is contingent upon an audit of contract costs by the Defense Contract Audit Agency. The Company is unable to reasonably estimate the collection date of these receivables, which may extend beyond one year. Therefore, in accordance with industry practice, the Company classifies as current all contract related assets and liabilities, which includes billed and unbilled accounts receivable.

NOTE C - LEASES:

The Company is party to several lease agreements for equipment that are accounted for as capital leases. Amortization on equipment under capital lease agreements amounted to $14,996 in 1993, $2,813 in 1992 and $14,586 in 1991.
Total rental payments under these agreements amounted to $23,494 in 1993, $12,652 in 1992 and $27,884 in 1991.

Future minimum lease payments for equipment under capital lease agreements at December 31, 1993, is as follows:

      For the year ended December 31, 1994                     $ 64,417
                                      1995                       64,417
                                      1996                       49,058
                                      1997                       19,524
                                      1998                       11,389
                                                               --------
      Total minimum obligations                                 208,805

      Less portion representing interest                        (25,410)
                                                               --------
      Present value of net minimum obligations                  183,395
      Less current obligations                                  (52,441)
                                                               --------
      Long term obligations                                    $130,954
                                                               ========
                                      F-15
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - LEASES (CONTINUED):

In addition, the Company leases its operating facilities under several non-cancelable operating leases expiring between 1995 and 2008. The following is a schedule by years of future minimum rental payments required under these leases:

      For the year ended December, 1994                     $ 4,036,426
                                   1995                       3,903,245
                                   1996                       3,541,075
                                   1997                       2,070,162
                                   1998                       1,451,794
                                   1999 and thereafter        4,916,236
                                                            -----------
                                                            $19,918,938
                                                            ===========

Rent expense under these operating leases amounted to $2,515,367 in 1993, $1,799,639 in 1992 and $1,238,150 in 1991.

NOTE D - OPERATING LEASES AS LESSOR:

The Company has entered into an agreement to lease computer equipment costing $313,385 to an unrelated party on a month to month basis. The agreement also requires the performance of substantial additional services. The equipment is being amortized over its useful life and amortization amounted to $785 in 1993, $82,045 in 1992, and $99,996 in 1991, which is included in contract costs. Gross rental income under this agreement amounted to $141,868 in 1993, $180,033 in 1992, and $193,416 in 1991 which is included in contract revenues.

NOTE E - NOTES RECEIVABLE: Notes receivable consisted of the following at December 31:

                                                 1993           1992
                                                 ----           ----
  Note receivable from an individual,
   collateralized by 20,000 shares of common
   stock of an unrelated company. Interest
   accrues annually at 10%, repaid in 1993   $      -0-      $  200,000

  7%-9.3% Notes receivable from
   stockholders, secured by common stock
   of the company, maturing on various
   dates                                      1,699,967         301,416

  7%-8% Unsecured notes receivable from
   stockholders, maturing on various dates
   through December, 1994                       307,835         346,206
                                             ----------      ----------
      Total                                   2,007,802         847,622
      Less portion currently receivable        (326,503)       (481,991)
                                             ----------      ----------
      Long-term portion                      $1,681,299      $  365,631
                                             ==========      ==========

                                      F-16
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE F - NOTES PAYABLE:

Notes payable consisted of the following at December 31:

                                                 1993           1992
                                                 ----           ----
  $6,500,000 Revolving line of credit
   with a bank,(increased to $10,500,000
   in March, 1994)interest payable
   monthly at prime rate, collateralized
   by all receivables and equipment,
   cross collateralized by real property
   owned by Research Properties
   Partnership, due on demand                $5,375,225      $1,000,000
                                             ----------      ----------
                                              5,375,225       1,000,000
      Less amounts due within one year       (5,375,225)     (1,000,000)
                                             ----------      ----------
      Long term debt                         $      -0-      $      -0-
                                             ==========      ==========

Aggregate annual principal payments on long-term debt are as follows:

      For the year ending December 31, 1994       $5,375,225
                                                  ==========

NOTE G - RECAPITALIZATION:

Effective November 20, 1992, the Company recapitalized by converting each share of $.01 par value voting common stock into 10 shares of $.001 par value voting common stock. Authorized shares available was increased from 10,000,000 to 50,000,000 shares.

NOTE H - EMPLOYEE STOCK OPTIONS:

During 1990, the Company changed to a compensatory stock option plan from a noncompensatory stock option plan, under which certain officers and employees are participants. As of December 31, 1993, there were 910,405 shares of voting common stock available under stock options, exercisable at prices ranging from $1.49 to $3.00 per share, which is management's estimate of the fair value of the stock at the date the option is granted. These options become exercisable on various dates through December, 1995. Total compensation expense recognized under this plan amounted to $662,143 in 1993, $847,768 in 1992, and $316,453 in
1991.

973,148 and 837,000 shares of voting common stock were issued during the years ended December 31, 1993 and 1992 (after giving effect for the stock split discussed in Note G), at prices ranging from $.16 to $3.00 per share. 1,067,660 shares of voting common stock were issued during 1991 at prices ranging from $.01 to $1.826 per share.

NOTE I - TRANSACTIONS WITH RELATED PARTIES:

The Company leases its office facilities in Orlando, Florida from the Company's founder and major shareholder under an eighteen year lease agreement. The lease provides for renegotiation of the rental rate every three years, which was renegotiated effective January 1, 1991, providing for revised monthly rental

                                       F-17
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE I - TRANSACTIONS WITH RELATED PARTIES (CONTINUED):

payments of $31,447. The lease further provides that the Company is liable for payment of all property taxes, utilities, electricity and insurance. Total rents paid under this lease amounted to $377,364 in 1993, $365,769 in 1992 and $377,360 in 1991. This lease expires June 30, 2003.

Effective December 29, 1993, the Company entered into an operating lease with Coleman Family Properties, Ltd. for an office and laboratory facility in Orlando, Florida. The lease has a term of five years and provides for the lessor to pay real property taxes and insurance. There was no rent paid under this agreement in 1993. In 1994 and thereafter, the company will be committed under this agreement for monthly rental payments varying between $23,320 and $31,800, in accordance with the lease terms.

In March, 1990, the Company entered into a lease agreement with Research Properties Partnership for the use of an office building in Huntsville, Alabama. Research Properties Partnership is a partnership formed by certain stockholders of the Company. The lease is for eighteen years, expiring August, 2008, and requires monthly rental payments of $30,600 plus payment of utilities, taxes and insurance. The rental payments are adjustable by the lessor, depending on changes in the partnership's debt service requirements. Total rents paid under this lease amounted to $367,204 in 1993, $354,129 in 1992 and $297,429 in 1991.

NOTE J - INCOME TAXES:

Effective January 1, 1993, the company changed it method of accounting for income taxes in accordance with Statement of Financial Accounting Standards Number 109 - Accounting For Income Taxes, as issued by the Financial Accounting Standards Board.

This new accounting standard requires that income tax expense be computed based on the actual expense incurred for the period plus deferred taxes resulting from temporary differences in income for financial and tax purposes, using the liability method. The temporary differences result primarily from using the cash basis method of accounting and accelerated depreciation methods for income tax reporting. In adopting this new method, the company elected not to restate prior year earnings and to include the cumulative effect of this accounting change in 1993 earnings.
















                                      F-18
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE J - INCOME TAXES (CONTINUED):

A reconciliation of the provision for taxes on income at the applicable federal statutory income tax rate to the tax provision reported is as follows for the three years ended December 31:
                                         1993          1992           1991
                                         ----          ----           ----
                                     Amount   %    Amount    %    Amount    %
                                     ------   -    ------    -    ------    -
  Provision computed at federal
   statutory income tax rate on
   earnings before income taxes    $121,784  35%  $205,586  34%  $811,422  34%

  Add tax on nondeductible items     45,033  13%    39,336   6%     7,992   -

  Less tax benefit of state
   income tax deduction             (10,103) (3%)  (15,495) (3%)  (49,165) (2%)

  Add provision for state income
   taxes                             28,865   8%    45,576   8%   144,603   6%
                                   --------  --   --------  --   --------  --
  Income tax expense as presented  $185,579  53%  $275,003  45%  $914,852  38%
                                   ========  ==   ========  ==   ========  ==

The components of deferred income tax expense for the periods presented is summarized as follows:
                                      1993          1992          1991
                                      ----          ----          ----
Tax effects of timing differences
  arising from utilizing the cash
  basis method of accounting for
  income tax reporting purposes  $  (41,636)    $  201,934     $1,104,487

Difference between book and tax
   depreciation                     227,215         73,069         (7,840)
                                 ----------     ----------     ----------
                                 $  185,579     $  275,003     $1,096,647
                                 ==========     ==========     ==========

NOTE K - CONTINGENCIES:

The Company is a guarantor under a bond guaranty agreement in the amount of $3,500,000. The guaranty is in connection with the financing of an office facility in Huntsville, Alabama owned by Research Properties Partnership, a general partnership formed by the Company's principal stockholders and certain corporate officers. The partnership's funding is from the issuance of first mortgage industrial revenue bonds by the Industrial Development Board of the City of Huntsville, Alabama. Additionally, the company is liable under standby letters of credit in the amount of $67,748 through June 30, 1995.

NOTE L - BUSINESS COMBINATIONS:

On June 14, 1993, the Company acquired Plexus Environmental Services, Inc. ("Plexus") by exchanging 6,000 shares of Coleman Research common stock for all shares of common stock of Plexus. This transaction has been accounted for as a purchase. The results of operations and cash flows are included in the 1993 financial statements from the acquisition date.

                                      F-19
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE L - BUSINESS COMBINATIONS (CONTINUED):

In addition, the Company paid $140,000 to the former shareholders of Plexus Environmental Services, Inc. for agreements not to compete. The agreements are being amortized over three years.

 Details of the acquisition are as follows:

      Assets Acquired                                   $52,112

      Liabilities Assumed                               (11,299)
                                                        -------
      Value of Coleman Research
        Corporation Shares Exchanged                    $40,813
                                                        =======

The Company acquired Blackhawk Geosciences, Inc. on July 29, 1992 by exchanging 82,500 shares of Coleman Research Corporation common stock and cash of $210,906. The transaction has been accounted for as a purchase, and as a result, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired amounted to $190,155 and has been recorded as goodwill, which is being amortized over forty years.

An agreement not to compete acquired incident to this transaction is being amortized over three years. The results of operations and cash flows are included in the 1992 financial statements from the acquisition date.

Additional data regarding the acquisition follows:

      Assets acquired                                 $ 599,445

      Liabilities assumed                              (191,364)
                                                      ---------
      Net assets acquired                             $ 408,081
                                                      =========

      Value of shares of Coleman Research
       Corporation exchanged                          $ 197,175

      Cash paid                                         210,906
                                                      ---------
      Totals                                          $ 408,081
                                                      =========

On July 25, 1991, the company acquired Digital Signal Corporation by exchanging cash of $1,281,392 and 758,310 shares of $.001 par value common stock. The transaction has been accounted for as a purchase, and as a result, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price paid over the fair market value of the net assets acquired amounted to $1,622,779 and has been recorded as goodwill. This amount is being amortized over forty years. Incident to this transaction, the company paid $80,000 to Digital Signal Corporation's former controlling stockholder for a covenant not to compete. This agreement is being amortized over three years. The results of operations and cash flows of Digital Signal Corporation are included in the 1991 financial statements from the acquisition date.
                                      F-20
PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS


NOTE L - BUSINESS COMBINATIONS (CONTINUED):

Additional data regarding the above acquisition follows:

           Assets acquired                           $3,561,897

           Liabilities assumed                         (895,881)
                                                     ----------
           Net assets acquired                       $2,666,016
                                                     ==========

           Value of shares of Coleman Research
            Corporation exchanged                    $1,384,624

           Cash paid                                  1,281,392
                                                     ----------
                                                     $2,666,016
                                                     ==========

Amortization expense on noncompete agreements and acquired goodwill from the above acquisitions amounted to $149,075 in 1993, $151,579 in 1992 and $132,133 in 1991.

NOTE M - CONCENTRATIONS OF CREDIT RISK:

As of December 31, 1992, the Company had cash deposits at a bank which exceeded the FDIC insured amount by $141,961. The Company grants credit and provides services to the Department of Defense, Department of Energy and private industries on a national basis. The U.S. Government retains the right to terminate a contract or reduce funding, subject to terms agreed to in the contracts. Additionally, costs billed under U.S. Government contracts are subject to final audit and negotiation by the appropriate contracting agency prior to final payment.

NOTE N - REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS:

The 1993 financial information provided in these financial statements have been revised to reflect changes resulting from the revision of estimated contract cost data, overhead rates and subsequent renegotiation of fees to be earned on certain contracts, which resulted in a reduction of sales of $1,840,855. These revisions were based upon new information obtained subsequent to the issuance of the originally issued financial statements on May 31, 1994.

The 1992 financial statements have been reissued reflecting changes made based on revised contract cost estimates, settlement of a state sales and use tax audit arising in 1994 for transactions occurring in 1992 and prior, and increased estimates of accrued vacation pay and other items.






                                       F-21
 PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           September 30, 1994 and 1993


                                     ASSETS
                                     ------


                                                 1994             1993
                                                 ----             ----
        CURRENT ASSETS:
          Cash and cash equivalents          $    99,215     $    81,235
          Accounts receivable                 28,149,434      23,173,295
          Notes receivable                         3,410         113,911
          Advances and employee
            receivables                        2,081,170         524,050
          Prepaid rent                           198,014              --
          Prepaid expenses                       341,331          13,741
                                             -----------     -----------
            Total current assets              30,872,574      24,106,232
                                             -----------     -----------

        PROPERTY AND EQUIPMENT - AT COST:
          Furniture and fixtures               2,098,277       1,248,908
          Equipment, computers and software   12,600,871       8,872,012
          Computer equipment on
            operating lease                      313,385         313,385
          Leasehold improvements               1,177,239         347,483
                                             -----------     -----------
           Total                             16,189,772      10,781,788

          Less:  Accumulated depreciation    ( 6,501,075)    ( 4,177,127)
                                             -----------     -----------
            Net property and equipment         9,688,697       6,604,661

          Equipment under capital lease
            agreements, net of
            accumulated amortization             201,537           8,892
                                             -----------     -----------
              Total property and equipment     9,890,234       6,613,553
                                             -----------     -----------

          Total other assets                   2,651,850       2,076,888
                                             -----------     -----------

        TOTAL ASSETS                         $43,414,658     $32,796,673

PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           September 30, 1994 and 1993


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                 1994             1993
                                                 ----             ----
        CURRENT LIABILITIES:
          Accounts payable                   $ 8,407,860     $ 6,487,983
          Notes payable                        3,232,732       1,829,852
          Obligations under capital lease
            agreements                            62,432              --
          Payroll taxes payable                9,222,561       7,034,181
          Accrued expenses                       495,093         253,267
          Deferred income taxes                4,618,098       3,875,826
                                             -----------     -----------
            Total current liabilities         26,038,776      19,481,109
                                             -----------     -----------


        LONG-TERM LIABILITIES:
          Obligations under capital lease
            agreements, excluding
            current maturities                   113,050              --
          Deferred income taxes                  350,990         104,662
                                             -----------     -----------
            Total liabilities                 26,502,816      19,585,771
                                             -----------     -----------


        STOCKHOLDERS' EQUITY:
          Common stock, $.001 par value,
            50,000,000 authorized                 13,344          11,335
          Additional paid-in capital,
            in excess of par value            10,527,784       7,839,312
          Retained earnings                    7,352,441       5,768,038
                                             -----------      ----------
                                              17,893,569      13,618,685

          Treasury stock at cost                (981,727)       (407,783)
                                             -----------     -----------
           Total stockholders' equity        16,911,842      13,210,902
                                            -----------     -----------


        TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY               $43,414,658     $32,796,673









                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY

                                      F-23
PAGE

                       CONSOLIDATED STATEMENTS OF EARNINGS

               For the Quarters Ended September 30, 1994, and 1993


                                                 1994             1993
                                                 ----             ----

        CONTRACT REVENUES                    $107,360,868    $72,816,378

        CONTRACT COSTS                         97,484,150     67,709,876
        RESEARCH AND DEVELOPMENT EXPENSES         637,478        354,315
        SELLING, GENERAL &
          ADMINISTRATIVE EXPENSES               6,143,901      4,100,276
                                             ------------    -----------

        TOTAL OPERATING EXPENSES             $104,265,529    $72,164,467
                                             ------------    -----------

        EARNINGS FROM OPERATIONS                3,095,339        651,911

        OTHER INCOME (EXPENSE):
          Other income (expense)                  137,867        225,029
          Interest income                           6,062          4,666
          Interest expense                       (206,916)       (72,816)
                                             ------------    -----------

            Total other income (expense)          (62,987)       156,879
                                             ------------    -----------

        EARNINGS BEFORE INCOME TAXES            3,032,352        808,790

            Total income tax expense            1,227,352        352,965
                                             ------------    -----------

        NET EARNINGS                         $  1,805,000    $   455,825

        EARNING PER SHARE:                   $     0.1375    $    0.0384

        WEIGHTED AVERAGE SHARES:               13,123,364     11,876,232

PAGE

                   COLEMAN RESEARCH CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF EARNINGS

               For the Quarters Ended September 30, 1994, and 1993


                                                 1994             1993
                                                 ----             ----

        Cash flows from operating activities:
          Cash received from customers       $103,691,115    $65,048,131
          Cash paid to suppliers
            and employees                     (97,511,228)   (64,395,700)
          Interest received                         6,062          4,666
          Interest paid                          (206,916)       (72,816)
          (Increase) decrease in
            lease deposits                       (304,713)        43,779
                                             ------------    -----------

            Net cash provided from (used
              in) operating activities          5,674,320        628,060

        Cash flows from investing activities:
          Proceeds from sale of property
          and equipment                                --             --
          Acquisition of property and
            equipment                          (3,530,709)    (3,985,451)
          (Increase) decrease in notes
            receivable                            (49,447)       368,080
                                              -----------    -----------

            Net cash used in investing
              activities                       (3,580,156)    (3,617,371)

        Cash flows from financing activities:
          Issuance of common stock                420,083      1,904,413
          Increase (decrease) in notes
            payable                            (2,142,492)       829,852
          Principal payments on capital
            lease obligations                      (7,913)            --
          Acquisition of treasury stock          (509,803)       (74,224)
                                              -----------     ----------

            Net cash provided from
              financing activities             (2,240,125)     2,660,041
                                              -----------     ----------

        Net increase (decrease) in cash          (145,961)      (329,270)

        Cash at January 1                         245,176        410,505
                                              -----------     ----------


                                      F-25








                                   APPENDIX I


                          AGREEMENT AND PLAN OF MERGER


             THIS AGREEMENT, dated as of the _____ day of January, 1995, by and among Thermo Electron Corporation, a Delaware corporation having an office at 81 Wyman Street, Waltham, Massachusetts 02254-9046 ("Thermo"), CRC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Thermo ("Acquisition") and Coleman Research Corporation, a Florida corporation having an office at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801 ("CRC" or the "Company").

             WHEREAS, the Boards of Directors of Acquisition and CRC deem it advisable and in the best interest of such corporations and their respective shareholders that Acquisition be merged into and with CRC on the terms and conditions set forth in this Agreement, as a result of which CRC will become a wholly-owned subsidiary of Thermo; and

             WHEREAS, the Board of Directors of Thermo has approved the merger;

             NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is acknowledged by each party hereto, the parties hereto agree as follows:


                                    ARTICLE 1

                                   THE MERGER

             Section 1.1. Agreement and Plan of Merger. Effective as of the Effective Date (as defined in Section 2.2 below), Acquisition shall be merged with and into CRC (hereinafter sometimes called the "Merger") in accordance with the terms of this Agreement and the Articles of Merger set forth in Exhibit A hereto (the "Articles of Merger"). CRC shall be the corporation surviving the Merger (the "Surviving Corporation"), and the separate existence of Acquisition shall cease as of the Merger. The Amended and Restated Articles of Incorporation and Bylaws of CRC, in effect immediately prior to the effective time of the Merger, shall thereafter continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The directors and officers of the Surviving Corporation, from and after the Effective Date, shall be the directors and officers listed in the Articles of Merger, each to hold office in accordance with applicable law and the Amended and Restated Articles of Incorporation and Bylaws of CRC. The effect of the Merger shall be as provided by the applicable provision of
PAGE
        the General Corporation Law of the State of Delaware, the Florida General Corporation Act and the Florida Business Corporation Act.

             Section 1.2. Conversion of CRC's Shares. At the effective time of the Merger, each share of CRC's common stock outstanding immediately prior thereto (herein referred to as a "CRC Share" and collectively as the "CRC Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to this Section and to Sections 1.4, 1.5, 1.6 and 1.7 below, be canceled and converted into the right to receive .1905695 shares (the "Thermo Shares") of Thermo common stock, $1.00 par value (the "Thermo Common Stock"). The fraction of a Thermo Share into which each CRC Share is to be converted pursuant to this Agreement is hereinafter referred to as the "Exchange Ratio."

             Section 1.3. CRC Stock Options. At or prior to the Effective Date, Thermo and CRC shall take all action necessary to cause the assumption by Thermo as of the Effective Date of the options to purchase CRC common stock outstanding as of the Effective Date (the "CRC Options"). Each of the CRC Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Thermo Common Stock (the "Thermo Options") as of the Effective Date. The number of shares of Thermo Common Stock that each record holder of an option agreement which represents CRC Options (the "Optionholders") shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares determined by multiplying the number of shares of CRC common stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The option exercise price of each share of Thermo common stock subject to an assumed CRC Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of CRC common stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. The assumption and conversion of CRC Options to Thermo Options as provided herein shall not give the Optionholders additional benefits which they did not have immediately prior to the Effective Date, result in any acceleration of any vesting schedule for any CRC Option, other than the acceleration of the vesting schedules pursuant to the terms of the CRC Nonqualified Stock Option Plan dated January 2, 1990 (the "Option Plan"), or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Thermo Common Stock shall be issued upon exercise of any Thermo Option and in lieu of receiving any fractional share of Thermo Common Stock, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes.

             Section 1.4. Limit on Issuance of Thermo Shares. Anything to the contrary herein notwithstanding, the total number of
PAGE

        Thermo Shares which shall be required to be issued pursuant to
        Section 1.2 and upon the exercise of CRC Options that are converted into Thermo Options pursuant to Section 1.3 shall not (except as such number of shares shall be required to be adjustment pursuant to Section 1.10) exceed 2,669,158. In the event that the application of the Exchange Ratio set forth in
        Section 1.2 could result in the issuance of more than 2,669,158 Thermo Shares, such Exchange Ratio rate shall be automatically adjusted such that the total number of Thermo Shares will not exceed 2,669,158.

             Section 1.5. Dissenting Shares. Each outstanding CRC Share held by a CRC shareholder who has demanded and perfected his or her right to an appraisal of his or her CRC Shares in accordance with Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act and who has not effectively withdrawn or lost his or her right to such appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive the Thermo Shares represented by such CRC Shares pursuant to Section
        1.2 above, but the holder thereof shall be entitled only to such rights as are granted by Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act.

             Section 1.6. Payment for the CRC Shares. Promptly following the Effective Date of the Merger, The First National Bank of Boston, Thermo's stock transfer agent (the "Exchange Agent"), shall transmit to each record holder of an outstanding certificate which prior thereto represented CRC Shares (the "Shareholders") a form of letter of transmittal and instructions for use in effecting the surrender of such certificate and/or option agreement in exchange for the Thermo Shares represented by such CRC Shares. Upon the proper surrender of such certificates and a duly executed letter of transmittal and any required tax certifications, in accordance with such instructions, to the Exchange Agent, the Exchange Agent shall deliver a certificate for the Thermo Shares that such person is entitled to receive, minus the deduction specified in Section 1.7. It shall be a condition of such payment and delivery that the surrendered certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such shall pay any transfer or other taxes required by reason of such payment or delivery or establish to the satisfaction of the Transfer Agent, Thermo and/or the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered for exchange, each certificate heretofore representing CRC common stock (other than Dissenting Shares) shall, subject to Section 1.7 hereof, be deemed for all purposes to evidence the right to receive the consideration as described in accordance with Section 1.2 above; provided, however, that unless and until any such outstanding certificate is so surrendered, the holder of such outstanding certificate shall cease to have any rights as a stockholder of CRC, except such rights, if any, as such holder may have with respect to Dissenting Shares and shall not be entitled to receive any consideration from the Surviving Corporation and/or Thermo
PAGE
        with respect to the CRC Shares represented by such certificate. Each Shareholder, upon surrender of each such certificate to the Exchange Agent, shall receive promptly in exchange for each such certificate the shares of Thermo Common Stock and cash (if any) to which such holder is entitled pursuant to Sections 1.2, 1.9 and 1.10 of this Agreement. Unless and until any such outstanding certificates for CRC Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of Thermo Common Stock as of any date subsequent to the Effective Date shall be paid to the holder of any such outstanding certificate and his other rights as a stockholder of Thermo shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of Thermo Common Stock issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of Thermo Common Stock represented by such certificate issued upon such surrender and exchange, and his other rights as a stockholder of Thermo shall thereafter be restored.

             Section 1.7. Escrow Account. For the purpose of providing support of the representations and warranties contained herein and to induce Thermo to enter into this Agreement, ten percent (10%) of Thermo Shares each Shareholder has the right to beneficially receive pursuant to Section 1.2 (including Thermo Shares to be issued to the CRC 401(k) Employee Stock Ownership Plan (the "KSOP")) shall be withheld from payment to such Shareholder pursuant to Section 1.2 and shall be set aside in escrow pursuant to the terms of an Indemnification and Stock Escrow Agreement to be entered into at the Closing by and among Thermo, CRC, the Shareholder Representative (as defined therein) and The First National Bank of Boston, as escrow agent, in substantially the form of Exhibit B hereto (the "Escrow Agreement"). The amount of shares placed in escrow pursuant to this Section 1.7 shall be considered the "Escrowed Shares." The Escrowed Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate Thermo's and the Surviving Corporation's ability to recover amounts to which they are entitled under this Agreement or the Escrow Agreement as a result of misrepresentations, breaches of warranties and breaches of covenants contained in this Agreement and to satisfy claims of Thermo and Acquisition arising as a result of this Agreement or the Escrow Agreement. Accordingly, and to the extent necessary to provide such protection to Thermo and the Surviving Corporation, property held in escrow thereunder shall be available to satisfy claims of Thermo and the Surviving Corporation under this Agreement or the Escrow Agreement to the extent provided in such agreements. The
PAGE
        adoption of this Agreement and the approval of the Merger by the Shareholders shall constitute approval of the Escrow Agreement, including without limitation, placement and escrow of the Escrowed Shares and the appointment of the Shareholder Representative.

             Section 1.8. Certain Other Agreements. Concurrently with the execution and delivery of this Agreement, CRC shall deliver to Thermo: (i) an Affiliate Agreement in the form of Exhibit C attached hereto and a Continuity of Interest Certificate in the form attached as Exhibit D hereto duly executed and delivered by each affiliate of CRC and other parties (collectively, the "Affiliate Agreements"); (ii) the noncompetition agreement between Thomas J. Coleman and CRC in the form of Exhibit E attached hereto duly executed and delivered by Thomas J. Coleman;
        (iii) amended employment agreements between CRC and each of James
        B. Morrison, Richard H. Levine and John L. Gardner in the form of Exhibit F attached hereto; and (iv) amended compensation agreements between CRC and certain key employees of CRC to be identified by Thermo.

             Section 1.9. No Fractional Shares of Thermo Common Stock. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Thermo Common Stock shall be issued to any holder of CRC common stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each CRC Shareholder who otherwise would have been entitled to receive a fraction of a share of Thermo Common Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such Shareholder's fractional interest by the closing price of Thermo Common Stock as reported on the New York Stock Exchange on the Effective Date. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Date by surrender of certificates for shares of CRC common stock shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

             Section 1.10. Adjustments. In the event Thermo shall declare, pay, make or effect between the date of this Agreement and the Effective Date of the Merger (a) any stock dividend or other distribution in respect of the Thermo Common Stock payable in shares of capital stock of Thermo, (b) any stock split or other subdivision of outstanding shares of Thermo Common Stock into a larger number of shares, (c) any combination of outstanding shares of Thermo Common Stock into a smaller number of shares, (d) any reclassification of Thermo Common Stock into other shares of capital stock or securities, or (e) any exchange of the outstanding shares of Thermo Common Stock, in connection with a merger or consolidation of Thermo or sale by Thermo of all or part of its assets, for a different number of class of shares of stock or securities of Thermo or for the share of the capital
PAGE
        stock or other securities of any other corporation, appropriate adjustment shall be made in the ratio for the conversion of CRC Shares into Thermo Shares as may be required to put the Shareholders in the same position as if the record date, with respect to any such transaction or transactions which shall so occur, had been immediately after the Effective Date of the Merger, or otherwise to carry out the intents and purposes of this Agreement.

             Section 1.11. Closing of Stock Transfer Books. The stock transfer books of CRC shall be closed at the close of business on the business day immediately preceding the Effective Date. In the event of a transfer of ownership of CRC common stock, the shares of Thermo Common Stock and cash (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such CRC common stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

             Section 1.12.  Lost Certificates.  In the event any
        certificate representing a Shareholder's   CRC Shares shall have
        been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or option instrument to be lost, stolen or destroyed, the Exchange Agent or the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificate or option instrument the consideration payable in exchange therefor pursuant to this
        Article 1. The Board of Directors of the Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Exchange Agent or the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate or option instrument alleged to have been lost, stolen or destroyed.

             Section 1.13. Conversion of Acquisition Shares. At the Effective Date, each share of Acquisition's common stock outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into one (1) fully paid and nonassessable common share of the Surviving Corporation, which shares shall be registered in the name of and beneficially owned by Thermo.

             Section 1.14. Adoption. This Agreement shall be submitted to the shareholders of Acquisition and CRC as provided by law.
        In the case of Acquisition, Thermo, as its sole shareholder, shall vote all its shares in favor of adoption of this Agreement. In the case of CRC, this Agreement shall be promptly submitted to its shareholders at a duly called and held shareholder meeting for their approval pursuant to the Florida General Corporation Act and Florida Business Corporation Act. The Board of Directors
PAGE
        of CRC shall recommend to the Shareholders the approval of this Agreement and the Merger.


                                    ARTICLE 2

                                     CLOSING

             Section 2.1. Time and Place of Closing. The closing under this Agreement (herein called the "Closing") shall take place at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254 at 10:00 A.M., local time, on the day of the later of (i) the approval by the shareholders of CRC of the execution, delivery and performance by CRC of this Agreement and (ii) satisfaction of all other conditions to Closing as set forth in Article 5 hereof, or at such other time or date as may be mutually agreeable to the parties hereto (the date on which Closing occurs being herein called the "Closing Date"). All transactions at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents delivered.

             Section 2.2. Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 5 hereof, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Florida the Articles of Merger and to the Secretary of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the laws of the state of Florida and Delaware, as the case may be. The Merger shall become effective at the later of (x) the time that the Articles of Merger are filed with the Department of the State of the State of Florida or
        (y) the time that the Secretary of State of the State of Delaware files the Certificate of Merger, in each case in accordance with the relevant provisions of the laws of the state of Florida or the Delaware (or at such later time, which shall be as soon as reasonably practicable, specified as the effective date in the Articles of Merger or the Certificate of Merger). The term "Effective Date" shall mean the later of (x) the date and time of the filing of the Articles of Merger with the Department of State of the State of Florida or (y) the date and time of the filing of the Certificate of Merger by the Secretary of State of the State of Delaware (or such later time, which shall be as soon as reasonably practicable, as may be specified in the Articles of Merger or the Certificate of Merger).
PAGE

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

             Section 3.1. Definitions. The term the "Company", when used in this Agreement, shall include CRC and each entity of which fifty percent (50%) or more of the effective voting power or equity interest is owned directly or indirectly by CRC (a "Subsidiary"), as an entirety, and representations, warranties and covenants as to the Company contained herein shall be deemed to mean CRC and each Subsidiary, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise. The term "knowledge", when used below with respect to the Company, shall mean actual knowledge of the following executive officers of the Company: Thomas J. Coleman, James B. Morrison, Richard H. Levine, Harriett C. Coleman, Martin
        R. Adams, Buddy G. Beck, Glenn K. Otis, and Robert V. Wells, or of any of the foregoing, in each case after reasonable and diligent investigation. The term "basis", when used below, shall mean any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence. The term "ordinary course of business", when used below, shall mean the ordinary course of business of the Company consistent with its past custom and practice (including with respect to frequency and amount). The term "Code" when used in this Agreement shall mean the Internal Revenue Code of 1986, as amended and in effect.

             Section 3.2. Representations and Warranties Pertaining to the Company. CRC, on its own behalf and on behalf of any Subsidiary, represents and warrants to Thermo and Acquisition that, except as set forth on the Disclosure Schedule attached hereto as Exhibit G (specifically identifying the relevant subsection hereof):

             (a) Organization and Qualification. CRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate and other power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of CRC, as amended to date, are attached hereto as Exhibit H. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, operated or leased by it or the nature of its activities is such that such qualification is required by applicable law. All such jurisdictions are listed on the Disclosure Schedule.

             (b) Capitalization. The authorized capital stock of CRC consists of 50,000,000 shares of common stock, $.001 par value per share. There is no other capital stock of CRC authorized for
        issuance.  As of January   , 1995, there were 13,074,427 shares
                                 --
PAGE
        of CRC's common stock issued and outstanding, and these shares constitute the total issued and outstanding share capital of CRC. The Disclosure Schedule sets forth a complete and accurate list of all Shareholders, indicating the number of CRC Shares held by such Shareholder and such Shareholder's state of residence. All of such shares have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights. The offer and sale of all securities of the Company complied with all federal, state and foreign securities laws. As of January __, 1995, there were outstanding options to purchase an aggregate of 931,786 shares of common stock of CRC held by the Optionholders in the amounts listed on the Disclosure Schedule, which list shall also include the state of residence of each such Optionholder. All other options to purchase common stock of CRC have expired or have been legally terminated. There are no other options to purchase shares of CRC Common Stock. Since January __, 1995, no shares of capital stock of the Company have been repurchased from shareholders. No shares of CRC's capital stock are reserved for issuance (except for the CRC Options), and except for the Stock Redemption Agreements dated __________ and __________ (the "Redemption Agreements") and as required under the KSOP, there are no warrants, convertible instruments or other rights, agreements or commitments, contingent or otherwise, obligating CRC to issue, sell or purchase shares of capital stock. The books and records of the Company, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of the Company.

             (c) Subsidiaries. CRC has no subsidiaries. Except for its interest in Coleman Laboratories, Ltd., the Company is not a partner or joint venturer with any other person. The Company is not subject to any obligation, contingent or otherwise, to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity.

             (d) Authority. Subject to shareholder approval, the Company has full right, power, capacity and authority to execute, deliver and perform this Agreement, to execute, deliver and file the Articles of Merger and to consummate the transactions contemplated thereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, subject only, in respect of the consummation of the Merger, to approval by the shareholders of CRC holding a majority in voting interest of the outstanding CRC Shares. The Board of Directors of CRC has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the Shareholders. This Agreement has been duly and validly executed and delivered by CRC and constitutes the valid and binding obligation of CRC, enforceable against it in accordance with its
PAGE
        terms. Upon execution and filing of the Articles of Merger, the Articles of Merger will have been duly executed and filed by CRC. Neither the execution, delivery and performance of this Agreement, the filing of the Articles of Merger nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of the Company's assets; or (iv) entitle any employee to severance or other payments by the Company or create any other obligation to an employee, including an increase in benefits. Except for the approval by the Shareholders of the Merger, a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"), filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the "Commission"), filing of the Articles of Merger with the Secretary of State of the State of Florida and filing of the Certificate of Merger with the Secretary of the State of Delaware, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

             (e) Financial Statements. The Company has delivered to Thermo prior to the execution of this Agreement true and complete copies of: (i) the unaudited consolidated balance sheet of CRC and its Subsidiaries as at September 30, 1994 (the "Balance Sheet") and the unaudited consolidated statements of earnings and cash flows for CRC and its Subsidiaries for the 9-month period ended September 30, 1994, (ii) the audited consolidated balance sheet of CRC and its Subsidiaries as at December 31, 1993 and the audited consolidated statements of earnings and cash flows for the year ended December 31, 1993, accompanied by the report thereon by Thomas, Beck & Zurcher, P.A., (iii) the audited consolidated balance sheet of CRC and its Subsidiaries as at December 31, 1992, accompanied by the report thereon by Thomas, Beck & Zurcher, P.A., and the unaudited consolidated statements of earnings and cash flows for the year ended December 31, 1992, and (iv) the unaudited consolidated balance sheet of CRC and its Subsidiaries as at December 31, 1991 and the unaudited consolidated statements of earnings and cash flows for the year ended December 31, 1991 (collectively, the "Financial Statements"). Each of the Financial Statements has been prepared
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





        in accordance with generally accepted accounting principles applied on a consistent basis with previous years both as to classification of items and amounts (except as may be indicated therein or in the notes thereto) and comply as to form in all material respects to the interpretations and pronouncements of the Commission, and the Financial Statements fairly present the financial condition, results of operations and cash flows of the Company as at the dates and for the periods indicated. Measured in accordance with the same revenue recognition policies applied by the Company during calendar year 1993, the Company had contract revenues of at least $33,800,000 for the period beginning October 1, 1994 through December 31, 1994.

             (f) No Undisclosed Liabilities; No Dealings with Shareholders, Officers, Directors or Employees. The Company has no liabilities or obligations of any nature, other than those shown on the Balance Sheet and those which have arisen after the date of the Balance Sheet in the ordinary course of business which are not in the aggregate or individually material. As used in this Agreement, the term "liability" includes any indebtedness, claim, loss, damage, deficiency (including deferred income tax), cost, expense, guaranty or responsibility, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due. The Company does not have any contractual arrangement with, or commitment to or from, any of its shareholders, officers, management, directors, employees or their family members (other than such as may have been entered into in the normal course of employment), including, without limiting the generality of the foregoing, any contractual arrangement or commitment whereby any of such persons are directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licensor or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, the Company.

             (g)  Tax Matters.

                  (i) For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation Taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or other fiscal charges of any kind whatsoever, including without limitation any interest, penalty, or addition thereto, whether disputed or not.

                  (ii) For purposes of this Agreement, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including
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





             without limitation any schedule or attachment thereto, and any amendment thereof.

                  (iii) Except as set forth on the Disclosure Schedule, CRC and its Subsidiaries have accurately prepared and duly and timely filed all Tax Returns that they were required to file. Except as set forth on the Disclosure Schedule, to the knowledge of CRC and its Subsidiaries all such Tax Returns were correct and complete in all material respects. All taxes owed by CRC and its Subsidiaries as reflected on the Tax Returns have been paid when due, other than those being contested in good faith and where adequate reserves have been established therefor. Except as set forth on the Disclosure Schedule, none of CRC and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim or inquiry with respect to any material amount of Taxes has ever been made by an authority in a jurisdiction where CRC or any of its Subsidiaries did not file Tax Returns that it is or may be subject to any Tax by that jurisdiction for any period ending on or before the Closing Date. There are no liens or other security interests on any of the assets of the CRC and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (iv) Neither CRC nor any of its Subsidiaries has ever filed a consolidated return with a company other than CRC and its Subsidiaries.

                  (v) CRC has delivered to Thermo true and complete copies of the income, franchise, excise, sales, use, property and employment tax returns filed by the CRC and its Subsidiaries with any federal, state, local or foreign governmental authority since January 1, 1988, together with all examination reports and statements of deficiencies assessed, proposed in writing to be assessed against, or agreed to by the CRC or its Subsidiaries.

                  (vi) Except for Taxes attributable to the change in CRC's accounting method upon consummation of the Merger (from the cash method to the accrual method), all Taxes of CRC and its Subsidiaries attributable to Tax periods or portions thereof ending on or prior to the Effective Date, including Taxes that may become payable by CRC and its Subsidiaries in future periods in respect of any transactions or sales occurring on or prior to the Effective Date, that have not yet been paid have, in the aggregate, been adequately reflected as a liability on the books of CRC and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

                  (vii) Without limiting the generality of the foregoing, CRC and its Subsidiaries have withheld or collected and duly paid all Taxes required to have been
PAGE
             withheld or collected and paid in connection with payments to foreign persons, sales and use Tax obligations with respect to any and all states, and amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person.

                  (viii) None of the Tax Returns of CRC and its Subsidiaries have been or are being currently audited or examined by any governmental authority, nor have any deficiencies for any Tax been asserted against the CRC or any of its Subsidiaries.

                  (ix) There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Return of CRC or any of its Subsidiaries for any period.

                  (x) None of CRC and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of CRC and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code
             Section 380G. None of CRC and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of CRC and its Subsidiaries has been a passive foreign investment company as defined in Code Sections 1291-1297. Each of CRC and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of CRC and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of CRC and its Subsidiaries has any liability for any Taxes of any person (other than any of CRC and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (h) Properties; Environmental, Health and Safety Matters. The Company has good, full and marketable title to, or a valid and continuing leasehold interest in, all properties and assets, real and personal, reflected on the Balance Sheet or acquired by the Company since the date of the Balance Sheet (except personal property leases terminated, or personal property sold or otherwise disposed of, in the ordinary course of business since the date of the Balance Sheet), free and clear of all mortgages, liens, attachments, pledges, encumbrances or security interests of any nature whatsoever, except for liens for taxes not yet due and the rights of any lessor under any lease to which CRC is a party. The Company has never owned any real estate other than the improvements constructed on the real property leased by the Company at 5950 Lakehurst Drive, Orlando, Florida (the
PAGE

        "Property"). All leases pursuant to which the Company leases real or personal property are in good standing, and are valid and in full force and effect in accordance with their respective terms. There are no defaults under any such leases attributable to the Company, and no event has occurred that (whether or not with notice, lapse of time or both) would constitute a default. To the best knowledge of the Company, all buildings, improvements, machinery, equipment, vehicles and items of tangible personal property used in connection with the operations of the Company are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put and are not in need of maintenance or repairs except for ordinary, routine maintenance.

             The Disclosure Schedule sets forth or describes in reasonable detail with respect to the Property and to the best of the Company's knowledge with respect to all other real property currently leased by the Company or leased by the Company at any time since January 1, 1990:

                  (i) (a) landfills, surface impoundments, pits, ponds, lagoons, underground injection wells, waste piles, land treatment units, incinerators and any other units used by the Company for the handling, treatment, recycling, reuse, storage and disposal (hereinafter "Management") of wastes or recyclable materials and (b) all underground, in-ground or on-ground storage tanks on any such real property;

                  (ii) for all units identified in clause (i)(a), information on the time period used, type of waste or recyclable material, method of Management, and whether there is any evidence of releases of pollutants or contaminants from such units onto the ground or subsurface or into groundwater or surface waters;

                  (iii) for all tanks identified in clause (i)(b), information on the time period used, material being stored, and when and what tests, if any, have been conducted regarding tank integrity and test results, and whether there is any evidence of releases of material from such units onto the ground or subsurface or into groundwater or surface waters;

                  (iv) any evidence, including sample results, of soil or groundwater contamination on or migrating from any such real property which is not addressed by clauses (ii) or
             (iii);

                  (v) a list of all sites to which wastes or recyclable materials have been sent by the Company for Management, the owner or operator of such off-site facilities, the transporter of such wastes or recyclable materials, type of waste or recyclable materials, method of Management used, and time period of use;
PAGE

                  (vi) reports of releases (including continuous release reports) of hazardous substances or oil occurring on or from facilities of the Company and reported to (1) the National Response Center, State Emergency Response Commissions, Local Emergency Planning Committees or the United States Environmental Protection Agency (the "EPA") pursuant to requirements of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act ("CWA") or other federal statutes; or (2) any foreign, state or local governmental authority;

                  (vii) non-compliance by the Company since January 1, 1980 with conditions of environmental permits or licenses issued pursuant to, or other requirements of, the Clean Air Act, CWA, RCRA, the Toxic Substances Control Act ("TSCA"), the Safe Drinking Water Act, CERCLA or similar foreign, state or local statutes, laws, ordinances, rules or regulations;

                  (viii) Hazardous Waste Manifest Discrepancy Reports, RCRA biennial reports or similar state reports, Discharge Monitoring Reports, air emission monitoring reports and air emission inventories, filed by the Company with any government agency;

                  (ix) Reports of environmental audits conducted of facilities located on real property owned or leased by the Company, and action plans and progress reports responding to audit findings. Such audits include audits conducted by the Company, its consultants, insurance companies or governmental agencies;

                  (x) Claims, litigation and other legal proceedings (including but not limited to notices of violation, notices of noncompliance, citations, orders, consent orders, consent decrees and administrative or judicial enforcement proceedings) seeking or alleging money damages (resulting from injury to person or property), injunctive relief, remedial action, fines, penalties or any other remedy by reason of (1) violation of or noncompliance with any law, regulation, rule or requirement of law or regulation relating to pollution or protection of the environment ("Environmental Laws"), or any permit, license or registration issued thereunder; or (2) the disposal, discharge or release of solid wastes, pollutants or hazardous substances, whether or not in compliance with Environmental Laws; or (3) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment,
PAGE
             or any other unit used for Management of waste or recyclable material; or (4) exposure to any chemical substances, noises, odors, or vibration at or emanating from any real property which has been or is currently owned or leased by the Company. This item includes all legal proceedings which have been concluded (e.g., a judgment or consent decree has been entered) but pursuant to which work is ongoing (e.g., a decree requiring remedial activity to be undertaken);

                  (xi) All environmentally related permits and licenses and pending applications for such permits and licenses for facilities which are currently owned or leased by the Company. For facilities located in the United States, this item includes notifications to governmental agencies required by Sections 3010(a) (notice of hazardous waste activity) and 9002 (underground storage tanks) of RCRA and by comparable state laws, and notices and reports required pursuant to Sections 302, 311, 312 and 313 of Title III of the Superfund Amendments and Reauthorization Act of 1986 and comparable state laws;

                  (xii) All current and expired or terminated contracts involving the off-site transportation or Management of wastes or recyclable materials generated by the Company;

                  (xiii) All reports of environmental assessments, surveys or analyses addressing the operational safety of facilities and/or activities (e.g., transportation) of the Company and/or hazards and risks (including risk of episodic releases and impact of routine, continuous releases) associated therewith, including but not limited to process risk surveys, operational safety surveys, air emissions modeling, and risk assessments, and action plans and progress reports responding to any such reports;

                  (xiv) A description of the manner in which asbestos was or is used or otherwise present at any facility located on real property which has been or is currently owned or leased by the Company; and

                  (xv) A list of all governmental inspections relating to the environment of Company facilities located on real property which has been or is currently owned or leased by the Company and any reports or studies generated therewith.

              The Company is not and has not been in violation of any law, regulation or ordinance (including without limitation, Environmental Laws and laws, regulations or ordinances relating to building, health code, zoning, land use or similar matters) relating to its properties or facilities. Neither the Property nor, to the best of the Company's knowledge, any other real property currently or previously leased by the Company is or has been polluted or contaminated, nor has the Property or, to the best of the Company's knowledge, any other real property
PAGE
        currently or previously leased by the Company ever been the subject of environmental clean-up or remediation. Neither the Property nor, to the best of the Company's knowledge, any other real property currently or previously leased by the Company contains any Hazardous Material (as defined below), nor has any Hazardous Material been discharged or spilled thereon. The Company has never owned or operated a petroleum or hazardous waste landfill or any petroleum or other hazardous waste treatment, storage or disposal facility. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any pollutant or waste. There are no proceedings affecting the Property or, to the best of the Company's knowledge, any other real property currently or previously leased by the Company, or, to the best of the Company's knowledge, threatened which could have an adverse effect on the present or future use of any such property for the purposes for which it was acquired or the purpose for which it is used. Neither the Property nor, to the best of the Company's knowledge, any other real property currently or previously leased by the Company at any time is or has been on any federal or state "Superfund" list or on EPA's Comprehensive Response, Compensation and Liability Information System ("CERCLIS") list or on any analogous state environmental agency list. The Company has not received any notice from any governmental agency or other party seeking any information or alleging any liability with regard to the real property occupied or used by the Company now or at any time or with regard to any off-site environmental conditions.
        The real property occupied by the Company is not subject to a lien under any Environmental Laws.

             For purposes of this Agreement, "Hazardous Material" means any petroleum product or any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances", "hazardous materials", "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, and may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the TSCA; the CWA; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the CERCLA, as amended; the Clean Air Act, as amended; the Emergency Planning and
PAGE

        Community Right-to-Know Act, as amended; the Occupational Safety and Health Act, as amended; Hazardous Materials Transportation Act, as amended; and all rules and regulations promulgated pursuant to such federal, state, and county and foreign laws and ordinances.

             (i) Accounts Receivable. All accounts and notes receivable of the Company shown on the Balance Sheet and all accounts and notes receivable acquired by the Company subsequent to the date of the Balance Sheet to the date hereof are valid and enforceable, to the best knowledge of the Company are not subject to any defense, set-off, counterclaim or claim for refund, have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and (with the exception of receivables to be collected in connection with contract close-outs in an aggregate amount not to exceed $100,000) in any event within six months from the Effective Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of the Company with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

             (j) Purchase and Sale Commitments. No outstanding purchase commitments by the Company are in excess of the normal, ordinary and usual requirements of the business of the Company, and the aggregate of the contract prices to which the Company has agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding commitment by the Company obligates the Company to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a loss to the Company. Except as set forth on the Disclosure Schedule and except for the U.S. Government, there are no suppliers to the Company of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

             (k) Governmental Authorizations. Set forth on the Disclosure Schedule is a complete and accurate list of all material governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders which have been obtained in connection with the conduct of the business now being conducted by the Company. Such permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders constitute all governmental permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders which are required under all applicable local, state, federal or foreign laws and regulations for the
PAGE
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        operation of the business being conducted by the Company as it has been heretofore conducted. All such permits, licenses, franchises, concessions, zoning variances, approvals, authorizations and orders are presently in full force and effect, the Company is in compliance with the requirements thereof (except for minor violations that could not result in a suspension or forfeiture thereof), no suspension or cancellation of any of them is threatened to the knowledge of the Company, and with the exception of possible novation requirements for contracts with the U.S. Department of Defense and U.S. Department of Energy, the filing of the Articles of Merger and the consummation of the Merger will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after such change of ownership, the consent or approval of any party to, or any other person or governmental agency having jurisdiction of, any such permit, license, franchise, concession, zoning variance, approval, authorization or order. The Company has no knowledge of any fact or circumstance which would prevent, limit or restrict the Company from continuing to operate its business in the present manner, and no new material requirements pertaining to the manner of operating its specific business (not businesses in general) have been issued or announced by any governmental authority during the past year, nor are there any disputes pending between the Company and any governmental authority about the Company's operations as presently being conducted. The Company has furnished or made available to Thermo all reports and applications filed by the Company with any governmental agency in the last three years.

             (l) Patents; Trademarks. Except for rights reserved by the U.S. Government for its sole noncommercial use under government contracts with the Company, the Company solely owns or has the exclusive right to use, free and clear of any obligation of payment, encumbrance, lien or claim, all patents, patent and know-how licenses, trademarks, trade names, service marks, brand names and copyrights, and registrations and applications therefor, used in the conduct of its business or the use of which is necessary for its business as now being conducted (the "Intangibles"). Set forth on the Disclosure Schedule is a complete list and summary description of all Intangibles and licenses (including, but not limited to, rights reserved by the U.S. Government with respect to specific Intangibles), sublicenses or other rights entered into or granted by or to the Company with respect thereto. The Company owns or possesses adequate rights to use, free and clear of any obligation of payment, encumbrance, lien or claim, all inventions, technology, technical know-how, processes, designs, trade secrets, vendor and customer lists and other confidential information required for or used in its business. To the extent that the Company has provided to the U.S. Government any trade secrets, know how, or proprietary data, the Company has marked such trade secrets, know how, and proprietary data with adequate restrictive legends which identify such as either "restricted computer software" or "limited rights data", as those terms are defined in the Federal
PAGE

        Acquisition Regulations ("FAR") at Subpart 27.4. To the extent that the Company has provided to any third party, other than the U.S. Government, any trade secrets, know how, or proprietary data, such information has been provided subject to an adequate non-disclosure agreement. No person has made any claim or demand upon the Company pertaining to, and no proceeding is pending, or so far as is known, threatened, which challenges (i) the rights of the Company in respect of any Intangibles or (ii) the rights of the Company to any confidential information or trade secrets used in the conduct of its business. No Intangible owned or used by the Company is subject to any order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency which is adverse to the Company's business. No person has made any claim or demand, nor is the Company aware that it has, infringed, or engaged in the unauthorized use of, any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property of another. The Company is not aware of any infringement or unauthorized use by a third party of any patent, trademark, trade name, service mark, brand name or copyright, or any invention, technology, technical know-how, process, design, trade secret or other intellectual property owned or used by the Company. Each technical or managerial employee of the Company is bound by the terms of an Employee Patent and Confidential Information Agreement or similar agreement, a copy of which has been supplied to Thermo.

             (m) Government Property; Accounting for Government Contracts. The Disclosure Schedule contains an accurate list of the type and location of each item of property owned or furnished directly or indirectly by the U.S. Government or by non-government customers to be used by the Company in connection with the performance of prime contracts or subcontracts for the U.S. Government or any agency or department thereof or, as the case may be, for other non-government customers; in each case where the original acquisition price exceeded $100,000. All such property is present at the location so indicated, is in as good condition as when originally furnished, except for ordinary wear and tear, and is being accounted for pursuant to applicable Federal regulations or customer requirements. The Company has not fraudulently claimed reimbursement under contracts with the U.S. Government for costs which are unallowable, including costs specifically allowed by FAR Part 31, entitled "Contract Cost Principles and Procedures." The Company's costs accounting system complies with generally accepted accounting principles, consistently applied, and the Cost Accounting Standards, as promulgated by the Cost Accounting Standards Board and reflected in Appendix B to the FAR. Moreover, the Company has not made any changes to its accounting practices that would require submission of a cost impact proposal to the U.S. Government and no cost impact proposal has been requested by the U.S. Government. There are no pending, or to the Company's best knowledge, threatened audits by the Defense Contracts Audit Agency or other government audit authority under which allowance and allocation of cost
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





        and/or accounting for cost is at issue or that could lead to the disallowance of repayment of any monies already received.

             (n) Insurance. To the best knowledge of the Company, the Company is not in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by it. The Company is current in the payment of all premiums due or has reserved for such premiums due on such insurance, and has not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. The Company maintains insurance on all of its assets and its business (including products liability insurance) from insurers which to its knowledge are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. All policies of insurance held by the Company are listed on the Disclosure Schedule. No basis exists which would jeopardize the coverage under any such insurance. Under the terms of the policy relating thereto, no such insurance will be automatically terminated or canceled by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

             (o)  Employee Benefit Plans.  For the purposes of this
        Section 3.2(o), the following definitions shall apply:

                  (i) Accumulated Funding Deficiency: An "accumulated funding deficiency" as defined in ERISA Section 302(a)(2) or the last two sentences of Section 412(a) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by, this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (ii) Complete Withdrawal: A "complete withdrawal" from a Multiemployer Plan as defined in Section 4203 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this
PAGE

             Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (iii) ERISA: The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

                  (iv) CRC's ERISA Affiliate: CRC's ERISA Affiliate shall mean any member of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Code) which includes CRC.

                  (v) Multiemployer Plan: A "multiemployer plan" as defined in ERISA Section 3(37) or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (vi) Partial Withdrawal: A "partial withdrawal" from a Multiemployer Plan as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (vii) Plan Termination: A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

                  (viii)  PBGC:  The Pension Benefit Guaranty
             Corporation.

                  (ix) Pension Plan: A "pension plan" or "employee pension benefit plan" as defined in Section 3(2) of ERISA or
PAGE
             successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (x)  Prohibited Transaction:  A "prohibited
             transaction" as defined in ERISA Section 406 or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (xi) Reportable Event: A "reportable event" as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                  (xii) Welfare Plan: A "welfare plan" or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this
PAGE

             Agreement, or in the particular location in this Agreement, is relevant.

             Except as disclosed in the Disclosure Schedule:

             The Company does not maintain or contribute to any Pension Plan or any Welfare Plan, nor has the Company or any of CRC's ERISA Affiliates ever had, an obligation to contribute to any Multiemployer Plan. All Pension Plans and Welfare Plans of the Company have been administered in compliance with their terms, ERISA and, where applicable, the Code. The Company has applied to the Internal Revenue Service for a favorable determination letter with respect to the qualification of each such Pension Plan which is intended to qualify under Section 401(a) of the Code and the exemption of any corresponding trust. A copy of each such application has been furnished to Thermo, and the Company has no reason to believe that such favorable determination letters will not be issued in the ordinary course. With respect to each Pension Plan: (1) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute grounds for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, in each case as contemplated by ERISA; (2) neither the Company nor any fiduciary, trustee or administrator of any Pension Plan or Welfare Plan has engaged in any Prohibited Transaction that could subject the Company to any tax or any penalty imposed by ERISA or the Code; (3) the Company has no liability to the PBGC (other than for payment of premiums); and (4) there is no Accumulated Funding Deficiency with respect to any Pension Plan maintained by the Company or any of CRC's ERISA Affiliates, whether or not waived.

             No Pension Plan or Welfare Plan, the Company or any of CRC's ERISA Affiliates, or any "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA and Section 4975 of the Code) with respect to any Pension Plan or Welfare Plan has taken any action including the making of any investment, or failed to take any action, that could subject any of them or any other person to any liability for any tax or for breach of fiduciary duty with respect to or in connection with any Pension Plan or Welfare Plan. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or the Company has any liability under any provision of any applicable law by reason of any communication or failure to communicate with respect to or in connection with any Pension Plan or Welfare Plan, or any filing or failure to file with any governmental entity. No Pension Plan or Welfare Plan, administrator or fiduciary of any Pension Plan or Welfare Plan, or the Company or any of CRC's ERISA Affiliates has any liability to any plan participant, beneficiary or other person under any provision of any applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for
PAGE
        any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Pension Plan or Welfare Plan, other than benefit claims in the normal administration of each Pension Plan or Welfare Plan. The Company is not delinquent or in arrears on any amounts owed to, or with respect to any contributions under, any Pension Plan or Welfare Plan. No person is a participant in or eligible for participation (without regard to age or service) in, any Pension Plan or Welfare Plan who is not a present or former employee of the Company or a beneficiary of such Pension Plan or Welfare Plan. Except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), none of the Pension Plans or Welfare Plans provides for continuing accrual of benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment with the Company.

             Except to the extent COBRA requires the Company to offer health insurance and the Company incurs administrative costs, there are no unfunded obligations under any Pension Plan or Welfare Plan providing benefits after termination of employment to any employee of the Company (or beneficiary thereof), including without limitation retiree health coverage and deferred compensation. There has been no Plan Termination that has occurred during the five-year period ending on the date hereof. The Company has no liability incurred under Title IV of ERISA by the Company with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, the Company, within the meaning of Sections 414(b) or (c) of the Code. No event has occurred and no condition exists with respect to any Pension Plan or Welfare Plan that would subject the Company to any tax under Section 4972, 4977, 4979 or 4980B of the Code or to a fine under ERISA Section 502(c) with respect to any such plan. No Welfare Plan is funded with a trust or other funding vehicle, other than insurance policies. No Welfare Plan or Pension Plan, plan documentation or agreement, summary plan description or other written communication distributed to employees prohibits the Company from amending or terminating any such plan. There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Multiemployer Plan that could cause the Company to incur any liability under or as a result of ERISA other than to the extent previously paid or fully provided for in the Balance Sheet, and all payments required to be made to any such Plan by the Company under any applicable collective bargaining agreements have been made. As of the date of the Balance Sheet, the Company had no liability in connection with any Pension Plan, Welfare Plan or other employee benefit plan which was not fully provided for on the Balance Sheet. There are no actions, arbitration's or claims pending or threatened with respect to any Pension Plan, Welfare Plan or other employee benefit plans or any fiduciary or sponsor thereof.
PAGE

             (p)  Descriptions and Lists.  Set forth on the Disclosure
        Schedule is an accurate and complete list of the following oral or written contracts, agreements, leases and other documents in effect as of __________ to which the Company is a party or by which it or its properties or assets are bound:

                  (i) a list of all interests in real property owned or leased by the Company;

                  (ii) a list of (a) each executory or unexpired contract awarded by the U.S. Government from which the Company derived more than 5% of its revenue in 1994 or from which the Company believes it will derive more than 5% of its revenue in 1995, which list (i) separates contracts by category, i.e., fixed price, cost plus fixed fee, etc.; (ii) includes designation as small business set aside and (iii) sets forth contract value (plus options), contract funding, contract to-date cost, contract backlog (plus options), and funds backlog, monthly expenditure rate, (b) each outstanding proposal submitted in response to solicitations issued by any agency of the U.S. Government, (c) each agreement of the Company made in the ordinary course of business (other than leases for real property, bank loans and contracts awarded by the U.S. Government) which involves aggregate future payments by or to the Company of more than one hundred thousand dollars ($100,000) per year whose term extends beyond one year after the date hereof; (d) all distributorship, sales, agency or franchise agreements of the Company; (e) each agreement containing any covenant restricting the freedom of the Company to compete in any line of business or area or with any person; (f) each agreement obligating, absolutely or on a contingency basis, the Company to make payments to a third party based on future sales, revenues or earnings of the Company from a product or service; and (g) each agreement of the Company not made in the ordinary course of business which is or was to be performed after December 31, 1994 and not otherwise disclosed pursuant to another section of the Disclosure Schedule, including (1) any obligation providing for indemnification or responsibility for the obligations or losses of another person (including guarantees) or (2) any financing agreements;

                  (iii) a list of (a) the names, titles, location, salaries, bonuses, vacation and other allowances, and other employment conditions of all present officers (whether executive officers or division officers) of the Company, including the last date of any increase in such persons' compensation; (b) any of such persons on leave of absence or who are currently collecting disability payments; and (c) all employment, consulting or similar compensation agreements of the Company which may not be terminated by the Company without penalty within thirty days after the Closing;
PAGE

                  (iv) A list of all loans to employees including amount due, interest, term and collateral;

                  (v) a list of (a) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of the Company (or applying to the Company) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof, the methods of computing the Company's obligations thereunder, and a description of any funding vehicles therefor; (b) all agreements, plans or arrangements under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (c) all agreements or plans binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi) a list of all labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company, and a list of all collective bargaining agreements of the Company with any labor unions or other representatives or employees, including agreements, amendments, supplements, letters and memoranda of understanding of all kinds with the local unit of each such union or other organization;

                  (vii) a list of each agreement or other instrument or arrangement defining the terms on which any indebtedness of the Company is or may be issued;

                  (viii) a list of each outstanding commitment by the Company to make a capital expenditure, capital addition or capital improvement involving an amount in excess of one hundred thousand dollars ($100,000);

                  (ix) a list of (a) aged accounts receivable; (b) any inventory having a value in excess of fifty thousand dollars ($50,000); (c) any prepaid expense in excess of fifty thousand dollars ($50,000); (d) all items of machinery, equipment or other tangible personal property with a depreciated book value in excess of fifty thousand dollars ($50,000); and (e) all automobiles and trucks;
PAGE

                  (x) the name of every bank in which the Company has an account or safe deposit box, the identifying number of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Company in any dealings with such banks;

                  (xi) all health and/or safety audit reports (and related action plans) which were prepared since January 1, 1990;

                  (xii) all industrial hygiene surveys and personnel safety statistics prepared since January 1, 1990;

                  (xiii)  summaries of all epidemiological or
             toxicological studies, conducted by or on behalf of, or in the possession of the Company;

                  (xiv) all occupational safety and health reports filed with governmental agencies or instrumentalities since January 1, 1990;

                  (xv) annual summaries of workers compensation liabilities in excess of five thousand dollars ($5,000) per person per year since January 1, 1990;

                  (xvi) all citations, notices of violations, orders, consent orders, administrative or judicial enforcement proceedings from governmental agencies or instrumentalities with respect to health or safety matters issued or pending since January 1, 1990;

                  (xvii) each inspection by any governmental agency or instrumentality concerning health, safety or environmental matters;

                  (xviii)  all submissions to health, safety and product
             safety regulatory agencies since January 1, 1990;

                  (xix) a list of each accident or event occurring after January 1, 1990 which has resulted in, or to the Company's best knowledge, may result in a claim against the Company that personal injury, property damage or economic loss was caused by the Company or involved any employee in his capacity as an employee, or any property of, or product or service sold by, the Company; and

                  (xx) a list of all claims pending under the insurance policies listed pursuant to Section 3.2(n) (including, in their aggregate amount, employee benefit claims other than health or dental insurance claims and workers' compensation claims in excess of $5,000 per year).
PAGE

             The Company has furnished or made available to Thermo a true, correct and complete copy of each document that is referred to or otherwise related to any item referred to in this Section 3.2(p) or otherwise in this Agreement.

             (q) Validity. There is no default or claimed or purported or alleged default on the part of the Company, or basis on which, with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of the Company to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 3.2(p) or otherwise in this Agreement. The Company has received no "show cause" or "cure notice" under any contract with the U.S. Government referred to in Section 3.2 (p)(ii). In addition, the Company is aware of no facts suggesting or indicating that the U.S. Government is contemplating the termination for convenience of any executory or unexpired U.S. Government contract referred to in Section 3.2(p)(ii).

             (r) No Changes. Since the date of the Balance Sheet there has not been:

                  (i) any material adverse change in the financial condition, assets, liabilities, earnings, business or prospects of the Company;

                  (ii) any damage, destruction or loss (whether or not covered by insurance) to property which materially and adversely affects the condition (financial or otherwise), assets, liabilities, earnings or business of the Company;

                  (iii) any declaration, setting aside or payment of any dividend, or other distribution, in respect of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of such stock except for redemptions of stock required by the Redemption Agreements and the KSOP;

                  (iv) any option to purchase the Company's capital stock granted to any person, or any employment or deferred compensation agreement entered into between the Company and any of its officers, directors or consultants;

                  (v) any issuance or sale by the Company of any stock (other than upon the exercise of stock options), bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of the Company;

                  (vi) any labor union trouble (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting the Company;
PAGE

                  (vii) to the Company's knowledge any statute, rule or regulation, or any government policy, adopted which pertains particularly to the Company's business (and not businesses in general) and which may materially and adversely affect the business or assets of the Company;

                  (viii) any mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of the Company, or assumed, either by the Company or by others, with respect to any such asset, except for liens for taxes not yet due, and for equipment leases and purchase money security interests entered into in the ordinary course of business;

                  (ix) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement or attributable to the obligations of the Company under this Agreement or the preparation thereof) engaged in, by the Company, except those in the ordinary course of business consistent with past practice;

                  (x) any obligation or liability discharged or satisfied by the Company, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

                  (xi) any sale, assignment, lease, transfer or other disposition of any tangible asset of the Company, except in the ordinary course of business (or as necessary to consummate the Coleman Laboratories Transaction (as herein defined)), or any sale, assignment, lease, transfer or other disposition of any of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets other than the transfers necessary to consummate the Coleman Laboratories Transaction;

                  (xii) any amendment, termination or waiver of any material right belonging to the Company, including with respect to government contracts;

                  (xiii) any increase in the compensation or benefits payable or to become payable by the Company to any of its officers or employees except for ordinary increases for non-management employees in accordance with prior practice and increases for management employees which are properly chargeable to a U.S. Government reimbursable account;

                  (xiv) any transaction or contract with a Company director or officer (whether executive officer or division officer) or a member of any such director's or officer's family, including a loan, change of employment conditions,
PAGE
             change of pension rights or bonus, not approved in writing by Thermo or pursuant to the Redemption Agreements or to the Option Plan;

                  (xv) any material reduction in the total funding available and obligated by the U.S. Government for any cost-reimbursement contract;

                  (xvi) any material increase in the costs incurred by the Company in excess of an established funding ceiling as reflected in a "Limitation of Cost" clause, "Limitation of Funds" clause, or any other provision contained in any cost-reimbursement contract with the U.S. Government (or any subcontract thereunder) purporting to limit to an pre-established amount the U.S. Government's (or the prime contractor's) liability for reimbursement of incurred costs;

                  (xvii)  any audit of any Tax; or

                  (xviii)  any other action or event not in the ordinary
             course of business.

             (s) Litigation or Proceedings. The Company is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, or any suspension or debarment proceeding, nor, to the best knowledge of the Company, does any basis for any claim or legal action or other proceeding or governmental investigation or any suspension or debarment proceeding exist. There are no orders, rulings, decrees, judgments or stipulations to which the Company is a party by or with any court, arbitrator or administrative agency affecting the Company, or its business or properties.

             (t) Compliance with Laws. The Company (i) has not been and is not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental control or other federal, state, local or foreign law, ordinance, regulation, rule, order or governmental policy applicable to its plants, structures or equipment or the operation thereof, or any employment, equal opportunity or similar law, ordinance, regulation, rule, order or governmental policy, or any other law, ordinance, regulation, rule, order or governmental policy applicable to the Company, or its business or assets not disclosed in writing to Thermo; (ii) has not received any complaint from any governmental authority, and none is threatened, alleging that the Company has violated any such law, ordinance, regulation, order or policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ,
PAGE
        injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the business, operations, prospects, properties, assets or financial condition of the Company.

             (u) Corporate Practices. CRC has never, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, or to foreign or domestic political parties or campaigns, from corporate funds; (iii) violated any provisions of the Foreign Corrupt Practices Act of 1977; (iv) established or maintained any unlawful or unrecorded fund of monies or other assets; (v) made any false or fictitious entry on its books or records; (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person; (vii) made any bribe, kickback, finder's fee, commission, or other payment or compensation of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained; (viii) submitted, or caused to be submitted, any false claims against the U.S. Government or (ix) made, or caused to be made, any false statements to the U.S. Government subject to prosecution under 18 U.S.C. Section 1001.

             (v) Hart-Scott-Rodino Filing. The Company has complied, or will comply before the Effective Date, with all applicable requirements under the Antitrust Improvements Act relating to filings with and furnishing information to the Federal Trade Commission and the United States Department of Justice in connection with the transactions contemplated hereby.

             (w) Labor Matters. There are no activities or controversies, such as labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or threatened against the Company or between the Company and any of its employees, nor have there been any such activities or controversies within the three years prior to this Agreement. No labor grievance has been filed and no arbitration proceeding has arisen out of or under collective bargaining agreements and is pending and no claim therefor has been asserted.

             (x) Brokers and Finders. The Company has not employed any broker, agent or finder or incurred any liability on behalf of the Company for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

             (y) Powers of Attorney. The Company has no powers of attorney or similar authorizations outstanding.
PAGE

             (z) Product Warranties. The Company has never sold any products manufactured by the Company other than computer software and prototype electronic devices. The Company has no active warranties in effect in connection with the sale of such software or devices.

             (aa) No Termination of Relationship. As of the date hereof, the Company is unaware that any relationship between the Company and a distributor, customer, supplier, lender, employee or other person may be terminated or adversely affected as a result of the Merger.

             (bb) Consummation of Coleman Laboratories Transaction. Effective as of the Closing Date, CRC will consummate the Coleman Laboratories Transaction, and the Company will thereafter have no obligation to make any further investments in Dr. Mohammad Walid Katoot ("Dr. Katoot"), MK Industries, Inc. ("MKI"), Coleman Laboratories, Ltd. ("Coleman L.P.") and/or Coleman Laboratories, Inc. ("Coleman Laboratories").

             (cc) Compliance with the Securities Act. The Company has delivered to Thermo a letter identifying all persons who are "affiliates" of it for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). The Company has caused each person who it identified as an "affiliate" to deliver to Thermo, and each "affiliate" has, concurrently with the signing of this Agreement, signed an Affiliate Agreement providing that such person has no plan or intention and will not sell, pledge, transfer or otherwise dispose of the CRC Shares or in any way reduce their risk relative to any such shares, until such time as financial results covering at least 30 days of combined operations of Thermo and CRC have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Commission and except in compliance with the applicable provisions of the Securities Act, and the rules and regulations thereunder.

             (dd) Pooling Accounting. The Company and the Shareholders have taken no actions that would prevent Thermo from accounting for the Merger as a pooling-of-interests for accounting purposes.

             (ee) Continuity of Interest. To the best of the Company's knowledge, there is no plan or intention on the part of the Shareholders to sell, exchange or otherwise dispose of a number of shares of Thermo Shares received in the Merger that would reduce the Shareholders' ownership of Thermo stock to a number of shares having a value, as of the Effective Date, of less than fifty (50%) percent of the value of all of the formerly outstanding stock of CRC as of the same date. For purposes of this representation, shares of CRC common stock surrendered by dissenters or exchanged for cash or in lieu of fractional shares of Thermo Common Stock will be treated as outstanding CRC common stock on the Effective Date. Moreover, shares of CRC common
PAGE
        stock and shares of Thermo Common Stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. The Company has caused each person who it identified as an "affiliate" to deliver to Thermo and each "affiliate" has, concurrently with the signing of this Agreement, signed an Affiliate Agreement.

             (ff) Information About the Company in the Registration Statement. The information in Thermo's Registration Statement on Form S-4 registering the issuance of the Thermo Shares with the Commission (the "Registration Statement") that pertains to the Company and its Shareholders, directors and officers (i) does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make a statement therein, in light of the circumstances under which it was made, not misleading and (ii) complies as to form in all material respects with the Securities Act. The Company has not taken any action that constitutes an "offer", "offer to sell", "offer for sale" or "sale" of Thermo Shares within the meaning of Rule 145 under the Securities Act. The description in the Registration Statement of the tax consequences to the Shareholders and Optionholders of the transactions contemplated herein is accurate and complete in all material respects.

             (gg) Expenses. The Disclosure Schedule sets forth a description of all fees and expenses the Company has paid or incurred as of the date hereof in connection with the transactions contemplated hereby.

             (hh) All Information. The Company has been furnished or made available in writing prior to the execution of this Agreement all information as to the condition (financial or otherwise), assets, liabilities, earnings, business and prospects of the Company, material to a determination by a reasonable buyer to enter into this Agreement and to consummate the transactions contemplated hereby.

             (ii) Statements True and Correct; Further Representations and Warranties. This Agreement (including the Exhibits and any documents delivered pursuant hereto) does not contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


             Section 3.3. Representations and Warranties of Thermo and Acquisition. Thermo and Acquisition represent and warrant to the Company that:

             (a) Organization and Good Standing. Thermo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite
PAGE
        corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business at it is now being conducted. Thermo and Acquisition are duly qualified to do business as a foreign corporation, and are in good standing, in each jurisdiction in which the character of the properties owned, operated or leased by the respective corporation or the nature of the respective corporation's activities is such that qualification as a foreign corporation is required by applicable law.

             (b)  Authority.   The execution and delivery hereof, and the
        consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Thermo and Acquisition, and this Agreement constitutes the valid and legally binding obligation of Thermo and Acquisition enforceable in accordance with its terms.
        Neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach or termination of or default under (or would result in a violation, breach, termination or default with the giving of notice or passage of time or both) any of the terms, conditions or provisions of the respective charter documents or Bylaws of Thermo or Acquisition, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Thermo or Acquisition is a party, or by which Thermo or Acquisition or any of their properties or assets may be bound or affected, (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Thermo or Acquisition, or their properties or assets or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of Thermo's assets. Except for a filing under the Antitrust Improvements Act, the filing of the Registration Statement with the Commission, a filing of a listing application with the New York Stock Exchange and filings with certain states under "blue sky" laws, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by Thermo or Acquisition or the consummation of the transactions contemplated hereby.

             (c) SEC Documents. Thermo has delivered to the Company four (4) true and complete copies of each report and definitive proxy statement filed by Thermo with the Commission since January 1, 1994 (as such documents have since the time of their filing been amended, the "Thermo SEC Documents") which are all the reports and proxy statements (other than preliminary material) that Thermo was required to file with the Commission since such date. As of their respective dates, the Thermo SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
PAGE
        and the rules and regulations of the Commission thereunder applicable to such Thermo SEC Documents and none of the Thermo SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time in light of the circumstances under which they were made, not misleading. The financial statements of Thermo included in the Thermo SEC Documents complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Thermo and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

             (d) Capital Stock of Thermo. As of October 1, 1994, Thermo had authorized, issued and outstanding the number of shares of capital stock set forth below:

                                           Issued and       Reserved
        Class              Authorized      Outstanding    for Issuance
        -----              ----------      -----------    ------------

        Common Stock       175,000,000     50,951,625      32,871,075*
        ($1.00 par value
        per share)

        Preferred Stock         10,000             -0-             -0-
        ($100 par value
        per share)

        Series A Junior         40,000             -0-             -0-
        Participating
        Preferred Stock
        ($100 par value
        per share)

        ______________

        * Includes shares of Common Stock reserved for issuance under Thermo's equity incentive plans and upon conversion of outstanding convertible debentures.

             (e) Brokers and Finders. Thermo and Acquisition have not employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.
PAGE

             (f) Hart-Scott-Rodino Filing. Thermo has complied, or will comply before the Effective Date, with all applicable requirements under the Antitrust Improvements Act, and the rules and regulations promulgated thereunder, relating to making filing with and furnishing information to the Federal Trade Commission and the United States Department of Justice in connection with the transactions contemplated hereby.

             (g) Authorized Shares. The Thermo Shares to be delivered at the Closing pursuant to this Agreement are duly authorized and, when and if so delivered, will be validly issued, outstanding, fully paid and nonassessable.

             (h) Novation of Contracts. Thermo and Acquisition acknowledge that novation of CRC's U.S. Government contracts may be required after the Effective Date.

             (i) No Intent to Sell or Transfer CRC. Thermo has no present intention of selling or otherwise disposing of the capital stock of CRC, of any division of CRC or of any substantial portion of CRC's assets. Notwithstanding the foregoing, Thermo expressly reserves the right to sell or otherwise dispose of the capital stock of CRC, of any division of CRC or of any or all of CRC's assets at any time or from time to time.

             (j) Absence of Material Adverse Changes. Since October 1, 1994, there has not been any material adverse change in Thermo's financial condition, business or prospects, or any material damage, deterioration or destruction to or of any of Thermo's assets, which damage, deterioration or destruction is not covered by insurance.

             (k) Statements True and Correct; Further Representations and Warranties. This Agreement (including the Exhibits and any documents delivered pursuant hereto) and the Thermo SEC Documents, when taken together, do not contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

             Section 3.4. Representations and Warranties are Separate. In the event of any inconsistency or overlap among the representations and warranties made herein, the representation and warranty most restrictive to the party making the representations and warranties shall govern and control.
PAGE

                                    ARTICLE 4

                                    COVENANTS

             Section 4.1. Acts of the Company. The Company agrees that, from the date hereof to the Closing, except to the extent that Thermo shall otherwise give its written consent:

             (a) Business in Ordinary Course. The Company will operate its business only in the ordinary course and consistent with past practice, and, to the extent of and consistent with such operation, it will use its best efforts to preserve intact its present business organization and to preserve its relationships with employees and persons having business dealings with it.

             (b) Maintain Properties. The Company will maintain all of its properties in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and take all steps reasonably necessary to maintain its Intangibles.

             (c) Maintain Management. The Company will not make any changes in the persons serving as management of the Company.

             (d) Compensation. The Company will not (i) grant any increase in compensation or bonus to any member of management or
        (ii) except in the ordinary course of business consistent with past practice, enter into or amend or alter any bonus, incentive compensation, deferred compensation, profit sharing, stock option, retirement, severance, indemnification, pension, insurance, death benefit or other fringe benefit plan, agreement or arrangement, or any employment or consulting agreement.

             (e) No Related Party Transactions. The Company will not enter into any transaction or contract with any of its shareholders, officers, management, directors or employees or their family members, including the lending of any monies, except that the Company may continue to grant non-interest-bearing loans to employees for the purchase of personal computers consistent with its past practice, and other than as necessary to consummate the Coleman Laboratories Transaction.

             (f) Indebtedness. The Company will not create, incur, assume, guarantee, or otherwise become liable with respect to any indebtedness other than in the ordinary course of business.

             (g) Maintain Books. The Company will maintain its books, accounts and records in its usual, regular and ordinary manner.

             (h) No Amendments. Except as contemplated in Section 4.6(ii) hereof, the Company will not amend its Articles of Incorporation or Bylaws; and it will maintain its corporate existence and powers and its qualifications as a foreign corporation in each jurisdiction where it is so qualified.
PAGE

             (i) Pay Taxes. The Company will file all Tax Returns and pay all Taxes as they become due.

             (j) No Disposition or Encumbrances. The Company will refrain from disposing of or encumbering any of its properties and assets other than in the ordinary course of business.

             (k) Insurance. The Company will maintain insurance upon its properties and insurance in respect of the kinds of risks currently insured against, in accordance with its current practice.

             (l) No Mergers. The Company will not merge or consolidate with any other corporation, or acquire any stock, or, except in the ordinary course of business, any business, property or assets of any other person, firm, association, corporation or other business organization.

             (m) No Securities Issuance. The Company will not issue any shares of capital stock except pursuant to options outstanding as of the date hereof, or enter into any commitment or agreement, or grant any option, warrant or right, calling for the issuance of any shares of stock, and will not create or issue any securities convertible into any such shares or convertible into securities in turn so convertible, or enter into any commitment or agreement, or grant any option, warrant or right, calling for the issuance of any such convertible securities.

             (n) Dividends; Repurchases. The Company will not declare any dividends on or in respect of shares of capital stock; nor will it redeem, repurchase or otherwise acquire any shares of stock, except pursuant to the Redemption Agreements and as required by the KSOP.

             (o) Contracts. Except in the ordinary course of business consistent with its past practice, the Company will not enter into, assume or cancel any material contract, agreement, obligation, lease, license or commitment, and it will not do any act or omit to do any act which would cause a material breach of or default under any contract, commitment or obligation of the Company.

             (p) Advice of Change. The Company will promptly advise Thermo in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of the Company.

             (q) Due Compliance. The Company will duly comply in all material respects with all laws, rules and regulations applicable to it and to the conduct of its business.

             (r) No Waivers of Rights. The Company will not amend, terminate or waive any material right.
PAGE

             (s) Capital Commitments. The Company will not make or commit to make any capital expenditure, capital addition or capital improvement involving an amount in excess of one hundred thousand dollars ($100,000) except for capital leases.

             (t) No Breaches. The Company will not take any action that would constitute or result in a breach of any representation or warranty herein, either as of the date made or on the Effective Date.

             (u) Confidential Information. The Company shall not, except as required by law or by agreements existing on the date hereof, disclose to any third person, and shall preserve and maintain and prevent the disclosure or publication of, any proprietary information or trade secrets belonging to the Company.

             (v) Objections to the Merger. The Company will promptly advise Thermo of any written objection to the Merger from a shareholder of CRC.

             (w) Pooling Accounting. The Company will not take any action directly or indirectly (e.g., through or by affiliates) that would prevent Thermo from accounting for the Merger and other transactions contemplated by this Agreement as a pooling-of-interests for accounting purposes.

             (x) Tax-free Reorganization. The Company shall not take any action directly or indirectly (e.g., through or by affiliates) that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

             (y) Prospectus. The Company will not take any action that constitutes an "offer," "offer to sell," "offer for sale," or "sale" of Thermo Shares within the meaning of Rule 145 of the Securities Act, except for the distribution of the Proxy Materials referred to in Section 4.5 (including preliminary forms thereof distributed in accordance with Rule 430 under the Securities Act).

             Section 4.2. Acts of Thermo. Thermo agrees that, from the date hereof to the Closing, except to the extent that the Company shall otherwise gives its written consent:

             (a) Tax-Free Reorganization. Thermo will not take any action directly or indirectly (e.g., through or by affiliates) that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

             (b) Advice of Change. Thermo will promptly advise the Company in writing of any material adverse change in the condition (financial or otherwise) of its assets, liabilities, earnings, business or prospects.
PAGE

             (c) Due Compliance. Thermo will duly comply in all material respects with all laws, rules and regulations applicable to it and to the conduct of its business.

             (d) No Breaches. Thermo will not take any action that would constitute or result in a breach of any representation or warranty herein, either as of the date made or on the Effective Date.

             Section 4.3. Satisfaction of Conditions Precedent. The parties hereby agree, subject to the terms and conditions provided in this Agreement, to use their reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including the satisfaction of the conditions precedent contained in Article 5 hereof. Each party will use their respective reasonable efforts to obtain consents of all third-parties and governmental authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

             Section 4.4. Access to Records and Properties. Thermo may, prior to the Closing, through its employees, agents and representatives, make or cause to be made such investigation as it deems necessary or advisable of the assets and business of the Company, but such investigation shall not affect the representations and warranties under Section 3.2 hereof. The Company agrees to permit Thermo and its employees, agents and representatives to have full access on reasonable notice and during regular business hours to its properties, books, records, contracts and other documents, to furnish to Thermo such financial and operating data and other information with respect to its business and properties as Thermo shall from time to time reasonably request, and to authorize the Company's employees, agents and representatives to discuss the Company's affairs with employees, agents and representatives of Thermo.

             Section 4.5. Preparation of Registration Statement. The Company shall cooperate with Thermo in the preparation of a proxy statement/prospectus to be mailed to the Shareholders in connection with the transactions contemplated hereby and in
        Section 4.6 (the "Proxy Materials") which will be included within the Registration Statement. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date or the special meeting of the Shareholders with respect to the transactions contemplated by this Agreement, such Registration Statement and Proxy Materials and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by any party with respect to itself or its affiliates, (i) will comply in all material respects with the applicable provisions of the
PAGE

        Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. CRC shall advise Thermo promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or Proxy Materials or any amendment or supplement thereto or omit to state a material fact necessary in order to make any statement therein not misleading. Thermo shall advise CRC, promptly after Thermo receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Thermo Common Stock to be issued in connection with the Merger for the offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or for additional information.

             Section 4.6. Distribution of Proxy Materials; Shareholders' Approval. CRC shall take all action necessary in accordance with applicable law to convene a meeting of the Shareholders to be held at the earliest possible time after the effective date of the Registration Statement for the purpose of (i) approving and adopting this Agreement (including the transactions contemplated hereby), (ii) approving and adopting the amendment of CRC's Articles of Incorporation, as amended, limiting stock ownership of CRC to employees of CRC; and (iii) approving the assignment and sale of certain rights and assets to Coleman Laboratories, Ltd. in connection with the transactions contemplated by Section 3.2(bb) (including, without limitation, the matter referred to in Section 3.2(bb)). CRC shall submit the Proxy Materials to the Shareholders, and its Board of Directors shall recommend to the Shareholders the adoption of this Agreement and the approval of the Merger and such other matters referred to above. It shall, at such meeting of the Shareholders, present this Agreement and the other matters for adoption by its Shareholders. It shall use all reasonable efforts to obtain all votes and approvals of the Shareholders necessary for the approval and adoption of this Agreement and the other matters under the Florida Business Corporation Act, and its certificate of incorporation and by-laws.

             Section 4.7.  Certain Employee Benefits Matters.

             (a) Thermo currently intends to maintain all material Pension Plan, Welfare Plans and other CRC employee benefit plans or programs (including without limitation CRC's annual bonus program, tuition reimbursement program and non-interest-bearing loan program for the purchase of personal computers by employees) without significant modification after the Closing, except that the KSOP, the CRC Contract Stock Options and the Annual Stock Option Bonus program would be amended as described on Schedule
PAGE

        4.7 hereto. Notwithstanding the foregoing, Thermo expressly reserves the right to modify or terminate any Pension Plan, Welfare Plan or other CRC benefit plan or program, at any time or from time to time.

             (b) Except as may be otherwise required by ERISA, Thermo will give CRC employees credit for service with the Company when such employees become eligible for participation in any of Thermo's benefit plans which have vesting or length of service requirements.

             (c) All otherwise eligible CRC employees will be entitled to participate in any employee stock purchase plan adopted from time to time by Thermo, in accordance with the terms thereof.

             Section 4.8. Expenses. Each party will bear entirely the respective out-of-pocket expenses that it incurs in connection with the transactions contemplated hereby including legal and accounting fees. Notwithstanding the foregoing, this Section 4.8 shall not be construed as relieving any party from any liability which it may have for any breach of any representation or warranty made by it herein or any failure to perform any obligation or comply with any covenant imposed on it herein.

             Section 4.9.  Indemnification of CRC by Thermo.

             (a) CRC upon its demand shall be indemnified by Thermo for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

                  (i) the inaccuracy of any representation or warranty made by Thermo in or pursuant to this Agreement, in the form and to the extent so made, or the omission of any material fact relating thereto; and

                  (ii) any failure by Thermo or Acquisition to perform any obligation or comply with any covenant or agreement specified in this Agreement or in any other document executed at the Closing.

             (b) For the purpose of this Agreement, the term "damages" shall be determined and computed by reference to the actual economic loss to CRC (and not just by reference to any effect on the value of the shares of CRC) and shall be deemed to include all losses, liabilities, expenses or costs incurred by the CRC, including reasonable attorney's fees.

             (c)  The right of CRC to be indemnified pursuant to Section
        4.9 (i) shall not apply until the sum of the damages suffered by CRC on a cumulative basis equals or exceeds $500,000, at which point Thermo shall become liable for all damages, not just amounts in excess of $500,000, and (ii) shall be only for claims that are asserted by CRC before the first anniversary of the Closing Date. In no event shall Thermo's liability hereunder
PAGE
        exceed $__________. Notwithstanding the foregoing, this Section 4.9(c) shall not apply in the event Thermo has actual knowledge of a breach of a representation or warranty.


                                    ARTICLE 5

                      CONDITIONS TO OBLIGATIONS OF THERMO,
                           ACQUISITION AND THE COMPANY

             Section 5.1. Conditions to Obligations of Thermo and Acquisition. The obligations of Thermo and Acquisition to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived in writing by Thermo and Acquisition in the manner provided in Section 6.2 hereof):

             (a) Representations, Warranties and Performance of the Company. The representations and warranties set forth in Section
        3.2 hereof shall be accurate in all material respects on and as of the date hereof, and on and as of the Effective Date as though made on and as of the Effective Date except as set forth on the Disclosure Schedule, and the Company shall have performed in all material respects all obligations and complied with in all material respects all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing.

             (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by the Company and the consummation of the transactions contemplated hereby, including the approval by the Shareholders of the execution, delivery and performance of this Agreement in accordance with the applicable laws of the State of Florida and such other matters set forth in the Proxy Materials, shall have been duly and validly taken by the Company. The Company shall have furnished Thermo with a copy of all resolutions adopted by the Board of Directors and shareholders of CRC in connection with such action, certified by the Secretary or Assistant Secretary of CRC, together with copies of such other instruments and documents as Thermo shall have reasonably requested.

             (c) Consents. Any governmental authority having jurisdiction over the Company, Thermo or Acquisition or any other person in any contractual or other relationship with the Company, to the extent that its consent or approval is required by applicable law or regulation or any applicable contract or other instrument for the performance of this Agreement or the consummation of the transactions contemplated hereby or for the continuation of any material existing contractual relationship, shall have granted any necessary consent or approval, except novations of contracts with the U.S. Government.
PAGE

             (d) Amendment to Articles of Incorporation. CRC shall have filed an Amendment to its Articles of Incorporation, in substantially the form attached hereto as Exhibit I.

             (e) Consummation of the Coleman Laboratories Transaction. CRC shall have consummated the assignment of its 49% interest in Coleman L.P. to entities related to Thomas J. Coleman or members of his family and shall have terminated CRC's relationship with Dr. Katoot and MKI by assigning and selling to Coleman L.P. CRC's rights under certain agreements with Dr. Katoot and MKI and certain equipment currently used by MKI (the "Coleman Laboratories Transaction").

             (f) Permits and Approvals. Any and all consents, permits, approvals or other actions of any person, jurisdiction or authority required in the reasonable opinion of Thermo (including without limitation, confirmation of filing of the Articles of Merger with the Secretary of State of the State of Florida and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) for lawful consummation of the transactions contemplated hereby shall have been obtained, and shall be in full force and effect, and no such consent, permit, approval or other action shall contain any provision that in the reasonable judgment of Thermo is unduly burdensome.

             (g) Registration Statement Effective. The Registration Statement shall become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

             (h) Good Standing Certificates. CRC shall have delivered to Thermo a long-form corporate good standing certificate from its jurisdiction of incorporation and good standing certificates from each jurisdiction in which CRC is qualified to transact business.

             (i) President's Certificate. The Company shall have delivered to Thermo a certificate executed by the President of the Company, dated the Effective Date, certifying to the fulfillment of the conditions specified in Section 5.1(a).

             (j) NYSE Listing. The New York Stock Exchange shall have approved the Thermo Shares for listing, subject to official notice of issuance.

             (k) Dissenters' Rights. The holders of not more than 3% of the CRC Shares shall have demanded and perfected their right to an appraisal of their CRC Shares in accordance with the Florida Business Corporation Act.

             (l) Accountants' Opinion. Thermo shall have received an opinion from Thomas, Beck & Zurcher, P.A., in form and substance satisfactory to Thermo's independent accountants, to the effect
PAGE
        that Thomas, Beck & Zurcher, P.A. is not aware of any fact concerning the Company that would preclude Thermo from accounting for the Merger and all other transactions contemplated by this Agreement as a "pooling-of-interests" for accounting purposes.

             (m) Legal Opinions of Counsel for the Company. Thermo shall have received an opinion of Sirote & Permutt, P.C., counsel for the Company and the Shareholders, dated the Effective Date and in the form attached hereto as Exhibit J, together with such other opinions of counsel as Thermo may reasonably require (including without limitation an opinion to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
        Section 368(a) of the Code, in the form attached hereto as Exhibit K (the "Tax Opinion").

             (n) Performance of Affiliate Agreements. All the terms, covenants and conditions of the Affiliate Agreements to be complied with and performed by CRC and the Shareholders on or before the Effective Date shall have been fully complied with and performed in all material respects.

             (o)  No Litigation or Proceedings with Respect to the
        Merger.   No legal action or other proceedings to restrain or
        prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

             (p) Releases of Guarantees. The Company shall have been released from any and all guarantees of obligations owed to third parties by Thomas J. Coleman, by any of his affiliates, or by any entity controlled by Thomas J. Coleman or any of such affiliates.

             (q) Indemnification and Stock Escrow Agreement. The Escrow Agreement shall be in full force and effect.

             (r) Documents Satisfactory. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to Thermo, and Thermo shall have received all documents that it may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to it.

             (s) Compliance with Antitrust Improvements Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Antitrust Improvements Act shall have expired or been terminated.

             Section 5.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived by the Company in writing in the manner provided in Section 6.2 hereof):
PAGE

             (a) Representations, Warranties and Performance of Thermo and Acquisition. The representations and warranties of Thermo and Acquisition set forth in Section 3.3 hereof shall be accurate in all material respects on and as of the date hereof, and on and as of the Effective Date as though made on and as of the Effective Date, and Thermo and Acquisition shall have performed in all material respects all obligations and complied in all material respects with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing.

             (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by Thermo and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Thermo and Acquisition and the shareholders of Acquisition. Thermo and Acquisition shall have furnished the Company with a copy of all resolutions adopted by the Board of Directors of Thermo and Acquisition and the shareholders of Acquisition in connection with such actions, certified by the Secretary or an Assistant Secretary of Thermo and Acquisition, together with copies of such other instruments and documents as the Company shall have reasonably requested.

             (c) Consents. Any governmental authority having jurisdiction over the Company, or any other person in any contractual or other relationship with the Company, to the extent that its consent or approval is required by applicable law or regulation or any applicable contract or other instrument for the performance of this Agreement or the consummation of the transactions contemplated hereby, shall have granted any necessary consent or approval, except novation of contracts with the U.S. Government.

             (d) Permits and Approvals. Any and all consents, permits, approvals or other actions of any person, jurisdiction or authority required in the reasonable opinion of counsel for the Company (including without limitation, confirmation of filing of the Articles of Merger with the Secretary of State of the State of Florida and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) for lawful consummation of the transactions contemplated hereby shall have been obtained, and shall be in full force and effect, and no such consent, permit, approval or other action shall contain any provision that in the reasonable judgment of such counsel is unduly burdensome.

             (e)  CRC Shareholder Approval.  The approval by the
        Shareholders of the execution, delivery and performance of this Agreement and the Merger in accordance with the applicable laws of the State of Florida shall have been duly and validly obtained.
PAGE

             (f) Registration Statement Effective. The Registration Statement shall become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

             (g) Good Standing Certificates. Thermo shall deliver to the Company a long form corporate good standing certificate from its jurisdiction of incorporation.

             (h) Officer's Certificate. Thermo shall have delivered to the Company a certificate executed by an officer of Thermo, dated the Effective Date, certifying to the fulfillment of the conditions specified in Section 5.2(a).

             (i) NYSE Listing. The New York Stock Exchange shall have approved the Thermo Shares for listing, subject to official notice of issuance.

             (j) No Litigation or Proceedings with Respect to the Merger. No legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

             (k) Tax Opinion. CRC and the Shareholders shall have received the Tax Opinion from Sirote & Permutt, P.C.

             (l) Documents Satisfactory. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to counsel for the Company and the Company shall have received all documents that such counsel may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to such counsel.

             (m) Legal Opinion of Thermo's Counsel. CRC shall have received an opinion of Thermo's general counsel, dated the Effective Date and in the form attached hereto as Exhibit L.

             (n) Compliance with Antitrust Improvements Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Antitrust Improvements Act shall have expired or been terminated.


                                    ARTICLE 6

                      MODIFICATION, TERMINATION AND WAIVER

             Section 6.1. Modification, Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Date; provided, however, that any amendment effected subsequent to the CRC Shareholder approval shall be subject to the restrictions contained in the Florida
PAGE

        General Corporation Act and Florida Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.

             Section 6.2. Waivers. The parties hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of another party hereto or waive compliance by such other party with any of the covenants or conditions contained herein.

             Section 6.3. Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of Thermo and Acquisition, on the one hand, and the Company on the other; (b) by Thermo and Acquisition if (i) there has been a material breach by the Company of a covenant, representation or warranty contained in this Agreement; (ii) Thermo has notified the Company in writing of the existence of such breach; and (iii) the Company has failed to cure such breach within a reasonable period of time after receiving such notice; (c) by the Company if
        (i) there has been a material breach by Thermo or Acquisition of a covenant, representation or warranty contained in this Agreement; (ii) the Company has notified Thermo in writing of the existence of such breach; and (iii) Thermo or Acquisition, as the case may be, has failed to cure such breach within 30 days after receiving such notice; (d) by the Company or Thermo if (i) there shall be an order of a court in effect preventing consummation of this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement, by a governmental entity that would make consummation of this Agreement illegal; or (e) by Thermo or the Company if the Shareholders disapprove any matter submitted to them pursuant to Section 4.5 or if the Closing does not occur by February 28, 1995.

             Section 6.4. Effect of Termination. If this Agreement shall be terminated as provided in Section 6.3, this Agreement shall forthwith become void (except as otherwise provided in Section 4.8).



                                    ARTICLE 7

                                     GENERAL

             Section 7.1. Notices. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:
PAGE

             If to Thermo or Acquisition:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA 02254-9046
                  Attention:  President

             With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to the Company, to:

                  Coleman Research Corporation
                  201 South Orange Avenue, Suite 1300
                  Orlando, Florida 32801
                  Attention:  President

             With a copy to:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue South
                  P.O. Box 55727
                  Birmingham, Alabama  35255-5727
                  Attention:  Joseph T. Ritchey, Esquire

        or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

             Section 7.2. Survival and Materiality of Representations. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one year. All statements contained in any certificates or other instruments delivered by or on behalf of Thermo, Acquisition, or the Company or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

             Section 7.3. Entire Agreement. This Agreement supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof (including without limitation the Letter of Intent executed by Thermo and CRC dated August 9, 1994, as amended on November 30, 1994) and constitutes the entire agreement of the parties relating to the subject matter hereof, except for the Confidentiality Agreements executed by Thermo and CRC dated March 22, 1994.
PAGE

             Section 7.4. Parties in Interest. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

             Section 7.5. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

             Section 7.6. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

             Section 7.7. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

             Section 7.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             Section 7.9. No Solicitation. Prior to the earlier of (i) the Closing or (ii) the termination of this Agreement, the Company will not, directly or indirectly, solicit, encourage or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than Thermo concerning any merger, sale of substantial assets or similar transactions involving the Company or any sale of its capital stock.

             Section 7.10. Relief. In the event of a breach of the provisions of this Agreement by a party to this Agreement prior to the Closing, in addition to any other rights and remedies that party may have under law or in equity, the non-breaching party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. In the event litigation is maintained by a party to this Agreement against any other party to enforce this Agreement or to seek any remedy for breach, then the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

             Section 7.11. Exhibits. The Exhibits attached hereto and referred to in this Agreement are a part of this Agreement for all purposes.
PAGE

             Section 7.12. Assignment. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal and personal representatives of the parties hereto, but shall not be assignable or delegable by any party without the prior written consent of the other parties and any purported assignment without such prior written consent shall be null and void, except that Thermo and Acquisition may assign this Agreement, or rights and duties hereunder, after the Closing.

             Section 7.13. Further Assurances. The Company will execute and furnish to Thermo and Acquisition all documents and will do or cause to be done all other things that Thermo may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties, including without limitation novation agreements for Government contracts.

             Section 7.l4. Gender. In this Agreement, unless the context requires otherwise the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders and vice versa.

             Section 7.15. Public Announcement. The content and timing of any public announcement pertaining to this Agreement shall be subject to the prior agreement and approval of Thermo and the Company.

             Section 7.16. Governing Law. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      THERMO ELECTRON CORPORATION


        [Seal]                        By: ______________________________

                                      Title: ___________________________


                                      CRC ACQUISITION CORP.


        [Seal]                        By: ______________________________

                                      Title:
                                             ---------------------------
PAGE

                                      COLEMAN RESEARCH CORPORATION


        [Seal]                        By: ______________________________

                                      Title:
                                             ---------------------------
PAGE

                                                                EXHIBIT B


                   INDEMNIFICATION AND STOCK ESCROW AGREEMENT


             INDEMNIFICATION AND STOCK ESCROW AGREEMENT, dated as of February __, 1995 by and among Thermo Electron Corporation, a Delaware corporation ("Thermo"), Coleman Research Corporation, a Florida corporation ("CRC"), Thomas J. Coleman (the "Shareholder Representative"), and The First National Bank of Boston, as escrow agent ("Escrow Agent").

             WHEREAS, Thermo and CRC have entered into an Agreement and Plan of Merger dated January __, 1995 (the "Merger Agreement"), contemplating the acquisition by Thermo of all of the issued and outstanding shares of capital stock of CRC (the "CRC Shares"); and

             WHEREAS, the parties desire that certain shares of Thermo common stock to be issued pursuant to the Merger be received, held and disposed of by the Escrow Agent subject to the terms and conditions herein expressed;

             WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of Thermo to consummate the transactions contemplated by the Merger Agreement;

             NOW, THEREFORE, as an inducement to Thermo to consummate the transactions contemplated by the Merger Agreement and in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

             Section 1. Definitions. Capitalized terms used herein which are defined in the Merger Agreement but not defined herein shall have the same meanings herein as therein. "Escrow
        Termination Date" shall mean February __, 1996.

             Section 2. Consent of Shareholders. By virtue of the Shareholders' approval of the Merger Agreement, the Shareholders have, without any further act of any Shareholder, consented to:
        (i) the establishment of the escrow account to secure CRC's indemnification obligations under Section 4 of this Agreement in the manner set forth herein, (ii) the appointment of the Shareholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and as agent for and on behalf of each Shareholder, the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (iii) all of the other terms, conditions and limitations of this Agreement.

             Section 3.  Deposit of Escrow Property.   Thermo hereby
        deposits with Escrow Agent, and Escrow Agent hereby acknowledges
PAGE
        receipt of, a stock certificate evidencing ___________ (______) shares of Thermo's common stock, $1.00 par value per share (the "Escrowed Shares"). Such certificate has been issued in the name of Escrow Agent or its nominee.

             In case any distribution (except a cash dividend paid out of earned surplus) or stock dividend shall be made on or in respect of the Escrowed Shares, or any property shall be distributed upon or with respect to the Escrowed Shares pursuant to the recapitalization, liquidation or reclassification of the capital structure of Thermo or pursuant to the merger, consolidation or reorganization of Thermo, the money, stock or property so distributed or paid shall be delivered to and held by Escrow Agent hereunder. Such money, stock and property, together with the Escrowed Shares, are sometimes referred to hereinafter as the "Escrow Property." Shareholders shall be entitled to receive, in proportion to their respective number of Escrowed Shares, all cash dividends paid in respect of the Escrowed Shares out of the earned surplus of Thermo.

             While the Escrowed Shares are held by Escrow Agent,
        Shareholders shall be entitled to direct Escrow Agent as to how to vote the Escrowed Shares, in proportion to their respective number of Escrowed Shares, with respect to matters placed before the shareholders of Thermo, and Escrow Agent shall vote accordingly.

             Section 4. Holding and Distribution of Escrow Property. Thermo and Acquisition (including the Surviving Corporation after the Merger) upon their demand shall be indemnified for the full amount of all damages (as defined below) suffered by them as a direct or indirect result of:

                       (i)  the inaccuracy of any representation or
                  warranty made by CRC in or pursuant to the Merger Agreement, in the form and to the extent so made, or the omission of any material fact relating thereto;

                       (ii) any failure by CRC to perform any obligation or comply with any covenant or agreement specified in the Merger Agreement or in any other document executed at the Closing; and

                       (iii)  any other claims (including, without
                  limitation, claims alleging death or injury to persons or damage to property caused by, or resulting from, any defect or claimed defect in or with respect to products of CRC (whether based in tort or contract), any tort, default in the performance or breach of any contract or commitment, or for consequential, special or punitive damages) for all conditions, acts or failures to act of CRC or other occurrences prior to or on the Closing Date or resulting from or caused by any product purchased for resale, manufactured or sold, or service
PAGE
                  provided, by CRC prior to the Closing Date; all bodily injury and property damage arising after the Closing Date out of continuous or repeated exposure to substantially the same general conditions in existence on or before the Closing Date shall be considered as arising out of one occurrence prior to the Closing Date.

             For the purpose of this Agreement, the term "damages" shall be determined and computed by reference to the actual economic loss to Thermo, Acquisition and/or the Surviving Corporation (and not just by reference to any effect on the value of the shares of the Surviving Corporation) and shall be deemed to include all losses, liabilities, expenses or costs incurred by the Surviving Corporation, including reasonable attorney's fees.

             Thermo shall give the Shareholder Representative notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section 4. Thermo shall have the right to defend, contest, protest and otherwise control the resolution of any such claim, action or proceeding (unless Thermo decides in good faith not to contest such claim and such claim, action or proceeding relates to a matter which, if adversely determined, would have no impact on the Surviving Corporation's liability in another proceeding, goodwill or reputation or on the future conduct by the Surviving Corporation of its business or on its Tax or accounting positions, in which case the next paragraph shall apply), but shall keep the Shareholder Representative apprised of material developments. The Shareholder Representative shall have the right to participate in any such legal proceeding, subject to Thermo's right of control thereof, at the expense of the Shareholder Representative by counsel of the Shareholder Representative's choice. Thermo, acting in good faith, shall have the right in its sole discretion to settle any such claim.

             If the claim, action or proceeding is one which, if adversely determined, would have no impact on Thermo's or the Surviving Corporation's liability in another proceeding, goodwill or reputation or on the future conduct by the Surviving Corporation of its business or on its Tax or accounting positions, then (i) the Shareholder Representative shall have the right, at his expense, to defend, contest, protest and otherwise control the resolution thereof, but shall keep Thermo apprised of material developments and (ii) Thermo shall have the right to participate in any such legal proceeding, subject to the Shareholder Representative's right of control thereof, at Thermo's expense and with counsel selected by Thermo.

             The Shareholders hereby designate and appoint Mr. Thomas J. Coleman (the "Shareholder Representative") as their representative and attorney-in-fact through whom all actions by the Shareholders relating to this Agreement after the Closing Date, including those acts as are required, authorized or
PAGE
        contemplated by this Agreement with respect to the settlement of a claim or the defense thereof, shall be made or directed, and hereby acknowledge that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement on behalf of the Shareholders. The Shareholders further acknowledge that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the disability, death or incompetency of any Shareholder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given any such person. The Shareholder Representative shall serve without compensation but shall be reimbursed for his reasonable out-of-pocket expenses from the Escrow Property. The Shareholder Representative shall have the right to sell Escrow Property in order to obtain funds to pay such expenses. The Shareholder Representative shall furnish reports as to the status of the escrow to the Shareholders as and when Escrowed Shares are released from the escrow or claims are paid. Thermo, Acquisition or the Surviving Corporation shall not have any liability or responsibility to the Shareholder Representative.

             The Shareholder Representative shall receive and deliver notices on behalf of the Shareholders and take all such action as in the Shareholder Representative's discretion may be necessary, appropriate, permitted or advisable to be taken under the terms of this agreement in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claim asserted hereunder.

             The Shareholder Representative shall not be personally liable to the other Shareholders for any action taken, suffered or omitted by him in good faith and reasonably believed by him to be authorized or within the discretion of the rights or powers conferred upon him by this Agreement.

             In acting as representative of the Shareholders, the Shareholder Representative may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Shareholder Representative may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Shareholder Representative may perform his duties as Shareholder Representative either directly or by or through his agents or attorneys and the Shareholder Representative shall not be responsible to the other Shareholders
PAGE
        for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

             Upon receiving notice of the death or incapacity of the Shareholder Representative, the Shareholders shall by majority vote (based on their number of CRC Shares held immediately prior to the Closing Date) appoint a successor to fill the vacancy. The Shareholders may by such a majority vote remove the Shareholder Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Shareholder Representative to each of the other parties hereto. The Shareholder Representative may resign if, and only if, he is simultaneously replaced with a substitute Shareholder Representative reasonably acceptable to Thermo.

             Section 5. Limitation of Liability. The right of Thermo, Acquisition and the Surviving Corporation to be indemnified pursuant to Section 4 shall be (a) limited to the return to Thermo of the Escrow Property, (b) shall not apply until the sum of the damages suffered by Thermo, Acquisition and the Surviving Corporation on a cumulative basis equals or exceeds $500,000, at which point the Company shall become liable for all damages, not just amounts in excess of $500,000, and (c) only for claims that are asserted by Thermo, Acquisition or the Surviving Corporation before the first anniversary of the Closing Date. Notwithstanding the foregoing, this Section 5 shall not apply in the event the Company has actual knowledge of a breach of a representation or warranty.

             Section 6.  Escrow Account.   It is intended that the assets
        held in escrow as above provided shall facilitate Thermo's and the Surviving Corporation's ability to recover amounts to which they are entitled as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement or this Agreement and to satisfy claims of Thermo and Acquisition arising as a result of the Merger Agreement or this Agreement. Accordingly, and to the extent necessary to provide such protection to Thermo and the Surviving Corporation, property held in escrow hereunder shall be available to satisfy claims of Thermo and the Surviving Corporation under this Agreement to the extent provided herein. In the event the Escrowed Property is insufficient to pay all damages to Thermo, Acquisition and the Surviving Corporation, including by virtue of the expiration of the escrow period, no Shareholder shall be liable under this Agreement to pay any amount in addition to such Shareholder's proportionate share of the Escrow Property claimed by Thermo prior to the Escrow Termination Date. Once the Escrow Property or balance thereof is released to the Shareholders, Thermo, Acquisition and the Surviving Corporation have no right to recover damages from the Shareholders in the absence of actual knowledge of a breach of a representation or warranty.

             Section 7. Registration of Claims. In the event that Thermo or the Surviving Corporation asserts any claim for
PAGE
        indemnification against the Escrowed Shares, it shall deliver to Escrow Agent and the Shareholder Representative a written notice thereof (the "Notice of Claim") setting forth (a) a demand for payment of a specified amount from the Escrowed Shares or, if such amount can not be specified, the basis upon which the amount would be determined and (b) a description of the asserted claim and the basis thereof, and Thermo shall deliver to the Shareholder Representative thereafter such other information as may be reasonably requested by the Shareholder Representative to evaluate the asserted claim. It is understood and agreed among the parties hereto that Thermo's and the Surviving Corporation's right to assert claims for indemnification under this Agreement is limited to those matters set forth in this Agreement, although the Escrow Agent shall have no obligation to determine or verify whether such condition has been met.

             Section 8. Payment of Amounts from Escrow Property Upon Demand Without Objection. If Thermo delivers to the Shareholder Representative and Escrow Agent a Notice of Claim pursuant to
        Section 4 hereof and if no written objection to such demand is received by Escrow Agent and Thermo, from the Shareholder Representative, within 30 days following the delivery of such Notice of Claim to Escrow Agent and the Shareholder Representative, then Escrow Agent shall pay the claim out of the Escrow Property by forthwith endorsing and delivering to Thermo the certificates representing the Escrowed Shares. Thermo shall be entitled to retain that number of Escrowed Shares which, when multiplied by the Per Share Value (as defined below), shall equal the amount of the claim as provided in Section 4 hereof; provided, however, that Notices of Claim must be delivered before the Escrow Termination Date and Thermo may not retain more than the Escrowed Shares. Thermo shall return one or more certificates for the excess Escrowed Shares to Escrow Agent for continued holding hereunder. To the extent the value (calculated on the basis of the Per Share Value, regardless of actual market value at the time) of the Escrowed Shares retained by Thermo is less than the amount of the claim, Escrow Agent shall also transfer to Thermo other Escrow Property, if any, in addition to the Escrowed Shares.

             The Per Share Value shall be $__________ per share, representing the reported closing price of Thermo's Common Stock on the New York Stock Exchange on February __, 1995.

             Section 9. Payment of Amounts from Escrow Property After Notice of Objection. If Thermo delivers to the Shareholder Representative and Escrow Agent a Notice of Claim pursuant to
        Section 4 hereof, and if the Shareholder Representative shall give written objection thereto to Escrow Agent and Thermo prior to the expiration of the 30-day period specified in Section 8, Escrow Agent shall make no payment in respect of the demand set forth in such Notice of Claim until it shall have received one of the following:
PAGE

             (a) written instructions signed on behalf of both Thermo and the Shareholder Representative; or

             (b) a final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period.

             Upon receipt of any such instructions or order, Escrow Agent shall pay such amount from the Escrow Property to Thermo as may be directed by such instructions or order; provided, however that
        (i) the limitations set forth in Section 8 hereof on the number of Escrowed Shares retainable by Thermo shall also apply to claims paid under this Section 9, and (ii) all Escrowed Shares delivered to Thermo shall be valued on the basis of the Per Share Value, regardless of the actual market price of Thermo's Common Stock on the date such shares are delivered to Thermo. If the final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period, upholds the Shareholder Representative's objection to the Escrow Agent, Thermo shall reimburse the Escrow Agent for reasonable attorneys' fees and expenses paid from the Escrow Property to pursue the objection.

             Section 10. Payment of Escrow Property to Shareholders. On the Escrow Termination Date, Escrow Agent shall deliver to Thermo and the Shareholder Representative a statement of the remaining balance, if any, of the Escrow Property (calculated on the basis of the Per Share Value, regardless of the actual market price of Thermo's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Escrow Balance"). Thermo and the Shareholder Representative shall review the accuracy of the Final Escrow Balance and notify Escrow Agent within 30 days of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by Thermo and the Shareholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by Thermo or the Shareholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Shareholder Escrow Property representing such Shareholder's share of the Final Escrow Balance, free and clear of the escrow created by this Agreement. After the last registered claim shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Escrow Property shall be delivered by Escrow Agent to Shareholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to Shareholders the Escrow Property in excess of the amount of the remaining aggregate claims as determined above. All payments by Escrow Agent to Shareholders pursuant to this Agreement shall be made in proportion to the Shareholders' respective interests in the Escrowed Shares.
PAGE

             Section 11. Responsibility of Escrow Agent. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

             If any party to this Agreement disagrees on anything connected with this escrow (1) Escrow Agent will not have to settle the matter, (2) Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damage, (3) if Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney's fees as the court may award and (4) Escrow Agent is entitled to hold documents and assets deposited in this escrow pending settlement of the disagreement by any of the above means.

             Escrow Agent is to act as a depositary agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents. Escrow Agent shall not be responsible for and shall not be under a duty to examine any other agreement.

             Section 12. Indemnification and Fees of Escrow Agent. In consideration of its acceptance of the appointment as Escrow Agent, Thermo shall indemnify and hold Escrow Agent harmless as to any liability incurred by it to any other person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its out-of-pocket expenses, including, among other things, reasonable counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto, except in the event of the negligence or willful misconduct of Escrow Agent. The fees and charges set forth below for the services of Escrow Agent will be considered compensation for Escrow Agent's ordinary services as contemplated by this Agreement. In the event the conditions of the escrow are not promptly fulfilled or Escrow Agent renders any service not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest or if any controversy arises in connection with it, Escrow Agent will be reasonably compensated for such extraordinary services, and will be reimbursed for all reasonable
PAGE
        costs, attorney's fees and expenses occasioned thereby, which compensation, costs, fees and expenses shall be paid by Thermo.

             Escrow Agent's initial acceptance fee is $1,250 and Escrow Agent's annual fee hereunder is $1,750, which fees are nonrefundable and shall be paid in advance by Thermo.

             Section 13. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from its duties hereunder at any time by giving not less than 60 days prior written notice of such resignation to Thermo and the Shareholder Representative, which notice shall specify the date when such resignation shall take effect. Upon such notice, Thermo and the Shareholder Representative shall appoint a successor escrow agent. If Thermo and the Shareholder Representative are unable to agree upon a successor escrow agent within 30 days after such notice, Escrow Agent may apply to a court of competent jurisdiction for such appointment. Escrow Agent shall continue to serve until its successor delivers to Thermo and the Shareholder Representative a duly executed instrument of acceptance of the terms and conditions of this Agreement and receives the Escrow Property.

             Section 14. Investments. Escrow Agent shall invest the cash portion of the Escrow Property, if any, in money market accounts at The First National Bank of Boston. Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this Section 14 and shall be considered part of the Escrow Property.

             Section 15. Security Interest. To secure the obligations that may be owed it hereunder, Thermo shall have a security interest in the Escrow Property, and for purposes of protection of an enforceable security interest, possession of the Escrow Property by the Escrow Agent shall be deemed possession by Thermo.

             Section 16. Notices and Communications. Any notice or other communications hereunder shall be deemed to have been duly delivered if delivered by hand or overnight courier service to the party to whom such notice or other communication is to be delivered at such party's address set forth below, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

             If to Thermo:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts 02254
                  Attention:  President

             With a copy to:
PAGE

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to CRC, to:

                  Coleman Research Corporation
                  201 South Orange Avenue, Suite 1300
                  Orlando, Florida  32801
                  Attention:  President

             With a copy to:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue, South
                  P.O. Box 55727
                  Birmingham, Alabama  35255-5727
                  Attention:  Joseph T. Ritchey, Esquire

                  and

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to the Shareholder Representative, to:

                  Thomas J. Coleman
                  6123 Parawood Drive
                  Orlando, Florida 32819

             If to a Shareholder, to:

                  At Shareholder's respective address set forth on Thermo's stock records.

             If to Escrow Agent, to:

                  The First National Bank of Boston
                  150 Royall Street
                  Mail Stop 45-02-15
                  Canton, Massachusetts  02021
                  Attention:  Corporate Trust Division

        or to such other address, or to the attention of such other individual, as any party hereto may designate in writing to the other parties to this Agreement. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the earlier of (i) the date of delivery if by hand or by overnight courier service or (ii) five days after having been mailed.
PAGE

              Section 17. Governing Law. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought under this Agreement in any court, federal or state, within the State of Florida having subject matter jurisdiction over such action. The parties to this Agreement agree that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court located in Orlando, Florida, or, in the absence of jurisdiction, the Superior Court for Orange County, Florida.
        Each party waives any objection which such party may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and hereby agrees that such party cannot contest any judgment rendered thereby based on lack of jurisdiction, improper venue or inadequate service of process. The Shareholder Representative hereby agrees to remain a resident of Florida at his current address (or as reported in writing to Thermo), unless and until a successor Shareholder Representative with a Florida residence is appointed pursuant to documentation acceptable to Thermo.

             Section 18. Amendments. This instrument supersedes any and all prior agreements among the parties with regard to the matters set forth herein and may not be altered or amended except by a writing signed by the parties against whom such alteration or amendment is sought.

             Section 19. Waiver. No waiver of any term or provision of this Agreement shall be effective unless made in a writing signed by the party against whom the enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any other breach of such term or provision of this Agreement.

             Section 20.  Section Headings.  The headings in this
        Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

             Section 21. Successor and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

             Section 22. Counterparts. This Agreement may be executed in several identical counterparts each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.
PAGE

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      THERMO ELECTRON CORPORATION


                                      By: _______________________________
                                      Title:


                                      COLEMAN RESEARCH CORPORATION


                                      By: _______________________________
                                      Title:


                                      SHAREHOLDER REPRESENTATIVE

                                      ___________________________________
                                      Thomas J. Coleman


                                      THE FIRST NATIONAL BANK OF BOSTON,
                                        as Escrow Agent


                                      By:________________________________
                                      Title:
PAGE

                                                                EXHIBIT C

                          COLEMAN RESEARCH CORPORATION

                               AFFILIATE AGREEMENT


                                                     January __, 1995

        Coleman Research Corporation
        201 South Orange Avenue, Suite 1300
        Orlando, Florida  32801

        Thermo Electron Corporation
        81 Wyman Street
        Waltham, Massachusetts  02254

        Ladies and Gentlemen:

             The undersigned Shareholder (the "Shareholder") of Coleman Research Corporation, a Florida corporation ("CRC"), understands that CRC has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January __, 1995 among Thermo Electron Corporation, a Delaware corporation ("Thermo"), CRC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Thermo ("Acquisition"), and CRC. Pursuant to the Merger Agreement Acquisition will merge (the "Merger") with and into CRC, following which CRC will become a wholly-owned subsidiary of Thermo. The Merger Agreement provides that, on the Effective Date of the Merger (as defined in the Merger Agreement), all of the outstanding shares of capital stock of CRC will be converted into shares of common stock of Thermo (the "Thermo Common Stock") in accordance with the applicable exchange ratio specified in the Merger Agreement.

             The Shareholder has been advised that as of the date hereof, the Shareholder may be deemed to be an "affiliate" of CRC, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

             The Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Thermo, Acquisition, CRC and other shareholders of CRC, and their respective counsel and accounting firms.

             The Shareholder represents, warrants and agrees with Thermo and CRC as follows:

             1. The Shareholder is the beneficial owner of the shares of CRC capital stock and options to purchase CRC capital stock
PAGE
        indicated on the last page hereof (the "CRC Securities"), which at the date hereof and at all times up until the Effective Date will be free and clear of any liens, clams, options, charges or other encumbrances not described on such page. Except for CRC Securities, the Shareholder does not beneficially own any shares of capital stock of CRC or any other equity securities of CRC or any other options, warrants or other rights to acquire any equity securities of CRC. The Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement.

             2. The Shareholder has been advised that the issuance of shares of Thermo Common Stock to the Shareholder (the "Thermo Shares") in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Shareholder has also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of CRC the Shareholder may be deemed to be an affiliate of CRC and the distribution by the Shareholder of any Thermo Shares will not have been registered under the Act, the Shareholder may not sell, transfer or otherwise dispose of the Thermo Shares unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in compliance with Rule 145 promulgated by the Commission under the Act, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.

             3. The Shareholder shall not make any sale, transfer or other disposition of the Thermo Shares in violation of the Act or the rules and regulations promulgated thereunder.

             4. The Shareholder understands that Thermo is under no obligation to register the sale, transfer or other disposition of the Thermo Shares, or Thermo Common Stock held on the Shareholder's behalf, under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

             5. Notwithstanding any other provision hereof to the contrary, during the period commencing on the date hereof and ending at such time as financial results covering at least thirty days of combined operations of CRC and Thermo have been published by Thermo in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and CRC, the Shareholder will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the Shareholder's ownership of or investment in, any CRC Securities, any shares of CRC common stock or other equity securities of CRC which the Shareholder purchases or acquires after the execution of this Agreement, the Thermo Shares or any securities which may be paid as a dividend or otherwise
PAGE
        distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities. Without limiting the foregoing, the Shareholder acknowledges that such restriction prohibits the acquisition of a "put" option or other hedging instrument with respect to Thermo common stock. The Shareholder does not own, and has never owned, any Thermo Common Stock or securities relating thereto.

             6. Stock transfer instructions will be given to Thermo's transfer agent with respect to the Thermo Shares and there will be placed on the certificates for the Thermo Shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of January __, 1995 between the registered holder hereof and Thermo Electron Corporation, a copy of which agreement is on file at the principal offices of Thermo Electron Corporation.

             7. Unless the transfer by the Shareholder of the Thermo Shares has been registered under the Act, or is a sale made in compliance with Rule 145, Thermo reserves the right to put a legend on the certificates issued to any transferee of the Shareholder stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

             8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without the applicable legend if, in the opinion of counsel to Thermo, (a) such legend is not required for purposes of the Act or (b) the sale or other disposition of the shares evidenced by the certificate is permitted by the provisions of Rule 145(d)). In any event, such legend may be removed upon request of the Shareholder no later than two years after the Merger is consummated, unless the Shareholder is then an "affiliate" of Thermo within the meaning of Rule 145(d).

             9. At every meeting of the shareholders of CRC called with respect to any of the following, and at every adjournment
PAGE
        thereof, and on every action or approval by written consent of the shareholders of CRC with respect to any of the following, the Shareholder shall vote all his CRC Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and
        (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger (the foregoing is hereinafter referred to as an "Opposing Proposal").

             10. Except as required by law, including actions which Shareholder determines after consultation with legal counsel are required pursuant to Shareholder's fiduciary duties under applicable law, Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal; (ii) initiate a shareholders' vote or action by consent of CRC shareholders with respect to an Opposing Proposal; or (ii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of CRC, in connection with an Opposing Proposal.

             11. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Thermo, to carry out the intent of this Agreement.

             12.  Miscellaneous.

                  12.1 If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all other terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  12.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                  12.3 This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  12.4 The parties hereto acknowledge that Thermo will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Thermo upon any such violation, Thermo shall have the right to enforce
PAGE
        such covenants and agreements by specific performance, injunctive relief or by any other means available to Thermo at law or in equity.

                  12.5 All notices, requests, claims,, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

        If to CRC:          Coleman Research Corporation
                            201 South Orange Avenue, Suite 1300
                            Orlando, FL  32801
                            Attention: President


        with a copy to:     Sirote & Permutt, P.C.
                            2222 Arlington Avenue South
                            P.O. Box 55727
                            Birmingham, Alabama  35255-5727
                            Attention:  Joseph T. Ritchey, Esquire

        and to:             Thermo Electron Corporation
                            81 Wyman Street
                            Waltham, MA  02254
                            Attention: General Counsesl

        If to Shareholder:  to the address set forth on the last page hereof

        or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  12.6 This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  12.7 This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

             13. Thermo agrees to publish, as promptly as practicable following the Merger, results covering at least thirty days of combined operations of Thermo and CRC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and CRC; provided, however, that Thermo shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Thermo.
PAGE

                                           Very truly yours,

                                           ______________________________
                                           (Print Shareholder's Name)

                                           By: __________________________
                                           Title: _______________________
                                                (if applicable)

                                           Shareholders' Address:

                                           ______________________________
                                           ______________________________
                                           ______________________________

             Number of shares of CRC Common Stock
             beneficially owned by the
             Shareholder: ___________

             Number of shares of CRC Common Stock
             subject to options beneficially
             owned by the Shareholder: ______________

             Encumbrances:  _______________________



        Accepted this ____ day
        of ____________, 1995



        COLEMAN RESEARCH CORPORATION


        By:_____________________________

        Title:____________________________


        Accepted this ____ day
        of ___________, 1995



        THERMO ELECTRON CORPORATION

        By: _____________________________

        Title:
               ----------------------------
PAGE

                                                                EXHIBIT E


                            NONCOMPETITION AGREEMENT

             NONCOMPETITION AGREEMENT, dated as of February __, 1995, by and among Thermo Electron Corporation, a Delaware corporation ("Thermo"), Coleman Research Corporation, a Florida corporation ("CRC"), and Thomas J. Coleman ("Coleman").

             WHEREAS, Thermo and CRC have entered into an Agreement and Plan of Merger dated January __, 1995 (the "Merger Agreement"), contemplating the acquisition by Thermo or its subsidiary of all of the issued and outstanding shares of capital stock of CRC; and

             WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of Thermo to consummate the transactions contemplated by the Merger Agreement; and

             WHEREAS, to induce Thermo to consummate the transactions contemplated in the Merger Agreement, Coleman is willing to agree to not compete with Thermo and CRC on the terms contained herein;

             NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties hereto hereby agree as follows:

             Section 1. Definitions. Capitalized terms used herein which are defined in the Merger Agreement but not defined herein shall have the same meanings herein as therein.

             Section 2. Termination of Employment; Resignation as Director and Officer. Effective as of the Closing Date, Coleman's employment with CRC shall terminate. In addition, as of the Closing Date, Coleman shall resign as sole Director of CRC and as Chairman of the Board and from all offices he may hold in CRC.

             Section 3. Noncompetition by Coleman. Coleman agrees that for a period of three years after the Closing Date, he will not, either alone or as a partner, shareholder, officer, director, advisor, consultant or employee of, or as to, any company or any other organization or enterprise, directly or indirectly, engage in any activity in the United States relating to the development, marketing or sale of any product or service which competes with any product or service currently sold by CRC, currently under development by CRC, or which CRC may offer or develop in the future (collectively, the "CRC Services"). The CRC Services include, without limitation, systems integration, systems engineering and analytical services to government and commercial customers in the fields of information technology, energy and the environment, software engineering, launch systems, advanced radar and imaging and health systems, but do not include the materials
PAGE
        research products and services under development by Coleman Laboratories Ltd. in conjunction with Dr. Mohammad Katoot and MK Industries. Notwithstanding the foregoing, it is not Thermo's intent to interfere with Coleman establishing or participating in a systems engineering business (the "Business") providing services similar to those of CRC as long as the Business does not compete with CRC and is not, in the sole judgment of CRC, in conflict with the best interests of CRC during the period of noncompetition set forth above. For purposes of the preceding sentence, neither Coleman nor the Business will be deemed to be competing with CRC if:

                  (a) neither Coleman nor the Business takes any action to encourage any party to place restrictions (e.g., small business set aside restrictions) on procurements in which CRC has an interest in participating and in which such restrictions would be, in the sole judgment of CRC, not in the best interests of CRC; or

                  (b) Coleman and/or the Business participate as a prime contractor or as a subcontractor on any procurement in which CRC does not intend to participate either as a prime contractor or as a subcontractor; or

                  (c) Coleman and/or the Business bid on any Small Business Innovative Research contracts, irrespective of whether CRC intends to participate in such a bid as a subcontractor to another eligible bidder.

             Notwithstanding the foregoing, Coleman may, solely as an investment, own securities of any such competing company that is traded on a recognized securities exchange if he does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such competing company (other than Thermo). Without limiting the generality of the first sentence of this
        Section 3, during the period of noncompetition set forth above, Coleman shall not (i) divert or attempt to divert (by solicitation or by any other means) any customers of CRC to any competitor of CRC, or (ii) hire, solicit, interfere with or endeavor to entice away any officer or employee of CRC or in any matter encourage any officer or employee of CRC to leave its employ; except that he may solicit Harriett C. Coleman, Michael Coleman, Benjamin Patz and Cynthia Patz to leave the employ of CRC.

             If this Section 3 or any portion hereof shall be determined by a court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.
PAGE

             Coleman agrees that damages are an inadequate remedy for any breach of this Section 3 and that Thermo shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security in the event it claims any actual or threatened breach hereof.

             Section 4. Notices and Communications. Any notices or other communications hereunder shall be deemed to have been duly delivered if delivered by hand or overnight courier service to the party to whom such notice or other communication is to be delivered at such parties' address set forth below, or sent by certified or registered mail, return receipt requested, postage pre-paid as follows:

             If to Thermo, to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA 02254-9046
                  Attention:  President

                  With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to the CRC, to:

                  Coleman Research Corporation
                  201 South Orange Avenue, Suite 1300
                  Orlando, Florida 32801
                  Attention:  President

                  With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA  02254
                  Attn.:  General Counsel

             If to Coleman, to:

                  Thomas J. Coleman
                  6123 Parawood Drive
                  Orlando, Florida 32819

             With a copy to:

                  Sirote & Permutt, P.C.
                  2222 Arlington Avenue South
                  P.O. Box 55727
PAGE

                  Birmingham, Alabama  35255-5727
                  Attention:  Joseph T. Ritchey, Esquire

        or to such other address, or to the attention of such other individual, as any party hereto may designate in writing to the other parties to this Agreement. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the earlier of (i) the date of delivery if by hand or by overnight courier service, or (ii) five (5) days after having been mailed.

             Section 5. Governing Law. This Agreement shall be governed by the law of the State of Florida applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought under this Agreement in any court, federal or state, within the State of Florida having subject matter jurisdiction over such action. The parties to this Agreement agree that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court located in Orlando, Florida, or, in the absence of jurisdiction, the Superior Court for Orange County, Florida.
        Each party waives any objection which such party may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and hereby agrees that such party cannot contest any judgment rendered thereby based on lack of jurisdiction, improper venue or inadequate service of process. In the event litigation is maintained by a party to this Agreement against any other party, then the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit.

             Section 6. Amendments. This instrument supersedes any and all prior agreements among the parties with regard to the matters set forth herein and may not be altered or amended except by a writing signed by the parties against whom such alteration or amendment is sought.

             Section 7. Waiver. No waiver of any term or provision of this Agreement shall be effective unless made in a writing signed by the party against whom the enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any other breach of such term or provision of this Agreement.
PAGE

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      THERMO ELECTRON CORPORATION


                                      By: _______________________________
                                      Title:



                                      COLEMAN RESEARCH CORPORATION


                                      By: _______________________________
                                      Title:



                                      ___________________________________








                                   APPENDIX II


                                STATE OF FLORIDA

        AMENDED AND RESTATED
        ARTICLES OF INCORPORATION
        OF
        COLEMAN RESEARCH CORPORATION
        (BY VOTE OF SHAREHOLDERS)



             Pursuant to Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned corporation hereby adopts these Amended and Restated Articles of Incorporation.

                                ARTICLE I - NAME

             The name of this corporation is COLEMAN RESEARCH
        CORPORATION.


                              ARTICLE II - DURATION

             This Corporation shall have perpetual existence.


                              ARTICLE III - PURPOSE

             This Corporation is organized for the following purposes:

             1. To operate a business engaged in studies, consultation, planning, engineering and other support efforts of a high technology nature involving defense, space, energy, and similar programs; to operate necessary facilities in support of such activities and to carry on any and all operations related thereto.

             2.   To transact any and all lawful business.


                               ARTICLE IV - POWERS

             This corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.


                            ARTICLE V - CAPITAL STOCK


             (a) The total number of shares which the Corporation shall have authority to issue is 50,000,000 shares of Common of the par
PAGE
        value of $.001 per share, constituting a total authorized capital of $50,000, and consisting of such one class only.


             (b) Except as otherwise provided by law or in the by-laws of the corporation, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Stock of the corporation, and each shareholder shall have one vote per share of Common Stock.


                         ARTICLE VI - PRE-EMPTIVE RIGHTS

             The shareholders of this corporation shall have no preemptive right to acquire unissued or treasury shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.


                    ARTICLE VII - REGISTERED OFFICE AND AGENT

             The street address of the registered office of this corporation is 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, and the name of the registered agent of this corporation at that address is THOMAS JEFFERSON COLEMAN.


                    ARTICLE VIII - INITIAL BOARD OF DIRECTORS

             This article has been deleted and no substitution made.


                            ARTICLE IX - INCORPORATOR

             The name and address of the person signing the initial articles of incorporation was:

                       Thomas Jefferson Coleman
                       6123 Tarawood Drive
                       Orlando, FL 32811


                               ARTICLE X - BY-LAWS

             The power to adopt, alter, amend or repeal by-laws shall be vested in the Board of Directors and the shareholders.
PAGE

                              ARTICLE XI - OFFICERS

             The officers of the corporation shall be a president and such other officers as shall be determined by the Board of Directors.

             The Board of Directors may provide for the election or appointment and prescribe the duties of all officers and agents as the board may deem desirable and proper, and may take such action not inconsistent with the Articles of Incorporation and the by-laws of the corporation and the laws of the State of Florida as such board may deem advisable for the conduct and operation of the business of the corporation.


                             ARTICLE XII - MEETINGS

             Meetings of shareholders and directors, including the time, place, and manner of calling such meetings, shall be fixed by the by-laws of the corporation.


                            ARTICLE XIII - AMENDMENT

             This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.


                         ARTICLE XIV - STOCK RESTRICTION

             This article has been deleted and no substitution made.


                            - - - - - - - - - - - - -


             The Articles of Incorporation, as amended, have been further amended by these Amended and Restated Articles of Incorporation as follows:

             (1) Article VII has been amended to reflect the current address of the registered office and registered agent, which amendment does not require shareholder approval.

             (2) Article VIII setting forth the names and addresses of the initial directors has been deleted in its entirety and no substitution made, which amendment does not require shareholder approval.

             (3) Article XIV restricting stock ownership to employees of the Corporation, the Corporation, a trust qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the
PAGE

        Coleman Family has been deleted in its entirety and no substitution made, which amendment could be deemed to require shareholder approval.

             The amendments to the Articles of Incorporation of the Corporation set forth above were adopted on the _____ day of ________________, 1995, by a vote of the Board of Directors and the Common shareholders of the Corporation, on which date there were _________________________ shares outstanding and entitled to vote thereon; and the number of votes cast for the amendments by the shareholders was sufficient for approval.

             Signed this _____ day of _____________________, 1995.

                                           COLEMAN RESEARCH CORPORATION


                                           By____________________________
                                                James B. Morrison
                                                President


                                           By____________________________
                                                Harriett C. Coleman
                                                Secretary
PAGE

                                  VERIFICATION


             I, the undersigned, as President of Coleman Research Corporation, do hereby verify that the above and foregoing instrument represents an amendment to the Articles of Incorporation of Coleman Research Corporation, a Florida corporation, as set forth in these Amended and Restated Articles of Incorporation, duly approved and adopted by a vote of the directors and the shareholders of the Corporation and that the statements contained therein are true and correct.

             This _____ day of _____________________, 1995.


                                      _______________________________
                                           James B. Morrison,
                                           President


             Sworn to and subscribed before me on this _____ day of ________________, 1995.


                                      ________________________________
                                           Notary Public
                                           My Commission Expires:

                                           -----------------------
PAGE

                                  APPENDIX III


                                A G R E E M E N T


                  THIS AGREEMENT is made on this the _____ day of ________________, 1995, by and among COLEMAN RESEARCH CORPORATION, a Florida corporation, of 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801 (hereinafter referred to as the "Assignor"), and COLEMAN LABORATORIES, LTD., a Florida limited partnership, of 5885 Lakehurst Drive, Orlando, Florida 32819 (hereinafter referred to as the "Assignee"), as follows:


                                   WITNESSETH:

                  WHEREAS, on January 6, 1992, Assignor entered into an agreement, as amended on January 30, 1992, with Mohammad Walid Katoot, doing business as MK Industries, Inc., a Florida corporation (hereinafter "Katoot"), in connection with the development and exploitation of a unique approach for the synthesis of a new class of materials having extraordinary properties such as high index of refraction, a copy of which agreement and amendment is attached hereto as Exhibit "A" and made a part hereof by reference and incorporation (hereinafter referred to as the "1992 Agreement"); and

                  WHEREAS, Assignor desires to assign its rights under the 1992 Agreement and sell the business related thereto to Assignee; and

                  WHEREAS, Assignee desires to accept assignment of the 1992 Agreement and the business related thereto and the obligations in connection therewith;

                  WHEREAS, Assignor also desires to assign its rights under the Coleman Laboratories, Ltd/ Coleman Research Corporation Agreement dated May 26, 1994, a copy of which is attached hereto as Exhibit "B" and made a part hereof by reference and incorporation (herein referred to as the "1994 Agreement"); and

                  WHEREAS, Assignee desires to accept assignment of the 1994 Agreement and the obligations in connection therewith;

                  NOW, THEREFORE, in consideration of Ten Dollars
        ($10.00), the premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Effective on the Closing Date, Assignor hereby transfers and assigns to Assignee the 1992 Agreement, together with all of Assignor's right, title and interest in and to the 1992 Agreement and does hereby grant, bargain, sell and convey
PAGE
        the business of Assignor related to the 1992 Agreement to Assignee.

                  2. Effective on the Closing Date, Assignee hereby accepts this assignment of the 1992 Agreement and the business related to the 1992 Agreement and Assignee fully assumes the obligations of the Assignor as Purchaser under the 1992 Agreement and assumes all obligations of the business related to the 1992 Agreement. Further, Assignee shall indemnify and hold harmless Assignor from all claims, liabilities, damages, costs and expenses, including attorney's fees, which relate to or arise from the 1992 Agreement or the business related to the 1992 Agreement.

                  3. Effective on the Closing Date, Assignor hereby transfers and assigns to Assignee the 1994 Agreement, together with all of Assignor's right, title, and interest in and to the 1994 Agreement.

                  4. Effective on the Closing Date, Assignee hereby accepts this assignment of the 1994 Agreement and fully assumes the obligations of the Assignor under the 1994 Agreement. Further, Assignee shall indemnify and hold harmless Assignor from all claims, liabilities, damages, costs and expenses, including attorney's fees, which relate to or arise from the 1994 Agreement.

                  5. The Assignment of the 1992 Agreement, the sale of the business related to the 1992 Agreement and assignment of the 1994 Agreement is conditioned upon the following:

                       a.   The merger between Assignor and Thermo
                            Electron Corporation, or one of its
                            subsidiaries (hereinafter referred to as the "Merger"); and

                       b.   The approval of the assignment of the
                            1992 Agreement, the sale of the business of Assignor related to the 1992 Agreement, and the assignment of the 1994 Agreement by the shareholders of Assignor, immediately prior to the Merger.

                  6. For purposes of this Agreement, the term "Closing Date" shall mean the date the Merger is effective under the laws of the State of Florida.

                  7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original which together constitute one and the same instrument.

                  8. The terms of this Agreement shall be construed under the laws of the State of Florida.
PAGE

                  9. The parties to this Agreement acknowledge and agree that no promises, representations, statements, inducements, or agreements not herein expressed, have been made.

                  10. Assignor and Assignee agree and acknowledge that this Agreement constitutes the entire Agreement of the parties, superseding any prior understandings or agreements, oral or written, concerning the assignment of the 1992 Agreement, the sale of the business related to the 1992 Agreement and the assignment of the 1993 Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 ASSIGNOR:

                                 COLEMAN RESEARCH CORPORATION,
                                 a Florida corporation

                                 By:  _______________________________
                                      James B. Morrison, President


        WITNESS

        ____________________________


                                 ASSIGNEE:

                                 Coleman Laboratories, Ltd.,
                                 a Florida limited partnership
                                 By: Coleman Laboratories, Inc.,
                                 its general partner


                                 By:  _______________________________
                                      T.J. Coleman, President
PAGE

                                                                EXHIBIT A


                          AMENDMENT TO KATOOT/COLEMAN
        RESEARCH CORPORATION AGREEMENT
        (ORIGINAL AGREEMENT #92-014)



        It is agreed by the parties that payment, in accordance with paragraph 3, "Financing," of the Katoot/Coleman Research
        Corporation Agreement dated 6 January 1992 will be made to OETECH at 1810 Northwest 6th St., Gainesville, Florida 32609.

        All other terms and conditions of original agreement remain unchanged.


        DATED this 30th day of January 1992




        COLEMAN RESEARCH CORPORATION


        /s/ T. J. Coleman
        -----------------------------------
        T. J. Coleman
        Chairman & CEO



        OETECH


        /s/ Mohamad Katoot
        -----------------------------------
        Dr. Mohamad Katoot



        DR. MOHAMAD KATOOT
        /s/  Mohamad Katoot
        -----------------------------------
PAGE

                 KATOOT / COLEMAN RESEARCH CORPORATION AGREEMENT

        This agreement, made on the day last signed. between Dr. Mohammad Walid Katoot (hereinafter, KATOOT), having an address at 50 Oceans Way Dr., Ponce Inlet, FL 32127, and Coleman Research Corporation (hereinafter CRC), having a business address at 5950 Lakehurst Dr., Orlando, FL 32819.

        WHEREAS, KATOOT has a unique approach (hereinafter KA), which he claims provides him with the capability to synthesize and develop, using simulations and experiment, a new class of materials having extraordinary properties such as high index of refraction.

        WHEREAS, CRC is desirous of obtaining rights to this new class of materials when and if developed.

        IN CONSIDERATION of the following, KATOOT and CRC agree as follows:


        1. Development of Materials - KA will be used by KATOOT to research and develop materials, processes, and products, whether now or hereafter patented, hereinafter MATERIALS).

        2. Steering Committee - A steering committee will be formed consisting of Dr. Katoot, Dr. Jerry Weinberg, and Mr. T. J. Coleman. Should Mr. Coleman be unable to serve on this committee for any reason, he will be replaced by another CRC employee acceptable to Dr. Katoot and Dr. Weinberg (or their successors). This committee will provide overall guidance to the application of the KA Including recommendation such as:

                  (1)  policy,
                  (2)  when and what to patent,
                  (3)  when and if KA Is disclosed,
                  (4)  what and when MATERIALS are developed,
                  (5) set license and royalty fees (as defined in paragraph 4.),
                  (6)  negotiate license agreements for COMMERCIAL
                       MATERIALS, and
                  (7) select and manage an organization to receive and distribute license and royalty fees,
                  (8)  set performance criteria.

             This committee will decide on any KA-related issues not covered by this agreement. All decisions on major Issues of this committee are to be unanimous. It no agreement is reached, the disagreement will be settled by arbitration.

        3. Financing - CRC agrees to pay an amount not to exceed $150,000 towards development of MATERIALS. It is understood that additional funds of at least $600,000 will be provided to KATOOT by others. it is understood that any equipment purchased for use
PAGE
        in support of the early phase of this research effort will use CRC-provided funds up to a maximum of $90,000. Equipment purchased with CRC funds will be owned by CRC and may be reclaimed by CRC only if this research effort is terminated or this agreement is breached by KATOOT. KATOOT agrees to maintain and secure equipment. The remaining CRC funds will be provided to KATOOT, to expedite development of MATERIAL(S) acceptable to CRC. Monthly financial and technical progress reports will be submitted to CRC by KATOOT.

        4. License Grants - KATOOT hereby grants to CRC the world-wide exclusive rights (exclusive to all others, Including, but not limited to, KATOOT) to use and sell and sub-license without KATOOT's consent, the use of the following three general classes of GOVERNMENT MATERIALS: 1) laser materials (except x-ray laser applications), 2) electromagnetic energy absorbing materials for stealth applications, and 3) detector/sensor materials. GOVERNMENT MATERIALS are defined as all MATERIALS used for all U.S. and foreign military purposes and also for all other purposes where the ultimate use Is by or for the benefit of the U.S. Department of Defense or U.S. Department of Energy. CRC may manufacture these three classes of GOVERNMENT MATERIALS subject to the prior approval of the steering committee which shall not be unreasonably withheld.

             Also, CRC Is granted world-wide exclusive rights to any other MATERIALS developed by KATOOT with additional CRC funds. CRC will put forth Its best efforts to obtain reasonable and fair license and royalty fees for the use of MATERIALS. CRC guarantees that a minimum of $15,000 per year In earned royalty fees will be paid to the disbursing organization, beginning three years after the effective date of this agreement or the steering committee is satisfied with CRC's marketing efforts, otherwise CRC will lose the rights granted herein. When these fees are specified in CRC's contracts, such that they are readily identifiable, sixty-percent (60%) of any such direct royalty payments received by CRC will be retained by CRC and forty percent (40%) will be paid to the disbursing organization as described in paragraph 2.7) above, except for MATERIALS that were developed with additional CRC funds. Fees from these CRC-financed MATERIALS will be shared on a 30% to disbursing organization and 70% to CRC basis. In all other cases where fees cannot be reasonably Identified (for Instance, where CRC uses MATERIALS in a CRC product and then sells this product) any royalties or license fees to be paid by CRC to the disbursing organization will be negotiated in good faith on a case-by-case basis. It Is generally understood that these negotiated fees to be paid by CRC will be forty percent (40%) (thirty percent when CRC-financed MATERIALS are used) of the 'fair market fees' as best as the steering committee can determine.

             CRC Is also granted the right of first refusal on the use of all other MATERIALS, including COMMERCIAL MATERIALS. COMMERCIAL MATERIALS are defined as all MATERIALS that are not GOVERNMENT
PAGE

        MATERIALS. No licenses are granted for the use of COMMERCIAL MATERIALS at this time.

        5. License and Royalty Fees for COMMERCIAL MATERIALS - The license and royalty fees for COMMERCIAL MATERIALS will be set by the steering committee on a case-by-case basis.

        6. Marketing - Marketing of MATERIALS will begin when mutually agreed on a case-by-case basis. CRC is granted the right to use, in Its marketing, any trademark associated with MATERIALS. It Is understood that only MATERIALS will be marketed and that the KA is not to be marketed.

        7. Disclosure - KATOOT will document the KA in sufficient detail so that KATOOT's GOVERNMENT MATERIALS research work on the three classes of MATERIALS specified in Item 4. can be continued by CRC In the event that KATOOT is Incapacitated for an extended period of time or otherwise not performing according to this agreement. If such an event occurs, CRC agrees to use KA only to develop GOVERNMENT MATERIALS. This document shall be prepared by KATOOT within 30 days of the effective date of this agreement, sealed in a package, and held by a mutually agreed upon third parry, to be opened and released to CRC only if KATOOT cannot perform or is obviously not performing. KATOOT may decide at a later date to disclose KA to CRC, but In any case, the KA is not to be disclosed to any third party by KATOOT or CRC except by recommendation of the steering committee. Manufacturing processes for MATERIALS will be disclosed to third parties only if MATERIALS are patented.

             Employees or other associated persons of either KATOOT or CRC that work on KA related research and development projects shall agree in writing to a nondisclosure agreement prior to commencing such work, and shall be re-informed of their obligations should any such employee be separated from either KATOOT or CRC.

        8. Best Efforts - KATOOT agrees to put forth his best efforts in using KA to research and develop MATERIALS that can be marketed to the benefit of the parties to this agreement. CRC also agrees to put forth its best efforts to bring these MATERIALS to the market.

        9. Warranties and Representations - KATOOT warrants that KA is presently unencumbered by any past employment or other technical development obligations which KATOOT may have been subject to in the past, and that KATOOT Is freely able to enter into this agreement and possesses all right and title to KA at the outset. KATOOT warrants that he is unaware of any patents which will be infringed by KA or expected MATERIALS. KATOOT warrants that KA has not been published, made public, or otherwise made known to any third party. This agreement shall Inure to the benefit of the parties hereto and all rights of ownership in KA and MATERIALS shall vest In the parties as described herein.
PAGE

        10. Successors - This agreement shall be binding and inure to the benefit of the successors, assigns, and legal representatives of the respective parties hereto, except that neither party shall assign any rights nor delegate any duties under this agreement without the prior written consent, not unreasonably withheld, of the other party; provided, however, that this agreement shall be assignable by either party with the assignment, sale, or transfer of the business to which it pertains.

        11. Term and Termination - This agreement shall remain in force for a period of seventeen years or until termination, whichever occurs first. The terms of the agreement may be extended by mutual agreement. The agreement shall be considered automatically terminated in the event either party is In material breach of the agreement and does not cure their breach within thirty days of being notified in writing of the material breach by the other party. A material breach shall include any breach of a warranty or representation made in this agreement. In the event of termination owing to material breach by KATOOT, CRC is under no obligation whatever to expend additional monies and to whatever extent MATERIALS has been developed at the time of termination, ownership rights are as defined herein. In the event of termination for a breach, all unspent monies and equipment shall be immediately returned to CRC by KATOOT.

        12. Merger and Specified Law - This agreement sets forth the entire agreement and understanding between the parties and merges all prior discussions and writings, and none of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations other than as expressly provided herein or as duly set forth on, or subsequent to, the date hereof In writing and signed by a duly authorized representative of the party bound thereby. The laws of the State of Florida shall govern the interpretation of the terms of this agreement.

        13. Miscellaneous - if any provision or provisions of this agreement shall be held to be illegal, invalid, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or Impaired thereby.

             The headings of the several paragraphs are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

             Failure of any parry hereto to enforce any of the provisions of this agreement. or any rights with respect thereto, or failure to exercise any election provided for herein, shall no way be considered a waiver of such provisions, rights, or elections, or in any way effect the validity of this agreement. The failure by any party hereto to enforce any of provisions, rights, or elections shall not prejudice that party from later enforcing or
PAGE
        exercising the same or any other provisions, rights, or elections which it may have under this agreement.

             The owner of any licensed patent shall be responsible for maintaining such patent and for payment of all maintenance fees.

             Nothing contained in this agreement shall be construed as creating a joint venture, partnership, employment relationship, or agency relationship between the parties now shall either party have the right, power, or authority to create any obligation or duty expressed or implied on behalf of the other.

             This agreement will not be binding until it has been signed herein below by or on behalf of each party, witnessed, and delivered, in which event, it shall be effective as of the date last executed. Two originals of this agreement shall be executed, one to be retained by each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

        COLEMAN RESEARCH CORPORATION

        /s/ T. J. Coleman             /s/___________________________
        Signature                          Witness
        T. J. Coleman
        6 January 1992

        DR. MOHAMMAD WALID KATOOT

        /s/ Mohammad W. Katoot        /s/_____________________________
        Signature                          Witness

        1-6-1991
        Date
PAGE

                                                                EXHIBIT B


             COLEMAN LABORATORIES, LTD./COLEMAN RESEARCH CORPORATION
                                    AGREEMENT

        This Agreement, made the 26th day of May, 1994, by and between Coleman Research Corporation (hereinafter "CRC"), a Florida corporation with a principal business address at 5950 Lakehurst Dr., Orlando, FL 32819, and COLEMAN LABORATORIES, LTD. (hereinafter "CL"), a Florida limited partnership having a principal business address at 5885 Lakehurst Drive, Orlando, Florida 32819.

        WHEREAS, Dr. Mohammad W. Katoot (hereinafter "Katoot") has developed certain expertise and unique techniques In the area of synthesizing and developing, through simulations and experiments, various new and original photonic, radar, solar cell, polymer, and protein materials having extraordinary properties, such materials being potentially useful in various government activities and other high technology fields (such material(s) hereinafter referred to as the "Material" or "Materials");

        WHEREAS, CL has obtained certain rights to Materials to be developed by Katoot and/or MK Industries (MKI);

        WHEREAS, CRC is desirous of obtaining exploitation rights to certain Materials from CL when developed by Katoot/MKI;

        WHEREAS, CL is willing to grant CRC certain exclusive exploitation rights to Materials when and If developed by Katoot, UNITEK, and/or MKI, namely, all government applications of photonic (herein defined) and radar Materials, and all government applications of all conductive polymer (herein after defined) Materials (all such rights hereinafter referred to as the "CRC Materials"), provided CRC provides certain funding (as described herein at 3(a)) to promote the development of the Materials. Photonic materials are defined as any materials (except solar cells) that use, modify, generate, detect, or convert photons as part of its application(s). Conductive polymer materials are defined as polymer materials that have a bulk resistivity of less than or equal to one ohm-centimeter.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinbelow, CL and CRC agree as follows:

        1.   Grant of License.

        CL hereby grants to CRC and CRC accepts an exclusive world-wide license to further develop, test, analyze, make, use, sell, and otherwise commercialize or exploit the government applications of all radar, photonic and conductive polymer materials developed by Katoot and/or MKI from 6 January 1992 forward. This grant is exclusive of all third parties, including MKI, and applies to all
PAGE

        Materials specified herein developed by Katoot and/or MKI, regardless of the source of funding for the development of the Materials.

        2.   Right to Sublicense.

        The license granted to CRC in Section 1 hereof includes the right to grant any third party an exclusive or nonexclusive world-wide sublicense(s) to any or all CRC Materials. These sublicense(s) shall include the exclusive rights to further develop, modify, manufacture, and otherwise commercialize the CRC Materials consistent with sound and reasonable business practices and judgment.

        3.   Research Funding and Royalties.

             (a)  Funding.

                  CRC agrees to provide MKI with support for research and development of the Materials of no less than $363,841, not Including rent or capital equipment, for calendar year 1994. The exact amount of such funding will be determined by CRC, in its sole discretion, based on its evaluation of progress made In the development of Materials by MKI. Such contribution can be in the form of cash, labor, equipment, supplies, or other personal property as determined by CRC. CRC will have the sole discretion whether or not to provide further funding past 1994. All funds received by MKI from CRC shall be devoted solely and exclusively to the research and development of the Materials.

             (b) CRC shall pay CL a royalty on all sales or uses of CRC Materials. These royalties (except for the government applications of photonic and radar materials) will, in general, be equal to the royalties that would be paid by an independent third party under similar circumstances. The amount and nature of such royalty shall be mutually agreed upon by the parties through good faith negotiations at the time CRC begins its first use or sales of materials. For the government applications of photonic and radar Materials, CRC will pay thirty percent (30%) of the royalties that would be paid by an independent third party under similar circumstances.

             (c) CRC shall pay all royalties due hereunder on a monthly basis, by the 16th day of the month immediately following the month In which the royalty is received or sales are made which require a payment of royalties under the terms of this agreement.

        4.   Patent Filing and Expenses.

             (a)  General.

        MKI has the responsibility for diligently pursuing the preparation, filing, prosecution (including appeals, interferences, and other ex parte and inter parte proceedings),
PAGE
        of patent applications and patents on the Materials, throughout the world. Decisions to patent or not to patent CRC aerials will be made jointly by MKI, CRC, and CL. Subject to the terms of Sections 4(b) and (c), MKI shall control and be responsible for the preparation and prosecution of all such patent applications and patents, and CRC agrees to assist MKI in connection therewith. Patent costs, fees, and maintenance will be paid by CRC. Should CRC choose not to pursue a patent on any CRC Material and should CL and/or MKI pursue the patent, CRC will pay one-third of the patent costs or lose the rights to the Materials as stated herein.

             (b)  Patent Filings; Cooperation.

        During the exclusive license term of this Agreement, CL and CRC shall cooperate fully in the preparation, filing, prosecution, and maintenance of all patent applications and patents licensed hereunder, Including the execution by CRC and CL and its agents or employees of all necessary papers and Instruments. Each party shall provide to the other parties prompt notice as to all matters which come to its attention which may affect the preparation, filing, prosecution, or maintenance of any such patent application or patents.

             (c)  Patent Filings; Licensee's Option to Proceed.

        In the event that MKI and/or CL does not proceed to file a patent application for any CRC Material in any country, CL shall so inform CRC at least one hundred eighty (180) days prior to the last date on which a patent application may be filed for that CRC Material under the relevant patent application statute or law of that country, and CRC may, at its sole option, proceed to make such filing at its own expense and in its own name, in which case CL agrees to assign any patent right in the CRC Material to CRC. If, pursuant to this Agreement, CL modifies, enhances, or otherwise exploits the Materials such that the modification or enhancement is itself patentable, CRC shall have the right to prosecute patents on such enhancements or modifications in its own name, and CL agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of such applications and patents issued thereunder, including the execution by CL and its employees or agents of all necessary papers and instruments. Any decision not to patent any CRC material will be made jointly by MKI, CRC, and CL.

        5.   Records and Reporting.

             (a)  General Bookkeeping.

                  CRC shall keep, and shall require their affiliates and sublicensees to keep, accurate and correct records of Materials sold and of all sublicenses granted under this Agreement, and all other records appropriate to determine the amount of royalties and other consideration due hereunder. Such records shall be
PAGE
        retained for at least three (3) years following a given reporting period. They shall be available during normal business hours and at times convenient to CL for inspection in confidence at the expense of the Inspecting party by an independent Certified Public Accountant or any similarly qualified Independent person selected by the inspecting party and approved by CRC, which approval shall not be unreasonably withheld. Information disclosed by CRC under this section shall be maintained in confidence by the inspecting party except to the extent required by law or regulation.

             (b)  Reporting.

                  CRC shall submit to CL within thirty (30) days after each calendar quarter a report setting forth for the preceding three (3) month period the sublicenses granted and the amount of Materials sold by the reporting party, Its affiliates, and sublicensees in each country, and the amount of royalty or other consideration due. If no royalties or other consideration are due to the other party for any reporting period, the written report shall so state. All such reports shall be maintained in confidence by the parties, except as required by law or by regulation.

        6.   Infringement.

             (a)  Right to Bring Suits; Adjustments.

                  If at any time a third party shall infringe or appear to infringe a patent on CRC Materials issued to Katoot, MKI or CL in any country, and MKI does not bring suit within ninety (90) days of learning of such infringement or apparent infringement,
        (a) CL may bring suit at CL's expense against such infringer, (b) if CL does not bring suit within ninety (90) days of learning of such infringement or apparent infringement, CRC may bring suit at CRC's expense against such infringer in the name of CRC or in the name of CL or jointly in the name of CRC and CL if CL is a legally indispensable party. The party bringing the suit shall control the prosecution thereof, the other party being entitled to be represented in such suit by counsel of its own selection at its own expense. Any recoveries received shall first be applied to reimburse the litigation costs of the party hereto bringing the suit, and the balance, if any, shall be shared by the parties equally.

             (b)  Suits Required in Owner's Name; Assignment.

                  If, in exercising its rights under Section 6(a) CRC decides to sue, and the laws of the jurisdiction or country in which such suit must be brought require that only the owner of a patent has standing to bring such a suit such that MKI and/or Katoot is a legally Indispensable party, CL agrees to require (under separate agreement) MKI and/or Katoot to assign to CRC all of its right, title, and interest in the patent or patents
PAGE
        concerned, subject to all government or third party rights therein, in which event suit by CRC on such patent or patents shall thereafter be brought or continued solely in its name. All other procedures set forth in Section 6(a) shall apply. At the conclusion of any legal action in which a court or other authority has issued a final order from which no appeal may be taken, CRC shall assign back to MKI, CL, and/or Katoot all of the right, title, and interest in the patents assigned to CRC under this section.

             (c) Defense of Suits and Forced Licenses; Payment of Costs and Royalties.

                  If CRC employees or affiliates are sued for infringement of a third party's patent or for violation by CL, MKI (or any of its employees) or Katoot of any third party's rights under any trade secrets laws or similar laws in CL's, MKI's or Katoot's creation, development, enhancement, or modification of any Materials, or Is forced to take a license under any such patent based on the manufacture, sale, or use hereunder of any Material, the damages, settlement amounts, judgments, expenses and costs of such suit and/or the royalty paid for such license, whichever the case may be, shall be paid for and indemnified jointly and severally by CL. The terms of this Section 6(c) shall survive the termination of this Agreement as to that particular Material.

        7.   Term of Agreement.

             The term of the exclusive licenses granted to CL hereunder shall begin on the date hereof and shall terminate, as to each respective application of each CRC Material, on the last of the following to occur:

             (a) the expiration of any U.S. Patent issued on such Material;

             (b) the expiration of any U.S. Patent issued for specific application of the Material;

             (c) if neither the Material nor the specific application of the Material is patented but either is patentable, the expiration of the period of time that such Material or application would have been patented had a patent application been submitted to the U.S. Patent Office within a reasonable time after MKI learned of facts from which it was reasonable to conclude that the Material or application was patentable; or

             (d) if neither the Material nor the specific application is patentable, seventeen (17) years from the date the specific application of the Material is developed.
PAGE

        8.   Termination of Agreement.

        If either MKI or CL terminate their agreement as described in their agreement dated ________________, then:

             (a) CRC gives up rights to any future inventions, for which CRC shall be paid a reasonable compensation to be negotiated In good faith.

             (b) CRC keeps existing rights to all patented and already developed materials.

             (c) All license and royalty-free arrangements remain Intact with respect to all patented and already developed materials.

        9.   General.

             (a)  No Assignment; Binding upon Successors.

                  Without the prior written approval of the other party, no party may assign or transfer its interest in or obligations under this Agreement to any other Individual or entity' except as defined herein, and any such transfer without approval shall be null and void. This Agreement shall be binding upon the successors, legal representatives, and proper assignees of the parties hereto.

             (b)  Legal Construction.

                  The Interpretation and application of the provisions of the Agreement shall be governed by the laws of the State of Florida In the United States of America; provided that all questions concerning the construction or effect of patent applications and patents shall be decided In accordance with the laws of the country in which the particular patent application or patent conceived has been filed or granted as the case may be.

             (c)  Notices.

                  Written notices required to be given under this Agreement shall be deemed delivered upon receipt of a notice of delivery when sent prepaid by any method which provides for such receipt addressed as follows:

                  If to CL:      Coleman Laboratories
                                 5885 Lakehurst Dr.
                                 Orlando, Fl 32819
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





                  If to CRC:     Coleman Research Corporation
                                 201 S. Orange Ave., Suite 1300
                                 Orlando, FL 32801

        or such other addresses as either party may request in writing.

             (d)  Severability.

                  Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, Illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

             (e)  Arbitration.

                  In the event of any controversy or claims arising out of or relating to any provision of this Agreement or the breach thereof, or because of the parties' inability to mutually agree as contemplated herein, the parties shall attempt to settle such controversy or claim amicably between themselves. Should they fail to agree, the matter in dispute shall be settled in the United States by arbitration in accordance with the rules then obtaining of the American Arbitration Association (the "Association"). The Association is authorized to make arrangements for such arbitration, to be held under its rules in Orlando, Florida, or such other locality in the United States agreed upon by the parties. The award through arbitration shall be final and binding. Any party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

             (f)  Waiver.

                  The failure of either party to enforce any term of this Agreement shall not be deemed to waive its rights to enforce this Agreement in any respect on any other occasion.

             (g)  Use of Names and Marks.

                  No party shall use the trade name(s) of any other party or its employees or any other party's trademarks, service marks or any adaptations thereof In any advertising, promotion, product, or sales materials, Including any offering or financial materials, without the prior written consent of the other party.

             (h)  Sole Agreement.

                  This Agreement constitutes the entire understanding among the parties and none of the parties shall be obligated by any condition or representation other than those expressly stated
PAGE
        herein or as may be subsequently agreed to by the parties hereto in writing. Katoot specifically acknowledges and agrees that this Agreement supersedes and cancels the Katoot/Coleman Research Corporation Agreement, dated January 6,1992.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                      COLEMAN LABORATORIES, LTD.,
                                      By: COLEMAN LABORATORIES, INC.
        ATTEST:

        /s/B. Patz                    By /s/ T.J. Coleman
        Its Vice President                Its President
                                          (General Partner)


                                      COLEMAN RESEARCH CORPORATION
        ATTEST:


        /s/ Richard Levine            By /s/ James B. Morrison
        Its  Corp. Vice President         Its President








                                   APPENDIX IV


                       SECTIONS 607.1301 THROUGH 607.1320
                     OF THE FLORIDA BUSINESS CORPORATION ACT
                         RELATING TO DISSENTERS' RIGHTS


             607.1301 DISSENTER'S RIGHTS; DEFINITIONS. The following definitions apply to ss. 607.1302 and 607.1320:

             (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

             (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

             (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

             607.1302 RIGHT OF SHAREHOLDERS TO DISSENT. (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

             (a) Consummation of a plan of merger to which the corporation is a party:

             1. If the shareholder is entitled to vote on the merger, or

             2. If the corporation is a subsidiary that is merged with its parent under s.607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of
        s. 607.1104;

             (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the
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





        sale will be distributed to the shareholders within 1 year after the date of sale;

             (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

             (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

             (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

             1. Altering or abolishing any preemptive rights attached to any of his shares;

             2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

             3.   Effecting an exchange, cancellation, or
        reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

             4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

             5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

             6. Reducing the stated dividend preference of any of his preferred shares; or

             7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

             (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

             (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.
PAGE

             (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

             (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

             (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

             607.1320     PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.
           (1) (a) If a proposed corporate action creating dissenters' rights under s. 607.1320 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
        607.1320. A shareholder who wishes to assert dissenter's rights shall:

             1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

             2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

             (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

             (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as
PAGE
        the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

             (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

             (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection
        (5), to pay for his shares. After such offer, such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

             (a)  Such demand is withdrawn as provided in this section;

             (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

             (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

             (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.
PAGE

             (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

             (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

             (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

             (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

             (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and
PAGE
        upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after the final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

             (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

             (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

             (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
PAGE

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 20.  Indemnification of Directors and Officers.

             Section 145 of the General Corporation Law of the State of Delaware, as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

             Article Thirteenth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

             Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director of officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses may be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification shall be made by the Registrant (unless ordered by a court) only upon a determination
PAGE
        that the applicable standard of conduct required for indemnification has been met. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive. The Registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

        Item 21.  Exhibits and Financial Statement Schedules.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

        Item 22.  Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect
                        to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
PAGE

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

             The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE

             The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

             The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
PAGE

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of December, 1994.

                                      THERMO ELECTRON CORPORATION


                                      By:  /s/ George N. Hatsopoulos
                                           George N. Hatsopoulos,
                                           President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

             Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Jonathan W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Signature                Title                    Date

        /s/ George N. Hatsopoulos   President, Chief
        George N. Hatsopoulos       Executive Officer,  December 29, 1994
                                    Chairman of the
                                    Board of Directors


        /s/ John N. Hatsopoulos     Executive Vice      December 29, 1994
        John N. Hatsopoulos         President and
                                    Chief Financial Officer
PAGE

        /s/ Paul F. Kelleher        Vice President,     December 29, 1994
        Paul F. Kelleher            Finance (Chief
                                    Accounting Officer)


        /s/ John M. Albertine       Director            December 29, 1994
        John M. Albertine


        /s/ Peter O. Crisp          Director            December 29, 1994
        Peter O. Crisp


        /s/ Elias P. Gyftopoulos    Director            December 29, 1994
        Elias P. Gyftopoulos


        /s/ Frank Jungers           Director            December 29, 1994
        Frank Jungers


        /s/ Robert A. McCabe        Director            December 29, 1994
        Robert A. McCabe


        /s/ Frank E. Morris         Director            December 29, 1994
        Frank E. Morris


        /s/ Donald E. Noble         Director            December 29, 1994
        Donald E. Noble


        /s/ Hutham S. Olayan        Director            December 29, 1994
        Hutham S. Olayan


        /s/ Roger D. Wellington     Director            December 29, 1994
        Roger D. Wellington



PAGE

                                  EXHIBIT INDEX

                                                               Sequential
        Exhibit No.    Description of Exhibit                   Page No.

             2.1       Agreement and Plan of Merger dated
                       as of January __, 1995, among
                       Coleman Research Corporation, Thermo
                       Electron Corporation and CRC
                       Acquisition Corp., including the
                       principal exhibits thereto.  Schedules
                       to the Agreement and Plan of Merger are
                       not filed, but will be provided
                       supplementally to the Commission
                       upon request.                                _____

             4.1       Rights Agreement, dated as of May 4,
                       1988 between Thermo Electron
                       Corporation and The First National
                       Bank of Boston, which includes as
                       Exhibit A the Form of Certificate of
                       Designations, as Exhibit B the Form of
                       Rights Certificate, and as Exhibit C
                       the Summary of Rights to Purchase
                       Preferred Stock (incorporated by
                       reference to Exhibit No. 1 to the
                       Registrant's Registration Statement
                       on Form 8-A, declared effective by
                       the Commission on June 25, 1988,
                       as amended).

             5.1*      Opinion of Seth H. Hoogasian, Esq.

             8.1*      Opinion of Sirote & Permutt, P.C.

             23.1      Consent of Arthur Andersen & Co.             _____

             23.2      Consent of Thomas, Beck & Zurcher, P.A.      _____

             23.3      Consent of Seth H. Hoogasian, Esq.
                       (contained in Exhibit 5.1)

             23.4      Consent of Sirote & Permutt, P.C.
                       (contained in Exhibit 8.1)

             24.1      Power of Attorney (see page II - 4
                       of this Registration Statement)              _____

             99.1      Form of Proxy for Special Meeting
                       of Shareholders                              _____

        __________